                                                                      EXHIBIT 2




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                            STOCK PURCHASE AGREEMENT

                                      among

                                LIVEPERSON, INC.,

                                 HUMANCLICK LTD.

                                       and

                               THE SHAREHOLDERS OF
                                 HUMANCLICK LTD






                          Dated as of October 12, 2000





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

                                TABLE OF CONTENTS

                                                                          PAGE

I. DEFINITIONS...............................................................1
      SECTION 1.01. Certain Defined Terms....................................1

II. SALE AND TRANSFER OF COMMON SHARES; CLOSING; PURCHASE PRICE..............6
      SECTION 2.01. Sale and Transfer of Company Shares......................6
      SECTION 2.02. Closing..................................................6
      SECTION 2.03. Delivery of Company Shares and Payment of Purchase
                    Price....................................................6
      SECTION 2.04. Company Options..........................................7
      SECTION 2.05. Fractional Shares........................................8

III. REPRESENTATIONS AND WARRANTIES AS TO THE COMPANY.......................10
      SECTION 3.01. Organization and Qualification; No Subsidiaries.........10
      SECTION 3.02. Memorandum and Articles of Association..................11
      SECTION 3.03. Capitalization..........................................11
      SECTION 3.04. Authority Relative to this Agreement....................11
      SECTION 3.05. No Conflicts; Required Filings and Consents.............11
      SECTION 3.06. Permits; Compliance with Laws...........................12
      SECTION 3.07. Financial Statements....................................12
      SECTION 3.08. Absence of Certain Changes or Events....................13
      SECTION 3.09. Employee Matters........................................14
      SECTION 3.10. Contracts...............................................16
      SECTION 3.11. Litigation..............................................17
      SECTION 3.12. Environmental Matters...................................17
      SECTION 3.13. Intellectual Property...................................17
      SECTION 3.14. Taxes...................................................20
      SECTION 3.15. Insurance...............................................21
      SECTION 3.16. Properties..............................................21
      SECTION 3.17. Affiliates..............................................22
      SECTION 3.18. Brokers.................................................22
      SECTION 3.19. Certain Business Practices..............................22
      SECTION 3.20. Business Activity Restriction...........................22
      SECTION 3.21. Grants, Incentives and Subsidies........................23
      SECTION 3.22. Registered Users........................................23
      SECTION 3.23. Representations Complete................................23

IV. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS......................23
      SECTION 4.01. Authorization of Agreements, Etc........................23
      SECTION 4.02. Validity................................................24
      SECTION 4.03. Title to Shares.........................................24
      SECTION 4.04. Investment Representations..............................24
      SECTION 4.05. Brokers.................................................26
      SECTION 4.06. Tax Withholding.........................................26

V. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..........................26
      SECTION 5.01. Organization and Qualification; Subsidiaries............26
      SECTION 5.02. Capitalization..........................................26
      SECTION 5.03. Authority Relative to this Agreement....................27
      SECTION 5.04. No Conflict; Required Filings and Consents..............27
      SECTION 5.05. SEC Filings; Financial Statements.......................28
      SECTION 5.06. Absence of Certain Changes or Events....................28
      SECTION 5.07. Brokers.................................................29
      SECTION 5.08. Representations Complete................................29

VI. COVENANTS...............................................................29
      SECTION 6.01. Conduct of Business by the Company Pending the
                    Closing.................................................29
      SECTION 6.02. Notices of Certain Events...............................31
      SECTION 6.03. Access to Information; Confidentiality..................31
      SECTION 6.04. No Solicitation of Transactions.........................32
      SECTION 6.05. Further Action; Consents; Filings.......................32
      SECTION 6.06. Certain Tax Matters.....................................33
      SECTION 6.07. Public Announcements....................................34
      SECTION 6.08. Lock-up Agreement of Shareholders.......................35
      SECTION 6.09. Cash on Hand;  Indebtedness and Liabilities.............35
      SECTION 6.10. Legend..................................................35

VII. CONDITIONS PRECEDENT...................................................35
      SECTION 7.01. Conditions Precedent to the Obligations of Each
                    Party...................................................35
      SECTION 7.02. Conditions Precedent to the Obligation of the
                    Purchaser...............................................36
      SECTION 7.03. Conditions Precedent to the Obligations of the
                    Company and the Shareholders............................38

VIII. INDEMNIFICATION.......................................................38
      SECTION 8.01. Survival of Representations and Warranties..............38
      SECTION 8.02. Tax Indemnity...........................................39
      SECTION 8.03. General Indemnity.......................................39
      SECTION 8.04. Conditions of Indemnification...........................40
      SECTION 8.05. Threshold for Damages...................................41
      SECTION 8.06. Escrow Fund; Exclusive Remedy...........................41
      SECTION 8.07. Escrow Period...........................................42
      SECTION 8.08. Claims upon Escrow......................................42
      SECTION 8.09. Objections to Claims....................................42
      SECTION 8.10. Resolution of Conflicts; Arbitration....................43

IX. TERMINATION AND ABANDONMENT.............................................43
      SECTION 9.01. Termination.............................................43
      SECTION 9.02. Procedure and Effect of Termination.....................44

X. MISCELLANEOUS............................................................45
      SECTION 10.01. Expenses, Etc..........................................45
      SECTION 10.02. Notices................................................45

      SECTION 10.03. Waivers................................................46
      SECTION 10.04. Waiver of Rights of First Refusal......................46
      SECTION 10.05. Amendments, Supplements, Etc...........................46
      SECTION 10.06. Governing Law..........................................46
      SECTION 10.07. Waiver of Jury Trial...................................47
      SECTION 10.08. Headings; Interpretation...............................47
      SECTION 10.09. Counterparts...........................................47
      SECTION 10.10. Entire Agreement.......................................47
      SECTION 10.11. Binding Effect; Benefits...............................47
      SECTION 10.12. Assignability..........................................47


Schedule          Description
--------          -----------

   I     Shareholders

   II    Existing Convertible Securities

Exhibit           Description
-------           -----------

   A     Form of Escrow Agreement

   B-1   Form of Executive Employment Agreement - Eitan Ron

   B-2   Form of Executive Employment Agreement - Tal Goldberg

   C-1 Form of Opinion of Zellermayer, Pelossof, Adv., Israeli Counsel to the Company

   C-2   Form of Opinion of Parker Chapin LLP, U.S. Counsel to the Company

   D     [Intentionally Omitted]

   E     Form of Repurchase Option Agreement

   F     [Intentionally Omitted]

   G Form of Opinion of Brobeck, Phleger & Harrison LLP, U.S. Counsel to the Purchaser

   H     Capitalization/Vesting Schedule

   I     Form of Employee Proprietary Information and Intellectual Property
         Agreement

   J     Form of Independent Contractor/Consultant Services Agreement

                            STOCK PURCHASE AGREEMENT

            STOCK PURCHASE AGREEMENT, dated as of October 12, 2000, among LIVEPERSON, INC., a Delaware corporation (the "PURCHASER"), HUMANCLICK LTD., a private company organized under the laws of the State of Israel (the "COMPANY"), and the shareholders of the Company named in SCHEDULE I hereto (hereinafter sometimes referred to individually as a "SHAREHOLDER" and collectively as the "SHAREHOLDERS").

            WHEREAS, the Shareholders own all of the issued and outstanding shares of capital stock of the Company, consisting of 1,906,512 Ordinary Shares ("COMPANY SHARES"), NIS 0.01 par value ("COMPANY CAPITAL STOCK"), of the Company; and

            WHEREAS, the Shareholders desire to sell and the Purchaser desires to purchase the Company Shares, all on the terms and subject to the conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

                                       I.

                                   DEFINITIONS

            SECTION 1.01. CERTAIN DEFINED TERMS. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

            "ACTION" shall mean any legal, administrative, governmental or regulatory proceeding or other action, suit, proceeding, claim, arbitration, mediation, alternative dispute resolution procedure, inquiry or investigation by or before any arbitrator, mediator, court or other Governmental Authority.

            "AFFILIATE" shall mean, with respect to any Person, any other Person that controls, is controlled by or is under common control with the first Person.

            "BUSINESS DAY" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by Law or executive order to close in New York or the State of Israel ("ISRAEL").

            "CAUSE" shall mean (i) the employee's willful and material breach of the terms of his or her employment; (ii) the employee's commission of any felony or any crime involving moral turpitude; (iii) gross negligence or willful misconduct by the employee in connection with his or her duties; or (iv) the employee's willful refusal to perform his or her duties.

            "CLOSING PRICE" shall mean the average closing price on the Nasdaq National Market of a share of Purchaser Common Stock as reported in the WALL STREET JOURNAL or, if not available, such other authoritative publication as may be reasonably selected by the Purchaser, for the ten consecutive trading days ending on and including the last trading date immediately preceding the date hereof.

            "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by the Company to the Purchaser prior to the execution of this Agreement and forming a part hereof.

            "COMPANY INTELLECTUAL PROPERTY" shall mean all patents (including, without limitation, all U.S. and foreign patents, patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof), design rights, trademarks, trade names and service marks (whether or not registered), trade dress, Internet domain names, copyrights (whether or not registered) and any renewal rights therefor, SUI GENERIS database rights, statistical models, technology, inventions, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, databases, technical documentation of such software programs ("TECHNICAL DOCUMENTATION"), registrations and applications for any of the foregoing and all other proprietary information or materials that were material to the Company's business or are currently used in the Company's business in any product, technology or process (i) currently being or formerly manufactured, published or marketed by the Company or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by the Company.

            "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of the Company that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of the Company; provided that continuing losses by the Company in the ordinary course of business consistent with past practice will not be deemed to be a Company Material Adverse Effect.

            "COMPANY OPTION" shall mean options to purchase Company Capital Stock granted and those obligations to grant such option to employees, consultants or directors set forth on Schedule II under or subject to the terms of the Company Option Plan or pursuant to other specific agreements approved by the Board of Directors of the Company and set forth on Schedule II, all of which shall be subject to the terms of the Company Option Plan on or prior to the Closing Date (in each case, whether or not vested).

            "COMPANY OPTION PLAN" means the Company's 2000 Stock Option Plan adopted by the Company's Board of Directors on April 11, 2000 as in effect as of the date hereof.

            "COMPETING TRANSACTION" shall mean any of the following involving the Company (other than the transactions contemplated by this Agreement):

                  (i) any merger, consolidation, share exchange, business combination or other similar transaction;

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of the Company in a single transaction or series of transactions;

                  (iii) any Person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed that beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting securities of the Company; or

                  (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

            "CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement dated June 6, 2000, between the Purchaser and the Company.

            "CONTRACTS" shall mean, with respect to any Person, all agreements, undertakings, contracts, obligations, arrangements, promises, understandings and commitments (whether written or oral and whether express or implied) (i) to which such Person is a party, (ii) under which such Person has any rights, (iii) under which such Person has any Liability or (iv) by which such Person, or any of the assets or properties owned or used by such Person, is bound.

            "$" shall mean United States Dollars.

            "ENVIRONMENTAL LAW" shall mean any Israeli Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

            "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

            "EXPENSES" shall mean, with respect to any party hereto, all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the transactions contemplated by this Agreement, and all other matters related to the transactions contemplated hereby.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

            "GOVERNMENTAL ENTITY" shall mean any United States Federal, state or local or any foreign (including, without limitation, Israeli) governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

            "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

            "HAZARDOUS MATERIAL" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

            "INDEBTEDNESS" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of payments not yet made for services already provided or property already owned by the Person (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (g) all guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such Person (other than as listed on Schedule 3.10), (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, the Indebtedness of any Person shall not include any obligations of such Person with respect to penalties arising from unplanned terminations of agreements.

            "INVESTORS" shall mean those Shareholders marked as investors in
Schedule I hereto.

            "ISRAELI GAAP" shall mean generally accepted accounting principles in Israel as in effect from time to time.

            "LAW" shall mean any United States Federal, state or local or foreign statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law.

            "LIABILITY" shall mean any and all claims, debts, liabilities, obligations and commitments of whatever nature, whether asserted or reasonably expected to be asserted, fixed, absolute or contingent, matured or unmatured, accrued or unaccrued, liquidated or unliquidated or due or to become due, and whenever or however arising (including those arising out of any Contract or tort, whether based on negligence, strict liability or otherwise) regardless of whether the same would be required by Israeli GAAP to be reflected as a liability in financial statements or disclosed in the notes thereto.

            "LIENS" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "NIS" shall mean the New Israeli Shekel, the lawful currency of the State of Israel.

            "PERSON" shall mean an individual, corporation, partnership, private company, limited partnership, limited liability company, limited liability partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

            "PURCHASER COMMON STOCK" shall have the meaning attributed to such term in Section 2.03(b).

            "PURCHASER MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Purchaser and the Purchaser Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of the Purchaser and the Purchaser Subsidiaries, taken as a whole; provided that neither (i) continuing losses by the Purchaser and the Purchaser Subsidiaries, taken as a whole, in the ordinary course of business consistent with past practice nor (ii) a decrease in the Purchaser's stock price will be deemed to be a Purchaser Material Adverse Effect.

            "PURCHASER SHARES" shall have the meaning attributed to such term in Section 2.03(b).

            "PURCHASER OPTIONS" shall mean options to purchase shares of Purchaser Common Stock under the Company Option Plan after giving effect to
Section 2.03.

            "SEC" shall mean the United States Securities and Exchange
Commission.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

            "SUBSIDIARY" shall mean, with respect to any Person, any corporation, private company, partnership, limited partnership, limited liability company, limited liability partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary of such Person) owns, directly or indirectly, a majority of the stock or other equity interests.

            "TAX" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person.

            "TAX RETURN" shall mean any return, statement or form (including, without limitation, any estimated tax reports or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.

                                       II.

                       SALE AND TRANSFER OF COMMON SHARES;
                             CLOSING; PURCHASE PRICE

            SECTION 2.01. SALE AND TRANSFER OF COMPANY SHARES. Upon to the terms and subject to the conditions set forth herein, each Shareholder shall sell to the Purchaser, and the Purchaser shall purchase from such Shareholder, on the Closing Date (as hereinafter defined), the number of Company Shares set forth opposite the name of such Shareholder in SCHEDULE I hereto under the heading "Company Shares."

            SECTION 2.02. CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place on October 12, 2000 at 4:30 P.M. at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, New York, New York 10019 or at such other place as the Purchasers and the Shareholders may mutually agree (the date and time of the Closing is herein called the "CLOSING DATE").

            SECTION 2.03. DELIVERY OF COMPANY SHARES AND PAYMENT OF PURCHASE PRICE. (a) At the Closing, each Shareholder shall deliver to the Purchaser, free and clear of any Liens, a certificate or certificates in definitive form, registered in the name of such Shareholder, evidencing the Company Shares being sold by such Shareholder hereunder, accompanied by stock transfer deeds duly signed.

            (b) Subject to the terms and conditions set forth herein, in consideration for the sale, assignment, conveyance, transfer and delivery of the Company Shares being sold, conveyed, transferred, assigned and delivered hereunder, as soon as reasonably practicable after the Closing Date, Purchaser will deliver, subject to Section 2.05, to each Shareholder stock certificates duly registered in the name of such Shareholder representing that number of shares ("PURCHASER SHARES") of common stock, $0.001 par value per share, of the Purchaser ("PURCHASER COMMON STOCK") equal to the product of (i) the number of Company Shares owned by such Shareholder immediately prior to the Closing, multiplied by (ii) a fraction, (x) the numerator of which shall equal 4,500,000 shares and (y) the denominator of which shall be the Fully Diluted Share Number (the resultant quotient being referred to herein as the "Per Share Closing Payment).

A portion of the total number of Purchaser Shares equal to twenty-five percent (25%) of each Shareholder's Purchaser Shares (the "ESCROW FUND"), as set forth in Schedule I under the heading "Shares in Escrow", shall be deposited in an escrow account pursuant to the Escrow Agreement. The Purchaser shall deliver a certificate or certificates to each Shareholder (and with respect to the Escrow Shares, the Escrow Agent named in the Escrow Agreement), registered in the name of such Shareholder, representing the number of Purchaser Shares set forth opposite the name of such Shareholder in SCHEDULE I hereto under the heading "Purchaser Shares".

            (c) As used herein, "FULLY DILUTED SHARE NUMBER" shall mean all of the issued and outstanding Company Shares at the Closing Date, plus the number of shares of Company Shares issuable upon exercise, exchange or conversion of all options, warrants, convertible securities or other rights or obligations of the Company outstanding at the Closing Date that may, at any time, require the Company to issue shares of its capital stock.

            SECTION 2.04. COMPANY OPTIONS. Subject to the terms and conditions set forth herein, each Company Option outstanding on the Closing Date will automatically, without any further action on the part of the holder of such Company Option (an "OPTION HOLDER"), be converted into and be deemed to be, without the need for amendment or modification to any Contract under which such Company Option has been granted, a Purchaser Option (each such converted Purchaser Option, a "Converted Option"). The number of shares of Purchaser Common Stock subject to the Purchaser Options will equal the number of Company Shares subject to such Company Option being converted immediately prior to the Closing, multiplied by the Per Share Closing Payment, rounded to the nearest whole share, without any payment for fractional shares, if any, other than as provided in Section 2.05. The per share exercise price of each such Company Option will equal the per Common Share exercise price of such Company Option being converted immediately prior to the Closing, multiplied by the reciprocal of the Per Share Closing Payment, rounded up to the nearest whole cent. Each such Purchaser Option will have substantially the same terms and conditions as the corresponding Company Option being converted. Notwithstanding the current terms of the Company Options, in the event that the engagement of any Option Holder with the Company is terminated by the Company without Cause (i) prior to the date that is the six month anniversary of the Closing Date, all such Option Holder's Converted Options shall be deemed to have vested immediately prior to such termination, (ii) after the date that is the six moth anniversary of the Closing Date but prior to the twelve month anniversary of the Closing Date, the Converted Options held by such Option Holder that are scheduled to vest on the next applicable vesting date shall be deemed to have vested immediately prior to such termination.

            SECTION 2.05. FRACTIONAL SHARES. With respect to any payment by Purchaser to be made by delivery of Purchaser Shares pursuant to Section 2.03, no fractional shares of Purchaser Shares will be issued and any holder of Company Shares entitled pursuant to this Agreement to receive a fraction of a share of Purchaser Shares but for this Section 2.05 will be entitled only to receive the number of shares of Purchaser Shares to be issued to each such Shareholder rounded to the nearest whole share. With respect to any delivery of Purchaser Shares to Option Holders upon the exercise of Purchaser Options, no fractional shares of Purchaser Shares will be issued and any Option Holder entitled to receive a fraction of a share of Purchaser Shares but for this
Section 2.05 will be entitled only to receive the number of shares of Purchaser Shares to be issued upon such exercise rounded to the nearest whole share.

            SECTION 2.06. (a) PIGGY-BACK REGISTRATION. If, after the Closing Date Purchaser proposes to register any Purchaser Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except pursuant to a registration statement on Form S-4 or S-8 (or any substitute form adopted by the SEC) or any other form that does not permit the inclusion of shares by its security holders), Purchaser will give written notice to the Investors of its intention to do so and, upon the written request of any such Investor given within ten
(10) days after receipt of any such notice (which request shall specify the number of Purchaser Shares intended to be sold or disposed of by such Investor up to the maximum number of shares set forth opposite the name of such Investor on SCHEDULE I hereto under the heading "Registrable Shares"), Purchaser will use its commercially reasonable efforts to cause up to 250,000 Purchaser Shares that such Investors shall have requested the registration of to be included in such notification or the registration statement proposed to be filed by Purchaser; provided, however, that nothing herein shall prevent Purchaser from, at any time, abandoning, delaying or suspending the effectiveness of any such registration; and provided further, however, that nothing contained herein shall require Purchaser to take any action which would violate the provisions of any existing agreements relating to registration rights. If any such registration shall be underwritten in whole or in part, Purchaser may require the Purchaser Shares requested for inclusion pursuant to this Section 2.06 to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. The number of Purchaser Shares to be included in such an underwriting may be reduced (pro rata among the requesting holders (other than Purchaser and any other persons demanding registration pursuant to currently existing rights who are entitled to be protected against any such reduction) based upon the number of shares so requested to be registered; provided that, solely for the purposes of calculating the pro rata reduction, the number of shares requested to be registered by the Investors shall be deemed to be 4,000,000) if and to the extent that (1) the total number of shares requested to be registered in such registration exceeds 250,000 or (2) the managing underwriter shall be of the good faith opinion that such inclusion would adversely affect the marketing of the securities to be sold by Purchaser. All expenses of such offering, except the brokers' commissions or underwriting discounts payable by the Investors, shall be borne by Purchaser.

            (b) INDEMNIFICATION. (i) In connection with any such registration effected pursuant to Section 2.06(a) hereof, to the extent permitted by law, Purchaser will, and hereby does, indemnify and hold harmless, each Investor (such term to include each director and officer of such Investor and each other person, if any, who controls such Investor within the meaning of the Securities Act or the Exchange Act solely for purposes of this Section 2.06(b)(i)) against any losses, claims, damages or liabilities to which such Investor may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities are registered under the Securities Act, and preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and Purchaser will reimburse each of the Investors for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that Purchaser shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Purchaser through an instrument duly executed by or on behalf of the Investors specifically stating that it is for use in the preparation thereof; and provided further, however, that Purchaser shall not be liable to any of the Investors, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Shareholder's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Purchaser Shares to such person if such statement or omission was corrected in such final prospectus and copies of such final prospectus were delivered to the Investors prior to the written confirmation of the sale of Purchaser Shares to such person asserting an untrue statement or alleged untrue statement or omission or alleged omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investors and shall survive the transfer of such securities by the Investors.

            (ii) Purchaser may require, as a condition to including any Purchaser Shares in any registration statement filed pursuant to this
      Section 2.06, that Purchaser shall have received an undertaking satisfactory to it from the Investors holding such Purchaser Shares, to indemnify and hold harmless (in the same manner and to the same extent as set forth in this Section 2.06) Purchaser, each director of Purchaser, each officer of Purchaser and each other person, if any, who controls Purchaser within the meaning of the Securities Act or the Exchange Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Purchaser through an instrument duly executed by the Investors specifically stating that it was for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the amount of any claim by Purchaser against any Investor for indemnification under this Section 2.06(b)(ii) shall be limited to the net proceeds received by such Investor from the sale of the Purchaser Shares included in such registration. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Purchaser or any such director, officer or controlling person and shall survive the transfer of such securities by the Investors.

            (c) CONTRIBUTION. If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (ii) if the allocation provided by subdivision (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations, then in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other equitable considerations. Notwithstanding the foregoing, neither party shall be required to contribute any amount in excess of the amount the indemnifying party would have been required to pay to an indemnified party if the indemnity under this Section 2.06 was available. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                      III.

                      REPRESENTATIONS AND WARRANTIES AS TO
                                   THE COMPANY

            The Company represents and warrants to the Purchaser, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article III, that:

            SECTION 3.01. ORGANIZATION AND QUALIFICATION; NO SUBSIDIARIES. (a) The Company has been duly organized and is validly existing under the Laws of the jurisdiction of its incorporation and there are no proceedings to strike the Company from the Registrar of Companies and the Company has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted (the "BUSINESS"). The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

            (b) The Company does not own an equity interest in any corporation, partnership or joint venture arrangement or other business entity.

            SECTION 3.02. MEMORANDUM AND ARTICLES OF ASSOCIATION. True, complete and correct copies of the Company's memorandum of association or other organizational documents (the "CHARTER") and its articles of association (the "BYLAWS"), each as amended, are included in Section 3.02 of the Company Disclosure Schedule. Such Charter and Bylaws are in full force and effect. The Company is not in violation of any of the provisions of its Charter or Bylaws.

            SECTION 3.03. CAPITALIZATION. The authorized capital stock of the Company consists of 3,800,000 shares of Company Capital Stock. As of the date hereof, 1,906,512 shares of Company Capital Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable. Except for the Company Capital Stock, there are no shares of capital stock or other equity securities of the Company outstanding. Except as set forth on
Schedule 3.03, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Capital Stock. There are no material outstanding contractual obligations of the Company to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

            SECTION 3.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all necessary corporate power and authority to execute and deliver this Agreement and all other instruments, certificates and agreements delivered or required to be delivered by the Shareholders, the Company, the Purchaser or any of their representatives pursuant to this Agreement (the "TRANSACTION Documents") to which the Company is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or such Transaction Documents or to consummate the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents to which it is a party have been duly and validly executed and delivered by the Company. Assuming the due authorization, execution and delivery by the other parties hereto and thereto, each of this Agreement and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other Laws affecting the enforcement of creditors' rights generally or by general equitable principles.

            SECTION 3.05. NO CONFLICTS; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement and the other Transaction Documents to which it is a party by the Company do not, and the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with or violate any provision of the Charter or Bylaws of the Company, (ii) conflict with or violate any Law applicable to the Company or by which any property or asset of the Company is bound or affected or (iii) except as disclosed on
Section 3.05(a) of the Company

Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of the Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

            (b) Other than the filing of a Share Transfer Report with the Companies Registrar of the State of Israel following the Closing, no filing or registration with, or notification to, and no permit, authorization, consent or approval of, any Government Entity (including, but not limited to, the consent of the Office of the Chief Scientist of the Israeli Ministry of Industry and Trade) is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement except such filings, registrations, notices, permits, authorizations, consents and approvals that if not obtained, made or given would not, individually or in the aggregate, have a Company Material Adverse Effect or impair the Company's ability to consummate the transactions contemplated hereby.

            (c) Except as set forth in Section 3.05(c) of the Company Disclosure Schedule, no consent of any third party is required by reason of the transactions contemplated by this Agreement.

            SECTION 3.06. PERMITS; COMPLIANCE WITH LAWS. Except as set forth in
Section 3.06 of the Company Disclosure Schedule, the Company is in possession of all material franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for the Company to own, lease and operate its properties or to offer or perform its services or to develop, produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted (collectively, the "COMPANY Permits"), and, as of the date of this Agreement, none of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the knowledge of the Company and each of the Shareholders, threatened. The Company is not in conflict with, or in default or violation of, (i) any material Law applicable to the Company or by which any property or asset of the Company is bound or affected or (ii) any Company Permits. Section 3.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of the Company and each of the Shareholders, threatened against the Company or the Business that could reasonably be expected to result in the suspension or cancellation of any other Company Permit. The Company has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws. The transactions contemplated hereby will not result in the suspension or cancellation of any Company Permit.

            SECTION 3.07. FINANCIAL STATEMENTS. (a) Section 3.07 of the Company Disclosure Schedule includes copies of (i) the audited balance sheet of the Company at December 31, 1999, together with the related statement of operations, shareholders' equity and cash flows for the year ended December 31, 1999 and the notes thereto and (ii) the unaudited interim balance sheet of the Company at June 30, 2000, together with the related statement of operations, shareholders' equity and cash flows for the six months ended June 30, 2000 and the notes thereto along with a review report, reasonably satisfactory in form and substance to the Purchaser, from the Company's independent public accountants (the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements: (i) were prepared in accordance with Israeli GAAP applied on a consistent basis throughout the periods covered thereby; (ii) present fairly the financial position, results of operations and cash flows of the Company as of such dates and for the periods then ended (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments); and (iii) are correct and complete in all material respects, and can be reconciled with the books of account and records of the Company. The Company maintains and will continue to maintain until the Closing an adequate system of internal controls established and administered in accordance with Israeli GAAP.

            (b) Except as and to the extent set forth or reserved against on the balance sheets of the Company as reported in the Company Financial Statements, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with Israeli GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 2000.

            SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 3.08 of the Company Disclosure Schedule or as stated on the unaudited interim balance sheet of the company at June 30, 2000, since December 31, 1999, the Company has conducted its business only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, (ii) any event that could reasonably be expected to prevent or materially delay the performance of the Company's obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby by the Company, (iii) any change by the Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Capital Stock or any redemption, purchase or other acquisition of any of the Company's securities, (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of the Company,
(vi) any issuance or sale of any stock, notes, bonds or other securities, or entering into any agreement with respect thereto, (vii) any amendment to the Company's Charter or Bylaws, (viii) other than in the ordinary course of business consistent with past practice, any (x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for Taxes not yet delinquent and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Company Material Adverse Effect, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of the Company, (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practice, or (xii) any current negotiation (or, with respect to clauses (ii), (iii), (iv) or (vii) any negotiation, whether past or current) or any agreement by the Company to do any of the things described in the preceding clauses (i) through (xi).

            SECTION 3.09. EMPLOYEE MATTERS. (a) The Company is not party to any Contract regarding collective bargaining or other Contract with any labor or trade union or collective bargaining group representing any employee of the Company, nor does any labor or trade union or collective bargaining agent represent any employee of the Company. No Contract regarding collective bargaining has been requested by, or is under discussion between management of the Company (or any management group or association of which the Company is a member or otherwise a participant) and any group of employees of the Company, nor are there any representation proceedings or petitions seeking a representation proceeding presently pending against the Company, nor, to the knowledge of the Company and the Shareholders, are there any other current activities to organize any employees of the Company into a collective bargaining unit. The Company is not subject to, nor do any of its employees benefit from, any collective bargaining agreement by way of any applicable employment laws and regulations and extension orders ("TZAVEI HARCHAVA"), other than tzavei harchava applying generally to all employers in Israel or to all employees in the Company's field of business. Except as set forth in Section 3.09(a) of the Company Disclosure Schedule, the Company has no custom with respect to termination of employment. There are no unfair labor practice charges or complaints pending or, to the knowledge of the Company and the Shareholders, threatened against the Company.

            (b) Schedule 3.09(b) sets forth a true, accurate and complete list of the Company's directors, officers, employees, consultants and independent contractors, and includes a listing of each of such director's, officer's and employee's compensation terms (including, but not limited to date of commencement of employment, salary, bonuses, stock options and warrants (if any), fringe benefits and accrued vacation). All the employees of the Company reside and work in Israel. The Company is not delinquent in any material payment to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by any such employees. Except as indicated in Schedule 3.09(b), upon termination of the employment of any employees, neither the Company nor the Purchaser will by reason of the transaction contemplated pursuant to this Agreement or anything done prior to the Closing Date be liable to any of such directors, officer or employees for severance pay or any other payments beyond any amounts reserved for on the Company Financial Statements.

            (c) The Company has previously delivered to Purchaser true and complete copies of all employment, consulting, termination and severance Contracts (whether written or oral) with or for the benefit of, or otherwise relating to, any directors, officers, employees, consultants or independent contractors of the Company. Except as set forth on Schedule 3.09(c), none of the execution, delivery or performance of any Transaction Document or the consummation of the transactions contemplated hereby or thereby will result in any obligation to pay any directors, officers, employees, consultants, independent contractors, former directors, officers, employees, consultants or independent contractors of the Company severance pay or termination, retention or other benefits.

            (d) Except as set forth on Schedule 3.09(d), no employee has given notice to, or received notice from, the Company or any of its Representatives that any such employee's employment or service may be terminated or advised the Company of an intention to give such notice to, or is expected to receive notice from, the Company or any of its Representatives that any such employee's employment or service may be terminated.

            (e) Each compensation and benefit plan required to be maintained or contributed to by the law or applicable custom or rule of the relevant jurisdiction outside of the United States (the "PLANS") is listed in Schedule 3.09(f) of the Company Disclosure Schedule. As regards each such plan, unless disclosed in such Schedule 3.09(f), (i) each of the Plans is in material compliance with the provisions of the laws of each jurisdiction in which each such Plan is maintained, to the extent those laws are applicable to the Plans;
(ii) all material contributions to, and material payments from, the Plans which may have been required to be made in accordance with the terms of any such Plan, and, when applicable, the law of the jurisdiction in which such Plan is maintained, have been timely made or shall be made by the Closing Date, and all such contributions to the Plans, and all payments under the Plans, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability on the balance sheets, included in the Company Financial Statements, or disclosed to Purchaser in Schedule 3.09(f) of the Company Disclosure Schedule; (iii) the Company has materially complied with all applicable reporting and notice requirements, and all of the Plans have obtained from the governmental body having jurisdiction with respect to such plans any required determinations, if any, that such Plans are in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to the Plan; (iv) each of the Plans has been administered in all material respects at all times in accordance with its terms and applicable law and regulations; (v) to the knowledge of the Company or the Shareholders, there are no pending investigations by any governmental body involving the Plans, and no pending claims (except for claims for benefits payable in the normal operation of the Plans), and (vi) the consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any liability with respect to any Plan other than the triggering of payment to participants.

            (f) The Company has delivered or made available to Purchaser current, accurate and complete copies of (i) each Plan that has been reduced to writing and all amendments thereto and (ii) all trust agreements, insurance contracts, investment management agreements, investment advisory agreements, administrative services agreements or similar agreements maintained in connection with any Plan.

            (g) No person previously employed by the Company has now or may have a right to return to work or a right to be reinstated or re-engaged by any applicable Law. The Company has at all relevant times complied in all material respects with all its obligations under Law with respect to any aspect of the employment of their employees, including with respect to the health and safety at work of their employees, and there are no claims pending or, to the knowledge of the Company, capable of arising or threatened by any party in respect of any accident or injury which are not fully covered by insurance of the Company in respect of any accident or injury.

            (h) To the knowledge of the Company and each of the Shareholders, no employees of the Company are in violation of any term of any employment contract, non-disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others. No employees of the Company have given notice to the Company, nor is the Company or any Shareholder otherwise aware, that any such employee intends to terminate his or her employment with the Company.

            SECTION 3.10. CONTRACTS. Except for the Contracts described in
Section 3.10 of the Company Disclosure Schedule (collectively, the "MATERIAL CONTRACTS"), the Company is not a party to or bound by any material Contract, including without limitation:

            (a) any sales, advertising or agency contract in excess of $10,000 over the life of the contract;

            (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $10,000 over the life of the contract;

            (c) any contract that expires or may be renewed at the option of any Person other than the Company so as to expire more than one year after the date of this Agreement;

            (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

            (e) any contract for capital expenditures in excess of $10,000 in the aggregate;

            (f) any contract limiting the freedom of the Company to engage in any line of business or to compete with any other corporation, partnership, limited liability company, trust, individual or other entity, or any confidentiality, secrecy or non-disclosure contract;

            (g) any contract pursuant to which the Company is a lessor or lessee of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property, pursuant to which payments in excess of $10,000 remain outstanding;

            (h)   any contract with an Affiliate;

            (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person;

            (j)   any foreign currency forward exchange contracts;

            (k)   any distribution contract; or

            (l) any employment contract, arrangement or policy (including without limitation any collective bargaining contract or union agreement) which may not be immediately terminated without penalty (or any augmentation or acceleration of benefits).

            The Company has performed all of the material obligations required to be performed by it and is entitled to all material benefits under, and, except as disclosed in Section 3.10 of the Company Disclosure Schedule, is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is valid and binding and in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to the Company, or to the knowledge of the Company and each of the Shareholders, with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to the Purchaser.

            SECTION 3.11. LITIGATION. Except as described in Section 3.11 of the Company Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company and each of the Shareholders, threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such) or relating to the Business. Neither the Company nor any of the Shareholders are aware of any facts or circumstances relating to parties with whom the Company has contractual relationships or relating to such contracts that could result in any suit, proceeding, claim or arbitration. Neither the Company nor any of the Shareholders are aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to the Company in respect of such suits, claims, actions, proceedings and investigations. There is no judgment, decree or order against the Company or, to the knowledge of the Company and each of the Shareholders, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Company Material Adverse Effect. Section 3.11 of the Company Disclosure Schedule lists any litigation that the Company has pending against other parties.

            SECTION 3.12. ENVIRONMENTAL MATTERS. The Company is in compliance with all applicable Environmental Laws and all Company Permits required by Environmental Laws. All past noncompliance, if any, of the Company with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability. The Company has not released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by the Company, in violation of any Environmental Law.

            SECTION 3.13. INTELLECTUAL PROPERTY. (a) Section 3.13(a) of the Company Disclosure Schedule contains a true, accurate and complete list of Company's United States, foreign or international patents, patent applications, invention registrations, and invention disclosures (collectively, "PATENTS"); trademarks and service marks (whether registered or unregistered), trademark and service mark applications, trade names, Internet domain names, and Internet domain name registrations and applications therefor (collectively, "TRADEMARKS");

registered copyrights (collectively, "COPYRIGHTS"); and any other filings or registrations made, or other formal actions taken, pursuant to Federal, state, local, foreign or international laws by the Company to protect its interests in the Company Intellectual Property.

            (b) Except as provided in Section 3.13(b)(1) of the Company Disclosure Schedule, each component of the Company Intellectual Property (including without limitation the items set forth in Section 3.13(a) of the Company Disclosure Schedule) is: (i) owned solely and exclusively by Company, free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges of any kind; or (ii) rightfully used or otherwise enjoyed by Company pursuant to a valid and enforceable license or other agreement or otherwise (a "COMPANY LICENSE-IN AGREEMENT"), including, without limitation, software license agreements. A true, accurate and complete list of all Company License-In Agreements is set forth in
Section 3.13(b)(2) of the Company Disclosure Schedule. With respect to software programs that are licensed to the Company, to the best of the Company's knowledge, such software programs (i) have been designed to ensure year 2000 compatibility, which includes, but is not limited to, date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate in accordance with their specifications prior to, during and after the calendar year 2000 AD; and (iii) do not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century. Without limiting the foregoing, the Company has all rights in the Company Intellectual Property necessary to carry out the activities currently conducted, or currently planned to be conducted, by the Company.

            (c) The Company is not in material breach, violation or default of any Company License-In Agreement or other license, sublicense, instrument or agreement relating to the Company Intellectual Property to which the Company is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of the Company's obligations hereunder, result in such a default nor cause the diminution, termination or forfeiture of any the Company Intellectual Property, other than such breaches, defaults, violations, diminution, termination or forfeitures that could not reasonably be expected to have a Company Material Adverse Effect.

            (d) Neither the manufacture, use, sale, reproduction, modification, adaptation, creation of derivative works, translation, distribution, transmission, display, performance, or other exercise of rights under, nor the licensure of, any of the Company Intellectual Property, nor the conduct of the Company's businesses in the manner currently conducted or currently planned to be conducted, breaches or otherwise violates any Company License-In Agreement or other license or other agreement to which the Company is a party, or, to the best of the Company's and the Shareholders' knowledge, conflicts with or infringes on any intellectual property or other right of any person anywhere in the world, other than such breaches, defaults or violations that could not reasonably be expected to have a Company Material Adverse Effect. No allegation of such a violation or infringement has been made prior to the date of this Agreement, and to the best of the Company's and the Shareholders' knowledge, there is no colorable basis for any such claim. Except as set forth in Schedule 3.13(d) of the Company Disclosure Schedule, the Company has not asserted any claim of infringement, misappropriation, or misuse against any Person within the past three (3) years and, to the best of the Company's and the Shareholders' knowledge, no Person has infringed, misappropriated, or misused any of the Company Intellectual Property.

            (e) Section 3.13(e) of the Company Disclosure Schedule contains a true, accurate and complete list of each agreement under which the Company grants rights or licenses under any of the Company Intellectual Property (each a "COMPANY LICENSE-OUT AGREEMENT"), including, without limitation, software license agreements. All source code and system documentation relating to software programs that Company owns have been maintained in strict confidence and (i) have been disclosed by Company only to those of their respective employees who have a "need to know" the contents thereof in connection with the performance of their duties to Company and who have executed a written nondisclosure undertaking with Company substantially in the form provided in
Section 3.12(e)(1) of the Company Disclosure Schedule, and (ii) have been disclosed only to those third parties who have executed a nondisclosure agreement with the Company. The software programs that Company created (i) have been designed to ensure year 2000 compatibility, which includes, but is not limited to, date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate in accordance with their specifications prior to, during and after the calendar year 2000 AD; and (iii) do not end abnormally or provide invalid or incorrect results as result of date data, specifically including date data which represents or references different centuries or more than one century.

            (f) Except as set forth in Section 3.13(f) of the Company Disclosure Schedule, the Company has not entered into or is not otherwise bound by any consent, forbearance to sue, settlement agreement or other agreement which limits the Company's rights to use, reproduce, display, perform, modify, adapt, distribute, license, sell or otherwise exploit any of the Company Intellectual Property.

            (g) All of the Company's Patents, Trademarks, Copyrights and other registrations and applications included in the Company Intellectual Property are
(i) standing in the name of the Company, which ownership has been properly recorded where and as required to secure or ensure full rights to the same, (ii) valid, subsisting and in good standing without any fees or filings due with respect thereto, and (iii) not subject to any pending or actual or threatened interference, opposition, cancellation or other proceeding before any court or registration authority. To the best of the Company's and the Shareholders' knowledge, no facts or circumstances exist which could render any of the Company Intellectual Property invalid, unenforceable, unprotectable or otherwise ineffectual.

            (h) The Company has taken all reasonably necessary steps to maintain and protect the Company Intellectual Property. In particular, and without limiting the foregoing, all employees, agents, consultants, contractors and other Persons who have contributed to or participated in the creation, conception or development of the Company Intellectual Property (the "COMPANY INTELLECTUAL PROPERTY DEVELOPMENT PERSONNEL") have executed agreements obligating them to maintain the Company Intellectual Property in confidence. Except as set forth in Section 3.13(h)(1) of the Company Disclosure Schedule, each of the Company Intellectual Property Development Personnel has executed an agreement, in a form substantially as provided in Section 3.13(h)(2) of the Company Disclosure Schedule in all material respects, assigning to the Company any rights or claims they may have to any Company Intellectual Property.

            (i) Except as set forth in Section 3.13(i) of the Company Disclosure Schedule, the Company does not owe or will not owe any royalties or fees or other payments to third parties in respect of any Company Intellectual Property or any use thereof. All royalties, fees or other payments that have accrued prior to the Closing will have been timely paid by the Company prior to the Closing Date.

            (j) The Company Software Programs do not contain any program, routine, device, or other undisclosed feature that is designed to, in an unauthorized manner: delete, disable, deactivate, enable unauthorized access to, interfere with or otherwise harm the Company Software Programs or any system in which the Company Software Programs may operate, including without limitation a bomb, virus, software lock, drop-dead device, malicious logic, worm, trojan horse, robot, clock, timer, back door or trap door.

            SECTION 3.14. TAXES. (a) All material Tax Returns required to be filed by or on behalf of the Company or any of its predecessor corporations, or any consolidated, combined, affiliated or unitary group of which the Company is or has ever been a member, have been timely filed with the appropriate tax authorities or requests for extensions have been timely filed and any such extensions have been granted and have not expired. All such Tax Returns were correct and complete in all material respects, except as otherwise set forth, reflected in, reserved against or disclosed in the Company Financial Statements.

            (b) All Taxes with respect to taxable periods or portions thereof covered by such Tax Returns and all other material Taxes (without regard to whether a Tax Return was or is required) for which the Company is otherwise liable that are due have been paid in full or are being contested in good faith (and such contest is disclosed on Schedule 3.14(b)) and, to the extent the liabilities for such Taxes are not due or are being contested in good faith, adequate reserves have been established on the Company Financial Statements in accordance with Israeli GAAP.

            (c) To the knowledge of the Company or any of the Shareholders, there are no material Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

            (d) The Company has timely withheld proper and accurate amounts from its employees, customers, shareholders and others from whom it is or was required to withhold Taxes, including social security, in compliance in all material respects with all applicable Laws and has timely paid all such withheld amounts to the appropriate taxing authorities.

            (e) There are no Actions pending with respect to any Taxes for which the Company is or might otherwise be liable. There is no dispute or claim concerning any Liability for Taxes of the Company that has been claimed or raised by any Governmental Authority in writing. No tax return of the Company is currently the subject of an audit by any taxing authority and no written notice of such an audit has been received.

            (f) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

            (g) The Company has in its possession or can obtain receipts for any Taxes paid to any tax authority.

            (h) The Company has no "U.S. Real Property Interests" within the meaning of Section 897(c) of the United States Internal Revenue Code of 1986, as amended (the "CODE").

            (i) No claim or notice has ever been submitted by a tax authority in a jurisdiction where the Company has not filed Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

            (j) The Company is not a party to any Tax sharing, Tax allocation or similar agreement nor does the Company have any liability or potential liability to another party under any such agreement.

            (k) Except as set forth in Section 3.14(l) of the Company Disclosure Schedule, no power of attorney has been granted by the Company with respect to any matters relating to Taxes that is currently in effect.

            (l) The Company has not settled any claim, audit or administrative or court proceeding with respect to Taxes.

            (m)   The Company is an accrual basis taxpayer.

            SECTION 3.15. INSURANCE. The Company is presently insured, and since inception has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of the Company provide adequate coverage against loss. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. The Company has heretofore furnished to the Purchaser a complete and correct list as of the date hereof of all insurance policies maintained by the Company, and has made available to the Purchaser complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. The Company has complied in all material respects with the terms of such policies. Neither the Company nor any of the Shareholders has knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

            SECTION 3.16. PROPERTIES. The Company has good and marketable title, free and clear of all material mortgages, liens, pledges, charges or other encumbrances to all its properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company Financial Statements as being owned by the Company and as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All properties used in the Company's operations are reflected in the balance sheets included in the Company Financial Statements to the extent Israeli GAAP require the same to be reflected. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by the Company are held under valid instruments enforceable in accordance with their respective terms, subject to applicable Laws of bankruptcy, insolvency or similar Laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of the Company's equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted. The Company owns or has the valid and subsisting right to use all assets and properties necessary or advisable to operate the Company's business in the manner presently conducted.

            SECTION 3.17. AFFILIATES. Section 3.17 of the Company Disclosure Schedule sets forth the names and addresses of each Person who is, in the Company's reasonable judgment, an affiliate (as such term is used in Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment) of the Company. The Company is not indebted to, nor does it owe any contractual commitment or arrangement to, with or for the benefit of, any director, officer, employee, affiliate or agent of the Company (except for amounts due as ordinary compensation, normal salaries and bonuses and in reimbursement of ordinary expenses). To the best knowledge of the Company and the Shareholders, no current or former director, officer, employee, affiliate or agent of the Company is presently or at the Closing Date shall be, or, in the last three years has been, the direct or indirect owner of an interest in any corporation, firm, association, or business organization which is a present (or potential) competitor, supplier or customer of the Company. Except for normal salaries, compensation and bonuses and reimbursement of ordinary expenses, since June 24, 1999, the Company has not made any payments, loans or advances of any kind, or paid any dividends or distributions of any kind, to or for the benefit of the Shareholders, or any of their respective affiliates, associates or family members.

            SECTION 3.18. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

            SECTION 3.19. CERTAIN BUSINESS PRACTICES. Neither the Company nor any directors, officers, agents or employees of the Company (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

            SECTION 3.20. BUSINESS ACTIVITY RESTRICTION. Except as set forth in
Section 3.20 of the Company Disclosure Schedule, there is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which the Company is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company. Except as set forth in Section 3.20 of the Company Disclosure Schedule, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

            SECTION 3.21. GRANTS, INCENTIVES AND SUBSIDIES. The Company has not received any grants, incentive and subsidy programs ("GRANTS") from any Governmental Authority, including but not limited to (a) Approved Enterprise Status granted by the Investment Center of the Israeli Ministry of Industry and Trade, (b) Grants under Certificates of Approval of the Chief Scientist of the Israeli Ministry of Industry and Trade, and (c) Grants from the Israeli Fund for the Promotion of Marketing. The Company has not paid to date any royalties to the Office of the Chief Scientist on account of any Grants and the Company is not subject to any obligation to pay royalties in connection with sales, licenses or other dispositions of its products.

            SECTION 3.22. REGISTERED USERS. All of the information provided by the Company or its agents or representatives to the Purchaser or any of its agents or representatives with respect to verification of (i) the number of registered users in the Company database; and (ii) the number of actual websites at which the Company's product is in use as of the date of providing the information, was accurate and complete in all material respects.

            SECTION 3.23. REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Shareholders or the Company herein or in any Company Disclosure Schedule hereto, or certificate furnished by the Shareholders or the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                       IV.

                        REPRESENTATIONS AND WARRANTIES OF
                                THE SHAREHOLDERS

            Each Shareholder, severally but not jointly, represents and warrants to the Purchaser as follows:

            SECTION 4.01. AUTHORIZATION OF AGREEMENTS, ETC. (a) Such Shareholder has full legal capacity and unrestricted power to execute and deliver each Transaction Document to which such Shareholder is a party, and to perform his or her obligations hereunder and thereunder.

            (b) The execution and delivery by each Shareholder of this Agreement and each Transaction Document to which such Shareholder is a party, and the performance by each Shareholder of his or her obligations hereunder and thereunder, have been duly authorized by all requisite action, and will not violate any provision of Law, any order of any court or other agency of government, any judgment, award or decree or any provision of any indenture, agreement or other instrument to which such Shareholder is a party, or by which such Shareholder or any of such Shareholder's properties or assets is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Shareholder.

            SECTION 4.02. VALIDITY. This Agreement has been duly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes, and each other Transaction Document to which such Shareholder is a party, when executed and delivered by such Shareholder as contemplated hereby, will constitute, the legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other Laws affecting the enforcement of creditors' rights generally or by general equitable principles.

            SECTION 4.03. TITLE TO SHARES. Such Shareholder is the lawful holder of record and beneficial owner of the number of Company Shares set forth opposite the name of such Shareholder in SCHEDULE I to this Agreement under the heading "Company Shares," in each case free and clear of any and all pledges, security interests, liens, charges or other encumbrances of any nature whatsoever, other than as imposed by the Company's Bylaws and waived pursuant to
Section 10.04 hereof. The delivery by each Shareholder of certificates or instruments and agreements evidencing the number of Company Shares set forth opposite the name of such Shareholder as aforesaid, accompanied by stock transfer deeds duly signed, to the Purchaser pursuant to Section 2.03(a) above, against payment or in exchange for the securities provided pursuant to Section 2.03(b) above, together with a resolution of the Company's Board of Directors approving such transfer of shares and registering transfer in the Company's Registrar of Members, will transfer valid record title to and beneficial ownership of said Company Shares to the Purchaser, free and clear of any and all pledges, security interests, liens, charges or other encumbrances of any nature whatsoever.

            SECTION 4.04. INVESTMENT REPRESENTATIONS. (a) Each Shareholder is acquiring the Purchaser Shares for such Shareholder's own account, for investment, and not with a view toward the resale or distribution thereof in violation of applicable Law.

            (b) Each Shareholder understands that such Shareholder must bear the economic risk of the Purchaser Shares for an indefinite period of time because the Purchaser Shares are not registered under the Securities Act or any applicable state securities Laws, and may not be resold unless subsequently registered under the Securities Act and such other Laws or unless an exemption from such registration is available. Each Shareholder hereby agrees and covenants that he or she will not pledge, transfer, convey or otherwise dispose of any of the Purchaser Shares except in a transaction that is the subject of either (i) an effective registration statement under the Securities Act and any applicable state securities Laws, or (ii) an opinion of counsel to the effect that such registration is not required (which opinion and counsel shall be reasonably satisfactory to the Purchaser, and may be relied on by the Purchaser in making such determination).

            (c) Each Shareholder is able to fend for itself in the transactions contemplated by this Agreement and each Shareholder has the ability to bear the economic risks of such Shareholder's investment in the Purchaser Shares for an indefinite period of time. Each

Shareholder has had the opportunity to ask questions of, and receive answers from, officers of the Purchaser with respect to the business and financial condition of the Purchaser and the terms and conditions of the offering of the Purchaser Shares and to obtain additional information necessary to verify such information or can acquire it without unreasonable effort or expense.

            (d) Each Shareholder (other than Philippe Lang) represents and warrants to the Purchaser that he or she:

            (i) is not a U.S. person within the meaning of Rule 902(k) of Regulation S under the Securities Act, which term includes: (A) a natural person resident in the United States; (B) a partnership or corporation organized or incorporated under the laws of the United States; (C) an estate of which any executor or administrator is a U.S. person; (D) a trust of which any trustee is a U.S. person; (E) an agency or branch of a foreign entity located in the United States; (F) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (G) a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (H) a partnership or corporation (I) organized or incorporated under the laws of any foreign jurisdiction and (II) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts;

            (ii) has not been offered the shares of Purchaser Common Stock and Purchaser Options in the United States and at the time of execution of this Agreement is physically outside the United States;

            (iii) has acknowledged and agreed that until the expiration of the one-year distribution compliance period within the meaning of Rule 902(f) of Regulation S under the Securities Act, such Shareholder will only resell the Purchaser Common Stock or Purchaser Options acquired pursuant to this Agreement in compliance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration;

            (iv) is acquiring the Purchaser Common Stock and/or Purchaser Option for its own behalf and not on behalf or for the benefit of any U.S. person and the sale and resale of the Purchaser Common Stock or Purchaser Options has not been pre-arranged with any U.S. person or Purchaser Common Stock in the United States;

            (v) has acknowledged that Purchaser's transfer agent will not be required to accept for registration of transfer any shares of Purchaser Common Stock acquired pursuant to this Agreement, except upon presentation of evidence satisfactory to Purchaser and the transfer agent that the restrictions set forth in this Agreement have been complied with;

            (vi) has agreed not to engage in hedging transactions with regard to shares of Purchaser Common Stock or Purchaser Options acquired pursuant to this Agreement in violation of the Securities Act; and

            (vii) acknowledges that Purchaser will rely upon the truth and accuracy of the foregoing acknowledgements, representations, warranties and agreements and agrees that if, prior to the Closing, any of the acknowledgements, representations, warranties and agreements deemed to have been made by the acquisition of the Purchaser Common Stock and/or Purchaser Options by such Shareholder are no longer accurate, such Shareholder shall promptly notify Purchaser.

            SECTION 4.05. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder.

            SECTION 4.06. TAX WITHHOLDING. Amounts payable, if any, by Purchaser to the Shareholders hereunder are not subject to any withholding or similar Taxes imposed by a tax jurisdiction with respect to the sale or exchange of the Company Capital Stock.

                                       V.

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            The Purchaser represents and warrants to the Company and the Shareholders as follows:

            SECTION 5.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Purchaser and each directly and indirectly owned Subsidiary of the Purchaser (the "PURCHASER SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Purchaser, and each Purchaser Subsidiary, is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

            SECTION 5.02. CAPITALIZATION. (a) The authorized capital stock of the Purchaser consists of (i) 100,000,000 shares of the Purchaser Common Stock, of which 29,453,369 shares were issued and outstanding as of June 30, 2000, and
(ii) 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares are issued and outstanding. All of the outstanding shares of the Purchaser Common Stock have been validly issued and are fully paid and nonassessable and not subject to preemptive rights.

            (b) All of the shares of the Purchaser Shares to be issued to the Shareholders in connection with the transactions contemplated hereby, when issued in accordance with this

Agreement, will be validly issued, fully paid and nonassessable free and clear of any and all pledges, security interests, liens, charges or other encumbrances of any nature whatsoever other than pursuant to any such encumbrances imposed pursuant to the Transaction Documents and not subject to preemptive rights or similar contractual rights granted by the Purchaser.

            (c) Except for (i) outstanding options granted by Purchaser, (ii) the Purchaser's right to repurchase any unvested shares under its stock option plans, and (iii) warrants to purchase Purchaser Common Stock as described in one or more Purchaser Report, there are no outstanding rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options or other agreements or arrangements of any kind to purchase or otherwise to receive from the Purchaser or any Purchaser Subsidiary any shares of capital stock or any other security of the Purchaser or any Purchaser Subsidiary, and there are no outstanding securities of any kind convertible into or exchangeable for such capital stock.

            (d) All of the Purchaser Shares underlying options to be issued to the current Option Holders of the Company in connection with the transactions contemplated hereby, when fully paid for and issued in accordance with the applicable option agreement, will have been duly authorized, validly issued, fully paid and nonassessable free and clear of any and all pledges, security interests, Liens, charges or other encumbrances of any nature whatsoever.

            SECTION 5.03. AUTHORITY RELATIVE TO THIS AGREEMENT. The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each other Transaction Document to which it is a party by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or any other Transaction Document to which the Purchaser is a party or to consummate such transactions. This Agreement has been, and each other Transaction Document to which it is a party will be, duly executed and delivered by the Purchaser. Assuming the due authorization, execution and delivery by the Company and the Shareholders, this Agreement constitutes, and each other Transaction Document to which it is a party will constitute, legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other Laws affecting the enforcement of creditors' rights generally or by general equitable principles.

            SECTION 5.04. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by the Purchaser and the execution and delivery of each other Transaction Document to which it is a party by the Purchaser do not, and the performance by the Purchaser of its obligations hereunder and/or thereunder, as the case may be, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any provision of the articles of incorporation or bylaws of the Purchaser or any equivalent organizational documents of any Purchaser Subsidiary, (ii) conflict with or violate any Law applicable to the Purchaser or any other Purchaser Subsidiary or by which any property or asset of the Purchaser or any Purchaser Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of the Purchaser or any Purchaser Subsidiary pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

            (b) Assuming the accuracy of the representations and warranties set forth in Article III and Article IV, the execution and delivery of this Agreement by the Purchaser do not, and the execution of each other Transaction Document to which it is a party will not, and the performance by the Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing by the Purchaser with or notification by the Purchaser to, any Governmental Entity.

            SECTION 5.05. SEC FILINGS; FINANCIAL STATEMENTS. (a) The Purchaser has timely filed all forms, reports, statements and documents required to be filed by it with the SEC and the Nasdaq National Market since April 6, 2000 (collectively, together with any such forms, reports, statements and documents the Purchaser may file subsequent to the date hereof until the Closing Date, the "PURCHASER REPORTS"). Each Purchaser Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or Nasdaq, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Purchaser Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, Nasdaq any other stock exchange or any other comparable governmental entity.

            (b) Except as is provided in the Purchaser Reports, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Purchaser Reports complied as to form in all material respects with applicable accounting requirements, was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of the Purchaser and the consolidated Purchaser Subsidiaries as at the respective dates thereof and the consolidated results of operations and cash flows of the Purchaser and the consolidated Purchaser Subsidiaries for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

            SECTION 5.06. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Purchaser Reports filed prior to the date of this Agreement, since June 30, 2000, there has not been (a) any condition, event, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect or which could reasonably be expected to prevent, hinder or materially delay the ability of the Purchaser to consummate the transactions contemplated hereby, (b) any material change by the Purchaser or any Purchaser Subsidiary in its accounting methods, principles or practices, or (c) any event pursuant to which the Purchaser or any Purchaser Subsidiary has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement, in each case, outside of the ordinary course of business which, individually or in the aggregate, could be reasonably expected to have a Purchaser Material Adverse Effect.

            SECTION 5.07. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser.

            SECTION 5.08. REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Purchaser herein or in any certificate furnished by the Purchaser pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                       VI.

                                    COVENANTS

            SECTION 6.01. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING. The Company and the Shareholders agree that, between the date of this Agreement and the Closing Date, unless the Purchaser shall otherwise agree in writing, (x) the businesses of the Company shall be conducted only in, and the Company shall not take any action except in the ordinary course of business consistent with past practice and (y) the Company shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of the Company and to preserve the current relationships of the Company with such of the corporate partners, customers, suppliers and other Persons with which the Company has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, the Company shall not, between the date of this Agreement and the Closing Date, directly or indirectly, do, or agree to do, any of the following without the prior written consent of the
Purchaser:

            (a) amend or otherwise change its Charter or Bylaws or equivalent organizational documents;

            (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of (i) any shares of capital stock of the Company of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company (unless upon the exercise of any option, warrant or other rights existing on the date hereof and reflected on Schedule II hereto) or (ii) any property or assets of the Company except sales of inventory in the ordinary course of business consistent with past practice;

            (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or Person or any division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of the Company; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Material Contract or License Agreement; (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for fiscal year 2000 and disclosed in writing to the Purchaser and that are not, in the aggregate, in excess of $10,000 for the Company; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

            (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

            (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

            (f) amend the terms of, repurchase, redeem or otherwise acquire, any of its securities or any securities or propose to do any of the foregoing;

            (g) increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of the Company that would be triggered by the transactions contemplated hereby with any director, officer, consultant or other employee of the Company who is not currently entitled to such benefits, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of the Company, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between the Company and any of the Company's directors, officers, consultants or employees;

            (h) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against on the balance sheet of the Company dated as of June 30, 2000 previously presented to the Purchaser and only to the extent of such reserves;

            (i) make any change with respect to the Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by Israeli GAAP;

            (j) make any material Tax election or settle or compromise any material Tax liability;

            (k) permit any insurance policy naming it as a beneficiary or a loss payee to be cancelled or terminated, except in the ordinary and usual course of business;

            (l) maintain the books and records of the Company in a manner not consistent with past business practices;

            (m) take any action which would materially adversely affect the goodwill of its suppliers, customers and others with whom it has business relations;

            (n) fail to pay and perform all of its debts, obligations and liabilities as and when due and all leases, agreements, contracts and other commitments to which it is a party in accordance with the terms and provisions thereof;

            (o) fail to comply in all material respects with all Laws that may be applicable to its business; or

            (p) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder or result in any of the conditions to the Closing set forth herein not being satisfied.

            SECTION 6.02. NOTICES OF CERTAIN EVENTS. Each of the Purchaser, the Company and the Shareholders shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby; (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated hereby; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Purchaser or the Company, or that relate to the consummation of the transactions contemplated hereby; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Material Contract; and (v) any change that could reasonably be expected to have a Purchaser Material Adverse Effect or a Company Material Adverse Effect, or to delay or impede the ability of the Purchaser, the Company or any of the Shareholders to perform their respective obligations pursuant to this Agreement and to effect the consummation of the transactions contemplated hereby.

            SECTION 6.03. ACCESS TO INFORMATION; CONFIDENTIALITY. (a) Except as required pursuant to the Confidentiality Agreement or any similar agreement or arrangement to which the Purchaser or the Company is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Closing Date, the Purchaser and the Company shall (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to its officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

            (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Section 6.03 or pursuant to the Confidentiality Agreement. The Shareholders hereby agree to be bound by the terms of the Confidentiality Agreement as if they were parties thereto.

            SECTION 6.04. NO SOLICITATION OF TRANSACTIONS. The Company and the Shareholders shall not, directly or indirectly, and shall cause the Company's Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to the Shareholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the Company's Representatives to take any such action. Any violation of the restrictions set forth in this Section
6.04 by any Representative of the Company, whether or not such Person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 6.04 by the Company. The Company shall notify the Purchaser promptly if any proposal or offer, or any inquiry or contact with any Person with respect thereto, regarding a Competing Transaction is made, such notice to include the identity of the Person making such proposal, offer, inquiry or contact, and the terms of such Competing Transaction, and shall keep the Purchaser apprised, on a current basis, of the status of such Competing Transaction. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

            SECTION 6.05. FURTHER ACTION; CONSENTS; FILINGS. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated hereby, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Purchaser or the Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the transactions contemplated hereby required under any applicable Laws. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings.

            (b) Each of the Company and the Purchaser will give any notices to third Persons, and use reasonable efforts to obtain any consents from third Persons necessary, proper or advisable (as determined in good faith by the Purchaser with respect to such notices or consents to be delivered or obtained by the Company) to consummate the transactions contemplated by this Agreement.

            SECTION 6.06. CERTAIN TAX MATTERS. (a) TAXES. Each party will, at its own expense, file all necessary Tax Returns and other documentation with respect to all Taxes and fees incurred at Closing, as required by applicable law. The Purchaser will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

            (b) TAX RETURNS. The following provisions shall govern the allocation of responsibility as between the Purchaser and the Shareholders for certain tax matters following the Closing Date:

            (i) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. The Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and its Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Purchaser shall permit the Shareholders to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Shareholders shall reimburse the Purchaser for Taxes of the Company with respect to such periods within fifteen (15) days after payment by the Purchaser or the Company of such Taxes to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Company's balance sheet as of June 30, 2000.

            (ii) TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. The Purchaser shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. The Shareholders shall pay to the Purchaser within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Company's balance sheet as of June 30, 2000. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and its Subsidiaries.

            (iii) COOPERATION ON TAX MATTERS. The Purchaser, the Company and the Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company, the Purchaser and the Shareholders agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Purchaser or the Shareholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company, the Purchaser or the Shareholders, as the case may be, shall allow the other party to take possession of such books and records. The Company, the Purchaser and the Shareholders agree that the Shareholders shall not be responsible after the Closing Date for the maintenance and retention of the Company's books and records which are pertinent to Tax matters and which have already been provided to, or are otherwise in the possession of, the Company, and shall not be responsible for the Company's books and records relating to the period after the Closing Date.

            (iv) The Purchaser and the Shareholders further agree, upon request, to use their reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

            (v) The Purchaser and the Shareholders further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

            (c) TAX SHARING AGREEMENTS. All tax sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

            SECTION 6.07. PUBLIC ANNOUNCEMENTS. Until the earlier of termination of this Agreement or the Closing Date, the Purchaser, on the one hand, and the Company and the Shareholders, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement that is not approved by the other party, except as may be required by Law or the rules of the Nasdaq National Market, in which case the parties will make reasonable efforts to consult with each other prior to the making of such public statement.

            SECTION 6.08. LOCK-UP AGREEMENT OF SHAREHOLDERS. Each Shareholder agrees in connection with any registered underwritten public offering of the Purchaser Common Stock in which the Investors register any shares pursuant to
Section 2.06 hereof, upon request of the underwriters managing an underwritten public offering, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any shares of Purchaser Common Stock (other than those, if any, that are included in the public offering) without the prior written consent of the Purchaser or such underwriters, as the case may be, for such period of time as may be requested by the underwriters, PROVIDED that the officers and directors of the Purchaser and other shareholders of the Purchaser selling shares in such offering shall also enter into such an agreement.

            SECTION 6.09. CASH ON HAND; INDEBTEDNESS AND LIABILITIES. As of the Closing Date, the assets that would be reflected as cash, cash equivalents and immediately collectible accounts receivable on the Company's balance sheet under Israeli GAAP minus all current and long term liabilities under Israeli GAAP (excluding liability for employee rights under retirement) and other Indebtedness of the Company shall equal at least $500,000 minus current and long term liabilities and other Indebtedness incurred by the Company in the ordinary course of business between October 1, 2000 and the Closing Date, which subtracted amount shall not exceed $75,000.

            SECTION 6.10. LEGEND. Each stock certificate evidencing shares of Purchaser Common Stock shall bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR (ii) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."

                                      VII.

                              CONDITIONS PRECEDENT

            SECTION 7.01. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PARTY. The obligations of the parties hereto to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

            (a) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the transactions contemplated hereby illegal or otherwise prohibiting their consummation;

            (b) all consents, approvals and authorizations legally required to be obtained to consummate the transactions contemplated hereby shall have been obtained from all

Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Purchaser Material Adverse Effect or a Company Material Adverse Effect; and

            (c) the Purchaser, each Shareholder and the Escrow Agent shall have executed and delivered an Escrow Agreement.

            SECTION 7.02. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject, at the option of the Purchaser, to the satisfaction at or prior to the Closing Date of each of the following conditions:

            (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and each Shareholder contained in this Agreement or in any certificate or document delivered to the Purchaser pursuant hereto shall be true and correct in all material respects (other than representations and warranties subject to "materiality" or "material adverse effect" qualifiers, which shall be true and correct in all respects) both when made and on and as of the Closing Date as though made at and as of the Closing Date (other than representations and warranties which address matters only as of a certain date which shall be so true and correct as of such certain date), and, if the Closing Date shall occur on a date other than the date hereof, the Company and each Shareholder shall have so certified to the Purchaser in writing.

            (b) COMPLIANCE WITH COVENANTS. The Company and each Shareholder shall have performed and complied in all material respects with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by it at or prior to the Closing Date, and, if the Closing Date shall occur on a date other than the date hereof, the Company and each Shareholder shall have so certified to the Purchaser in writing.

            (c) ALL PROCEEDINGS TO BE SATISFACTORY. All proceedings to be taken by the Company and the Shareholders in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

            (d) NO MATERIAL ADVERSE CHANGE. There shall not have occurred since December 31, 1999, any Company Material Adverse Effect, and, if the Closing Date shall occur on a date other than the date hereof, the Company and each Shareholder shall have so certified to the Purchaser in writing.

            (e) OPINION OF COUNSEL. The Purchaser shall have received the opinion of (i) Zellermayer, Pelossof, Adv., Israeli counsel to the Company, in substantially the form of EXHIBIT C-1 hereto and (ii) Parker Chapin LLP, United States counsel to the Company in substantially the form of EXHIBIT C-2 hereto.

            (f) CONSENTS AND APPROVALS. The authorizations, consents, waivers and approvals set forth in Section 3.05(c) of the Company Disclosure Schedule, if any, shall have been duly obtained and shall be in form and substance satisfactory to counsel for the Purchaser.

            (g) REVIEW OF THE COMPANY'S UNAUDITED FINANCIAL STATEMENTS. The Purchaser shall have received written confirmation from Kesselman & Kesselman, a member firm of PriceWaterhouse Coopers International Limited, that they have conducted a review of the unaudited financial statements of the Company as of and for the periods ended June 30, 2000.

            (h) EMPLOYMENT AGREEMENTS. Employment Agreements in substantially the form set forth in EXHIBIT B-1 and EXHIBIT B-2 hereto shall have been executed and delivered by the Company and each of Eitan Ron and Tal Goldberg (the "Founders"), respectively.

            (i) Each of the employees of the Company shall have executed a Proprietary Information and Intellectual Property Agreement in the form attached as EXHIBIT I hereto and each independent contractor or consultant of the Company shall have executed an assignment of inventions Services Agreement in the form attached as EXHIBIT J hereto.

            (j) REPURCHASE OPTION. Agreements in substantially the form set forth in EXHIBIT E hereto shall have been executed and delivered by the Purchaser and each of the Founders.

            (k) BOARD RESIGNATIONS. The Purchaser shall have received from each Person who is, immediately prior to the Closing Date, a director of the Company or any of its Subsidiaries, his or her written resignation, effective as of the Closing Date, from such position.

            (l) TERMINATION OF AGREEMENTS. All agreements among the Shareholders relating to the Business or the Company shall have been terminated and of no further force or effect as of the Closing Date.

            (m) OPTION VESTING SCHEDULE. The vesting schedule for each of the holders of Company Options shall be as set forth on the table contained in EXHIBIT H hereto.

            (n) SUPPORTING DOCUMENTS. On or prior to the Closing Date, the Purchaser and its counsel shall have received copies of the following supporting documents:

            (i) a certificate of an officer of the Company, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification; and (B) that the Charter of the Company has not been amended since February 27, 2000;

            (ii) a resolution of the Company's board of directors approving the transfer of shares and registering the transfer in the Company's Registrar of Members; and

            (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchaser or its counsel may reasonably request.

All such documents shall be reasonably satisfactory in form and substance to the Purchaser and its counsel.

            SECTION 7.03. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS. The obligations of the Company and the Shareholders to consummate the transactions contemplated by this Agreement are subject, at the option of the Company and the Shareholders, to the satisfaction at or prior to the Closing Date of each of the following conditions:

            (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in this Agreement or in any certificate or document delivered to the Company and the Shareholders pursuant hereto shall be true and correct in all material respects (other than representations and warranties subject to "materiality" or "material adverse effect" qualifiers, which shall be true and correct in all respects) both when made and on and as of the Closing Date as though made at and as of the Closing Date (other than representations and warranties which address matters only as of a certain date which shall be so true and correct as of such certain date), and, if the Closing Date shall occur on a date other than the date hereof, the Purchaser shall have so certified to the Company and the Shareholders in writing.

            (b) COMPLIANCE WITH COVENANTS. The Purchaser shall have performed and complied in all material respects with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by it at or prior to the Closing Date, and, if the Closing Date shall occur on a date other than the date hereof, the Purchaser shall have so certified to the Company and the Shareholders in writing.

            (c) OPINION OF COUNSEL. The Company shall have received the opinion of Brobeck, Phleger & Harrison LLP, U.S. counsel to the Purchaser, in substantially the form of Exhibit G hereto.

            (d) ALL PROCEEDINGS TO BE SATISFACTORY. All proceedings to be taken by the Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and the Shareholders and their respective counsel, and the Company and the Shareholders and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

All such documents shall be reasonably satisfactory in form and substance to the Company, the Shareholders and their counsel.

                                      VIII.

                                 INDEMNIFICATION

            SECTION 8.01. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Articles II, III and IV, other than
Section 3.03 (CAPITALIZATION), Section 3.14 (TAXES), and Section 4.03 (TITLE TO SHARES) which shall survive until ninety (90) days following the expiration of the applicable statute of limitations, will survive until the first anniversary of the Closing Date. This Section 8.01 shall not limit any covenants or agreements of the parties hereto that by their terms contemplated performance after the Closing Date.

            SECTION 8.02. TAX INDEMNITY. (a) The Shareholders jointly and severally agree to and will (except, with respect to any Taxes incurred by, imposed on or attributable to the Shareholders, the Shareholders agree to and will, severally and not jointly) indemnify, defend and hold harmless the Purchaser and the Company, and their respective officers, directors, advisors, Affiliates, agents, employees and each Person, if any, who controls or may control the Purchaser within the meaning of the Securities Act (the "PURCHASER INDEMNIFIED GROUP") from and against any and all Taxes incurred by, imposed upon or attributable to the Company or the Shareholders (and from and against any and all Taxes incurred by, imposed upon or attributable to the Company or the Shareholders as a result of the indemnity provided for in this Section 8.02), including without limitation reasonable legal fees and expenses incurred by the Company or any party hereto and relating thereto, for any period (or portion thereof) prior to or ending on the Closing Date to the extent that such Taxes were not reflected on the Company Financial Statements as a reserve for the payment of Taxes for the period (or portion thereof) ending on or prior to the Closing Date, including without limitation any amount due for sales and use Taxes payable as a result of an audit conducted by state or local governmental authorities or any amount due with respect to withholding Taxes.

            (b) For purposes of this Section 8.02, any interest, penalty or additional charge included in Taxes shall be deemed to be a Tax for the period to which the item or event giving rise to such interest, penalty or additional charge is attributable, and not a Tax for the period during which such interest, penalty or additional charge accrues.

            (c) The indemnity provided for in this Section 8.02 shall be independent of any other indemnity provision hereof and, anything in this Agreement to the contrary notwithstanding, shall survive until the expiration of the applicable statutes of limitation, including any extensions thereof, for the Taxes referred to herein. Any Taxes, legal fees and expenses subject to indemnification under this Section 8.02 shall not be subject to indemnification under Section 8.03 hereof.

            SECTION 8.03. GENERAL INDEMNITY. (a) Subject to the terms and conditions of this Article VIII, the Shareholders agree to and will, jointly and severally (except, in the event that the amounts held in the Escrow Fund are less than any Damages resulting from a breach of Section 4.03, as to which the Shareholders agree to and will, severally but not jointly as to such excess,) indemnify, defend and hold the Purchaser and its officers, directors, advisors, Affiliates, agents, employees and each Person, if any who controls or may control the Purchaser within the meaning of the Securities Act (each, an "Indemnified Person") harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including without limitation interest, penalties and reasonable attorneys' fees and expenses (hereinafter collectively called "DAMAGES"), asserted against, resulting to, imposed upon or incurred by the Company, the Purchaser or any Indemnified Person, by reason of, resulting from or arising out of:

            (i) a breach of any representation or warranty of the Company or any Shareholder contained in or made pursuant to this Agreement, or any facts or circumstances constituting such a breach, except as and to the extent that Section 8.02 above shall be applicable thereto, in which case the provisions of said Section 8.02 shall govern;

            (ii) any breach of any covenant or agreement of the Company or any Shareholder contained in or made pursuant to this Agreement or the Escrow Agreement; and

            (iii) any facts or events described in the Company Disclosure Schedule as specifically intended to be subject to this Article 8, whether or not such fact or event would be deemed a breach of any representation, warranty, covenant or agreement contained in or made pursuant to this Agreement.

            For the avoidance of doubt, the Shareholders have agreed to jointly and severally indemnify the Indemnified Persons pursuant to this section for the breaches described in (i) and (ii) above whether the breach is by the Company or the Shareholder and without regard to whether the representation is made solely by the Company or the covenant by its terms binds only the Company.

            (b) Subject to the terms and conditions of this Article VIII, the Purchaser agrees to and will indemnify, defend and hold the Shareholders and each of their respective officers, directors, advisors, Affiliates, agents, employees and each Person, if any who controls or may control each of the Shareholders within the meaning of the Securities Act (each, a "Shareholder Indemnified Person") harmless from and against all Damages asserted against, resulting to, imposed upon or incurred by them by reason of or resulting from or arising out of (i) a breach of any representation or warranty of the Purchaser contained in or made pursuant to this Agreement, or any facts or circumstances constituting such a breach, or (ii) any breach of any covenant or agreement of the Purchaser contained in or made pursuant to this Agreement or the Escrow Agreement.

            SECTION 8.04. CONDITIONS OF INDEMNIFICATION. The respective obligations and liabilities of the Shareholders, on the one hand, and the Purchaser, on the other hand (herein sometimes called the "INDEMNIFYING PARTY"), to the other or any other Indemnified Person or Shareholder Indemnified Person (herein sometimes called the "PARTY TO BE INDEMNIFIED" or the "INDEMNIFIED PARTY") under Section 8.03 hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

            (a) within 30 days (or, if earlier, by the fifteenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the Person asserting such claim, unless an extension is available to extend such deadline) after receipt of notice of commencement of any action or the assertion of any claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading (provided that failure so to notify the indemnifying party of the assertion of a claim within such period shall not affect its indemnity obligation hereunder except as and to the extent that such failure shall adversely affect the defense of such claim), and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing;

            (b) in the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the Person asserting such claim, unless an extension is available to extend such deadline), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof;

            (c)   anything in this Section 8.04 to the contrary notwithstanding,
      (i) if there is a reasonable probability that a claim may materially and adversely affect the indemnified party other than as a result of money damages or other money payments, the indemnified party shall have the right, at its own cost and expense, to compromise or settle such claim, but (ii) the indemnified party shall not, without the prior written consent of the indemnifying party, settle or compromise any claim or content to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnifying party a release from all liability in respect of such claim; and

            (d) in connection with any such indemnification, the indemnified party will cooperate in all reasonable requests of the indemnifying party.

In the event that the "indemnifying party" or the "party to be indemnified" as described in this Section 8.04 is the Shareholders as a group, then any notices required to be given to or by, and all other actions or decisions required to be taken or made by, such "indemnifying party" or the "party to be indemnified" as provided in this Section 8.04, may be given to or by, or may be taken or made by, the Shareholder Representative (as defined in the Escrow Agreement).

            SECTION 8.05. THRESHOLD FOR DAMAGES. Notwithstanding the foregoing, an Indemnified Person or Shareholder Indemnified Person may not make a claim for Damages until the aggregate amount of claims by Indemnified Persons exceeds $200,000; PROVIDED, HOWEVER, that once the aggregate amount of Damages of Indemnified Persons or Shareholder Indemnified Persons exceed such threshold amount, then the Indemnified Persons or Shareholder Indemnified Persons shall have the right to recover the full amounts due without regard to the threshold. In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of the Shareholders or the Company shall be disregarded.

            SECTION 8.06. ESCROW FUND; EXCLUSIVE REMEDY. On the Closing Date, the Purchaser shall deliver to the Escrow Agent the Escrow Fund. The Escrow Fund shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms set forth therein and shall be available to compensate Indemnified Persons or the Purchaser Indemnified Group pursuant to the indemnification obligations of the Shareholders; PROVIDED, HOWEVER, that the parties expressly agree that the Escrow Fund is intended to be the exclusive remedy and source of recovery of the Indemnified Persons and the Purchaser Indemnified Group in connection with any breach of any representation, warranty, covenant or agreement made by the Company or the Shareholders under this Agreement, and recovery under the Escrow Agreement shall be the sole and exclusive remedy hereunder, in each case except with respect to Sections 3.03, 3.14, 4.03 and 6.06, the breach of which is not intended to be so limited as to remedies or recovery.

            SECTION 8.07. ESCROW PERIOD. The Purchaser shall release to the Israeli Trustee (as defined in the Escrow Agreement) for the benefit of the Shareholders on a PRO RATA basis any portion of the Escrow Fund remaining in escrow on the first anniversary of the Closing Date (the "ESCROW PERIOD"); PROVIDED, HOWEVER, that a portion of the Escrow Fund that is necessary to satisfy any unsatisfied claims on the Escrow Fund prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in escrow until such claims have been resolved.

            SECTION 8.08. CLAIMS UPON ESCROW. Upon delivery to the Shareholders on or before the last day of the Escrow Period of a certificate signed by any officer of the Purchaser (an "OFFICER'S CERTIFICATE"):

            (i) stating that Damages exist in an aggregate amount greater than $200,000; and

            (ii) specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation or breach of representation, warranty, covenant or agreement made by the Company or the Shareholders under this Agreement, the Escrow Agent (as defined in the Escrow Agreement) shall, subject to the provisions of Sections 8.09 and 8.10 hereof, remove for the benefit of the Purchaser, or the benefit of the other Indemnified Persons, a portion of the Escrow Fund having a value equal to such Damages in accordance with the Escrow Agreement. The value of the Escrow Shares shall be deemed to be seven dollars ($7.00) per share, with appropriate adjustment to take into account any stock split, reverse stock split, stock dividend, recapitalization or other similar capital adjustment with respect to Purchaser Common Stock

            SECTION 8.09. OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Shareholders and for a period of thirty (30) days after delivery to the Shareholders of such Officer's Certificate, the Escrow Agent shall not remove for the benefit of any Indemnified Person any portion of the Escrow Fund unless it shall have received written authorization from the Shareholders to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall remove for the benefit of any Indemnified Person the appropriate portion of the Escrow Fund in accordance with Section 8.06 hereof, provided that no such delivery may be made if the Shareholders shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Purchaser prior to the expiration of such thirty (30) day period.

            SECTION 8.10. RESOLUTION OF CONFLICTS; ARBITRATION. (a) In case the Shareholders shall so object in writing to any claim or claims by the Purchaser made in any Officer's Certificate, the Purchaser shall have thirty (30) days after receipt of an objection by the Shareholders to respond in a written statement to the objection of the Shareholders. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders and the Purchaser shall attempt in good faith for forty-five (45) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders and the Purchaser should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

            (b) If no such agreement can be reached after good faith negotiation, either the Purchaser or the Shareholders may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, the Purchaser and the Shareholders shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement.

            (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in the State of New York under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.10, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, the Purchaser shall be deemed to be the "Non-Prevailing Party" unless the arbitrators award the Purchaser at least one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Shareholders shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

                                       IX.

                           TERMINATION AND ABANDONMENT

            SECTION 9.01. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

            (a) by the mutual consent of the Company, the Shareholders and the Purchaser;

            (b) by the Purchaser, on the one hand, or the Company and the Shareholders, on the other hand, if the Closing shall not have occurred on or before October 15, 2000, or such later date as may be agreed upon by the parties hereto, PROVIDED, HOWEVER, that the right to terminate this Agreement under this clause (b) shall not be available to any party (a "DEFAULTING PARTY") whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in the failure of the Closing to occur on or before such date;

            (c) by the Purchaser, upon a breach of any representation, warranty, covenant or agreement on the part of the Company or any Shareholder set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 7.02 would not be satisfied (a "TERMINATING COMPANY BREACH"); PROVIDED, HOWEVER, that if such Terminating Company Breach is curable by the Company through the exercise of its reasonable efforts within ten (10) days and for so long as the Company continues to exercise such reasonable efforts, the Purchaser may not terminate this Agreement under this Section 9.01(c); or

            (d) by the Company or the Shareholders, upon breach of any representation, warranty, covenant or agreement on the part of the Purchaser set forth in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section
      7.03 would not be satisfied (a "TERMINATING PURCHASER BREACH"); PROVIDED, HOWEVER, that if such Terminating Purchaser Breach is curable by the Purchaser through the exercise of its reasonable efforts within ten (10) days and for so long as the Purchaser continues to exercise such reasonable efforts, the Company or the Shareholders may not terminate this Agreement under this Section 9.01(d).

If the Closing shall not have occurred, or this Agreement shall not have been terminated in accordance with this Section 9.01, by October 31, 2000, this Agreement shall automatically terminate on said date, PROVIDED, HOWEVER, that such termination shall not affect the liability hereunder of any Defaulting Party.

            SECTION 9.02. PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by any or all of the parties pursuant to Section 9.01 above, written notice thereof shall forthwith be given to the other parties to this Agreement (other than in the event of an automatic termination as provided in such Section) and this Agreement (except for this Section and Sections 9.01 and 10.01, which shall continue) shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided in this Agreement:

            (a) the parties hereto will promptly redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

            (b) no party shall have any liability or further obligation to any other party to this Agreement pursuant to this Agreement except as provided in this Article IX.

                                       X.

                                  MISCELLANEOUS

            SECTION 10.01. EXPENSES, ETC. (a) All Expenses shall be paid by the party incurring such Expenses.

            (b) The Shareholders, on the one hand, and the Purchaser, on the other hand, will indemnify the other and hold it or them harmless from and against any claims for finders' fees or brokerage commissions in relation to or in connection with such transactions as a result of any agreement or understanding between such indemnifying party and any third party.

            SECTION 10.02. NOTICES. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient and deemed to be received if (i) delivered personally, (ii) mailed by registered or certified mail, return receipt requested and postage prepaid,
(iii) sent via a nationally recognized overnight courier service, or (iv) sent via facsimile or e-mail confirmed in writing to the recipient, in each case as follows:

            if to the Purchaser, to:

                  LivePerson, Inc.
                  462 Seventh Avenue, 10th Floor
                  New York, New York 10018
                  Attention:  Timothy E. Bixby

            with a copy to:

                  Brobeck, Phleger & Harrison LLP
                  1633 Broadway, 47th Floor
                  New York, New York 10019
                  Attention:  Brian B. Margolis, Esq.

            if to the Company, to:

                  HumanClick Ltd.
                  33 Bnei Zion
                  Israel 60910
                  Attention:  Eitan Ron

            with a copy to:

                  Parker Chapin LLP
                  The Chrysler Building
                  405 Lexington Avenue
                  New York, New York 10174
                  Attention:  Henry I. Rothman, Esq.

            with a copy to:

                  Zellermayer, Pelossof, Adv.
                  Europe House
                  37 Shaul Hamelech
                  Tel Aviv, Israel 64928
                  Attention:  Guy Evan Ezra, Esq.

            if to any Shareholder, to the address appearing under the name of such Shareholder in SCHEDULE I hereto;

or such other address or addresses as any party shall have designated by notice in writing to the other parties.

            SECTION 10.03. WAIVERS. Either the Shareholders, on the one hand, or the Purchaser, on the other hand, may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement, (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement, (iii) waive compliance with any of the conditions or covenants of the other contained in this Agreement, or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver, by the party taking such action, of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

            SECTION 10.04. WAIVER OF RIGHTS OF FIRST REFUSAL. Each Shareholder irrevocably waives any right of first refusal or any other right it may have for acquiring the Company Shares subject to this Agreement, whether under the Bylaws, the Charter, any agreement or otherwise and any right to receive prior notice of such acquisition.

            SECTION 10.05. AMENDMENTS, SUPPLEMENTS, ETC. At any time this Agreement may be amended or supplemented by such additional agreements, articles or certificates, as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby. Any such instrument must be in writing and signed by all parties hereto.

            SECTION 10.06. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York other than the conflict of laws principles thereof directing the application of any law other than that of New York. Courts within the State of New York will have jurisdiction over all disputes between the parties hereto arising out of or relating to this agreement and the agreements, instruments and documents contemplated hereby. The parties hereby consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereto waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party's property is immune from any legal process issued by such courts or (iii) any litigation commenced in such courts is brought in an inconvenient forum.

            SECTION 10.07. WAIVER OF JURY TRIAL. Each party hereto hereby irrevocably waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any transaction or agreement contemplated hereby or the actions of any party hereto in the negotiation, administration, performance or enforcement hereof.

            SECTION 10.08. HEADINGS; INTERPRETATION. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            SECTION 10.09. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            SECTION 10.10. ENTIRE AGREEMENT. This Agreement (including the Exhibits and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

            SECTION 10.11. BINDING EFFECT; BENEFITS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            SECTION 10.12. ASSIGNABILITY. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto, except (i) in the case of the Purchaser, to any Person who shall acquire substantially all of the assets of the Purchaser or a majority of the voting securities of the Purchaser, whether pursuant to a merger, consolidation, sale of stock or otherwise, and (ii) in the case of an individual Shareholder, to the estate of such Shareholder upon death.

            IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the day and year first above written.

                                 LIVEPERSON, INC.



                                 By:   /s/ ROBERT LOCASCIO
                                       ----------------------------

                                 Name:  Robert LoCascio
                                 Title: President


                                 HUMANCLICK LTD.



                                       /s/ EITAN RON
                                 By:   /s/ TAL GOLDBERG
                                       ----------------------------

                                 Name:  Eitan Ron       Tal Goldberg
                                 Title: CEO             President


                                 SHAREHOLDERS:



                                 EITAN RON


                                 /s/ EITAN RON
                                 ----------------------------------
                                 Eitan Ron



                                 TAL GOLDBERG


                                 /s/ TAL GOLDBERG
                                 ----------------------------------
                                 Tal Goldberg

                                 HALAKOCH HANE'EMAN
                                 HASHMONIM VETISHA LTD.


                                 By:   /s/ GUY EVEN EZRA
                                       ----------------------------

                                 Name:  Guy Even Ezra
                                 Title:


                                 J. EVEN EZRA LTD.

                                 By:   /s/ J. EVEN EZRA
                                       ----------------------------

                                 Name: J. Even Ezra
                                 Title:



                                 HAD-NOA HOLDINGS LTD.

                                 By:   /s/ GUY EVEN EZRA
                                       ----------------------------

                                 Name: Guy Even Ezra
                                 Title:



                                 GILBRIDGE HOLDINGS LTD.


                                 By:   /s/ OFER ELAD
                                       ----------------------------

                                 Name:  Ofer Elad
                                 Title: General Manager



                                 PHILIPPE LANG


                                 /s/ PHILIPPE LANG
                                 ----------------------------------
                                 Philippe Lang

                                 MAX HERZBERG


                                 /s/ MAX HERZBERG
                                 ----------------------------------
                                 Max Herzberg

                                   SCHEDULE I



                                                COMPANY       PURCHASER      SHARES IN   REGISTRABLE
SHAREHOLDER                                     SHARES         SHARES(1)      ESCROW       SHARES
---------------------------------               --------      ----------     ---------   ------------

Eitan Ron*                                       469,100       782,149       260,717     1,042,866
1 Moshe Sne Street
Ra'anana, Israel

Tal Goldberg*                                    469,100       782,149       260,717     1,042,866
28 Hashushan Street
Pardesia, Israel

Halakoch Hane'eman Hashmonim                      31,000        51,687        17,230        68,917
Vetisha Ltd.*
37 Shaul Hamelech Boulevard
Tel Aviv, Israel

J. Even Ezra Ltd.*                               318,300       530,714       176,905       707,619
4 Kumemiut Street
Ramat Hasharon, Israel

Had-Noa Holdings Ltd.*                            12,273        20,463         6,821        27,284
121 Yehuda Hanasi Street
Herzelia, Israel

Gilbridge Holdings Ltd.*                         562,616       938,072       312,691     1,250,763
4 Maskit Street
Herzelia, Israel

Philippe Lang*                                    31,200        52,020        17,341        69,361
1006 Underhills Road
Oakland, California 94610

Max Herzberg*                                     12,923        21,546         7,183        28,729
3 Habosem Street
P.O. Box 15212
Ashdod, Israel

         TOTALS                                1,906,512     3,178,8000    1,059,605     4,238,405



----------

(1) less Escrow Shares
*   Investor as used in Section 2.06

                                   SCHEDULE II


                                 NUMBER OF COMPANY
                                SHARES REPRESENTED        NUMBER OF PURCHASER
                                  BY CONVERTIBLE          SHARES REPRESENTED
HOLDER                              SECURITIES                  THEREBY
-----------------------------  ----------------------  -------------------------


Shalom Waiss                          1,300                     2,890
Zvi Rosenman                          7,800                    17,340
Audrey                                5,300                    11,783
Eyal Halahmi                         26,700                    59,357
Chaim Salomon                         3,124                     6,944
Zev Rubenstein                       15,600                    34,681
Ben Brenner                           3,512                     7,808
Philippe Lang                        20,092                    44,667
Trevor Weick                          1,756                     3,904
Yael Kopelman                         1,756                     3,904
Michal Zuchman                        3,512                     7,808
Amir Zucker                           3,512                     7,808
Uriah Av-Ron                          5,268                    11,711
Joseph Mermelstein                    8,780                    19,519
Hamutal Fridman                       4,390                     9,760
Amir Kalishov                         5,268                    11,711

                      TOTALS        117,670                   261,595

                                                                       EXHIBIT A

                                ESCROW AGREEMENT


            THIS ESCROW AGREEMENT (this "AGREEMENT") is entered into as of October 12, 2000, by and among LivePerson, Inc., a Delaware corporation ("LP"), First Union National Bank, as Escrow Agent (the "ESCROW AGENT"), HumanClick Ltd., a private company organized under the laws of the State of Israel ("HUMANCLICK"), and Eitan Ron, as Shareholders' Agent, on behalf of each of the Shareholders of HumanClick listed on Schedule A hereto (collectively, the "SHAREHOLDERS").

            WHEREAS, LP, HumanClick and the Shareholders have entered into a Stock Purchase Agreement dated as of October 12, 2000 (the "STOCK PURCHASE AGREEMENT");

            WHEREAS, the Stock Purchase Agreement provides that an escrow account will be established to secure various obligations of the Shareholders on the terms and subject to the conditions set forth in the Stock Purchase Agreement and set forth herein; and

            WHEREAS, LP, Escrow Agent, HumanClick and the Shareholders' Agent (the "PARTIES") desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

            NOW, THEREFORE, the Parties hereto hereby agree as follows:

            1. DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Stock Purchase Agreement.

            2. APPOINTMENTS. First Union National Bank hereby accepts its appointment as Escrow Agent hereunder. LP hereby appoints its President and Chief Executive Officer and its Executive Vice President, Chief Financial Officer and Secretary to act, either jointly or individually, on behalf of LP for all purposes hereunder (each, an "LP AGENT"). Each of the Shareholders has heretofore appointed Eitan Ron as its agent and representative to act on behalf of the Shareholders on all matters relating to this Agreement, upon the terms and subject to the conditions hereinafter set forth (the "SHAREHOLDERS' AGENT"). The actions of an LP Agent or the Shareholders' Agent under or pursuant to this Agreement shall be binding on LP and the Shareholders, respectively.

            3. CONSENT OF SHAREHOLDERS. Pursuant to the Stock Purchase Agreement, the Shareholders have consented to the establishment of this escrow to secure certain obligations under Article VIII of the Stock Purchase Agreement and certain other obligations in the manner set forth therein.

            4.   ESCROW AND INDEMNIFICATION.

                 (a) ESCROW OF SHARES OF PARENT COMMON STOCK. As soon as reasonably practicable after the Effective Time, LP shall deposit, on behalf of the Shareholders, with the Escrow Agent one or more certificates representing an aggregate of twenty-five percent (25%) of the Purchaser Shares (the "ESCROW SHARES") to be issued pursuant to Section 2.03 of the Stock Purchase Agreement, issued in the name of the Escrow Agent in the respective amounts set forth on Schedule A hereto. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold the Escrow Shares in an escrow account (the "ESCROW ACCOUNT"), on the terms and subject to the conditions of this Agreement. The Escrow Account shall not be an interest bearing account.

                 (b) DISTRIBUTIONS AND DIVIDENDS. All dividends and other distributions on Escrow Shares or additional shares of capital stock issued on or with respect to the Escrow Shares as a result of stock splits, stock dividends or other similar capital adjustments to, or recapitalizations on, the Escrow Shares shall be delivered by LP to the Escrow Agent and retained in the Escrow Account subject to the terms hereof and shall constitute Escrow Shares.

                 (c) VOTING OF SHARES AND OTHER RIGHTS. All voting rights with respect to Escrow Shares may be exercised by the Shareholders in accordance with their proportionate interests therein, and the Escrow Agent shall from time to time execute and deliver to the Shareholders such proxies, consents or other documents as may be necessary to enable the Shareholders to exercise such rights. In the absence of any exercise of such voting rights with respect to Escrow Shares by the Shareholders, the Escrow Agent shall not vote any of the Escrow Shares.

                 (d) TRANSFERABILITY; SALE. The interest of the Shareholders in the Escrow Shares shall not be assignable or transferable so long as such Escrow Shares are held by the Escrow Agent hereunder; PROVIDED, HOWEVER, that the Escrow Agent may sell, transfer, or otherwise dispose of the Escrow Shares pursuant to Sections 5 and 6 hereof, and as otherwise provided in this Agreement.

            5.   RELEASE OF ESCROW SHARES.

                 (a) At any time, and from time to time, prior to twelve (12) months after the Effective Date (the "TERMINATION DATE"), LP may make claims, in the manner set forth in Section 6 hereof, for payment against the Escrow Shares if it (or any other Indemnified Person) has paid or incurred Damages and is entitled to indemnification under Article VIII of the Stock Purchase Agreement. The Shareholders' Agent, on behalf of each of the Shareholders, agrees that the Shareholders shall indemnify and hold harmless any Indemnified Person for such Damages pursuant to Section VIII of the Stock Purchase Agreement. Any of the Escrow Shares to be released pursuant to this Section 5(a) shall be valued in accordance with the terms of this Agreement.

                 (b) As soon as possible after the Termination Date, upon delivery of a notice executed jointly by both an LP Agent and the Shareholders' Agent to the Escrow Agent (which notice shall not be withheld unless pursuant to the matters provided for in Section 5(c) below), the Escrow Agent shall deliver and/or submit for transfer, delivery and assignment to an Israeli trustee to be designated in writing by the Shareholders' Agent within thirty days of the date hereof (the "Israeli Trustee"), for the benefit of each of the Shareholders, such Shareholder's pro rata portion of the Escrow Shares not subject to outstanding Claim Notices (as defined herein).

                 (c) Notwithstanding the foregoing, if on the Termination Date an LP Agent has previously given any Claim Notices (as defined herein) that have not then been resolved in accordance with Section 6 below, the Escrow Agent shall retain in the Escrow Account an amount of Escrow Shares having a Fair Market Value (as defined in Section 7 hereof) equal to the aggregate Claimed Amount (as defined herein) covered by all such Claim Notices that have not then been resolved. Any Escrow Shares retained in escrow pursuant to this Section 5(c) shall be disbursed in accordance with the terms of the resolution of any claims relating to any of the Escrow Shares retained hereunder.

            6. ADMINISTRATION OF ESCROW ACCOUNT FOR INDEMNIFICATION CLAIMS. With respect to indemnification claims, the Escrow Agent shall administer the Escrow Account as follows:

                 (a) The release of Escrow Shares shall be applied to each Shareholder in the proportion that the Escrow Shares of such Shareholder bears to the sum of Escrow Shares then remaining in the Escrow. In lieu of releasing any fractional Escrow Shares, any fraction of a released Escrow Share that would otherwise be released shall be rounded to the nearest whole share of Parent Common Stock (with one-half of a share being rounded upward).

                 (b) If an Indemnified Person has incurred or suffered Damages for which it is entitled to indemnification by the Shareholders under the Stock Purchase Agreement, the LP Agent shall, prior to the Termination Date, give written notice of such claim (a "CLAIM NOTICE") to the Shareholders' Agent with a copy to the Escrow Agent. Each Claim Notice shall state the amount of Damages claimed (the "CLAIMED AMOUNT") and the basis for such claim.

                 (c) Claims for indemnification involving a claim or legal proceeding by a third party shall be made in accordance with the procedures set forth in the Stock Purchase Agreement and the provisions of this Section 6. For indemnification claims not involving any claim or legal proceeding by a third party, the procedures herein alone shall apply. Within twenty (20) business days of receipt by the Shareholders' Agent of a Claim Notice, the Shareholders' Agent shall provide to the party providing the Claim Notice (with a copy to the Escrow Agent) a written response (the "RESPONSE NOTICE") in which the Shareholders' Agent shall either: (i) agree that Escrow Shares having a Fair Market Value (as computed pursuant to Section 7 below) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnified Person, (ii) agree that Escrow Shares having a Fair Market Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Indemnified Person, or (iii) contest that any of the Escrow Shares may be released from the Escrow Account to the Indemnified Person. The Shareholders' Agent may contest the release of Escrow Shares having a Fair Market Value equal to all or a portion of the Claimed Amount only if the Shareholders' Agent has a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Indemnified Person is entitled to indemnification under the Stock Purchase Agreement. If no Response Notice is delivered to, and received by the Escrow Agent prior to twenty (20) business days of receipt of the Claim Notice by the Shareholders' Agent, the Shareholders' Agent shall be deemed to have agreed that Escrow Shares having a Fair Market Value equal to all of the Claimed Amount may be released to the Indemnified Person from the Escrow Account. Notwithstanding any terms of this Agreement to the contrary, no Claim Notice or Response Notice shall be deemed to have been delivered to the Escrow Agent until it is actually received by the Escrow Agent at the address set forth in Section 12 hereof.

                 (d) If the Shareholders' Agent agrees (or is deemed to have agreed) that Escrow Shares having a Fair Market Value equal to all of the Claimed Amount may be released from the Escrow Account to the Indemnified Person, the Escrow Agent shall promptly thereafter transfer, deliver and assign to the Indemnified Person the Escrow Shares having a Fair Market Value equal to the Claimed Amount (or such lesser amount of Escrow Shares as are then held in the Escrow Account).

                 (e) If the Shareholders' Agent agrees that Escrow Shares having a Fair Market Value equal to part, but not all, of the Claimed Amount (the "PARTIAL AGREED AMOUNTS") may be released from the Escrow Account to the Indemnified Person, the Escrow Agent promptly shall transfer, deliver and assign to the Indemnified Person Escrow Shares having a Fair Market Value equal to the sum of all Partial Agreed Amounts (or such lesser amount of Escrow Shares as are then held in the Escrow Account).

                 (f) If the Shareholders' Agent contests the release of Escrow Shares having a Fair Market Value equal to all or part of the Claimed Amount (the "CONTESTED AMOUNT"), the Shareholders' Agent and the Indemnified Person or LP Agent, as applicable, shall attempt promptly and in good faith to agree upon the rights of the parties with respect to the Contested Amount. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and delivered to the Escrow Agent and, if such agreement provides that all or a portion of the Contested

Amount is to be paid to the LP Agent, the Escrow Agent shall promptly transfer, assign and deliver to the Indemnified Person from the Escrow Account an amount of Escrow Shares having a Fair Market Value equal to the amount so agreed. If no such agreement can be reached within 15 days, the matter shall be settled by binding arbitration in New York City, New York. Notwithstanding the foregoing, the parties may defer arbitration to a mutually agreeable later date. All claims shall be settled by a single arbitrator mutually agreeable to the LP Agent and the Shareholders' Agent, or if they cannot agree on a single arbitrator in 20 days, by three arbitrators, in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA RULES"). One of such arbitrators shall be chosen by the LP Agent, one shall be chosen by the Shareholders' Agent and the third shall be chosen by the first two arbitrators selected pursuant to this sentence. The Party against whom a judgment is made or against whom an award is entered shall pay the costs of arbitration and the other Party's reasonable out of pocket costs and expenses, including without limitation, reasonable attorney's fees. The arbitrator's decision shall relate solely to whether the Indemnified Person is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Stock Purchase Agreement and this Agreement. The final decision of the arbitrator, or a majority of the arbitrators in the case of three arbitrators, shall be furnished to the Shareholders' Agent and the LP Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Shareholders and LP, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrator's award. Either the Shareholders' Agent or an LP Agent may deliver a memorandum to the Escrow Agent setting forth such arbitrator's decision in accordance with the second sentence of this paragraph. The parties hereto agree that all arbitration proceedings conducted pursuant to this Agreement shall be held confidential.

                 (g) After delivery of a Response Notice that the Claimed Amount is contested by the Shareholders' Agent, the Escrow Agent shall continue to hold in the Escrow Account an amount of Escrow Shares having a Fair Market Value sufficient to cover the Contested Amount (up to the amount of Escrow Shares then available in the Escrow Account), notwithstanding the occurrence of the Termination Date, until (i) delivery of a copy of a settlement agreement executed by an LP Agent and the Shareholders' Agent setting forth instructions to the Escrow Agent as to the release of Escrow Shares that shall be made with respect to the Contested Amount or (ii) delivery of a copy of the final award of the arbitrator, or a majority of the arbitrators in the case of three arbitrators, and the memo referenced in the last sentence of the preceding paragraph setting forth instructions to the Escrow Agent as to the release of Escrow Shares that shall be made with respect to the Contested Amount. The Escrow Agent shall thereupon release Escrow Shares from the Escrow Account (up to the amount of Escrow Shares then available in the Escrow Account) in accordance with such agreement or instructions.

            7. VALUATION OF ESCROW SHARES. For purposes of this Agreement, the Fair Market Value of each of the Escrow Shares shall be seven dollars ($7.00) per share, with appropriate adjustment to take into account any stock split, reverse stock split, stock dividend, recapitalization or other similar capital adjustments with respect to LP's common stock. The Fair Market Value shall be calculated as set forth above jointly by the LP Agent and the Shareholders' Agent, and the results of such calculation shall be provided to the Escrow Agent.

            8. FEES AND EXPENSES OF THE ESCROW AGENT. LP hereby agrees to pay the Escrow Agent's reasonable fees and expenses, including attorneys fees, travel expenses, postal and delivery charges, and all other out-of-pocket expenses incurred, in accepting and performing its appointment as Escrow Agent hereunder (collectively, the "ESCROW AGENT EXPENSES").

            9. GENERAL TERMS AND STANDARDS REGARDING THE ESCROW AGENT. Notwithstanding any terms of this Agreement to the contrary, each term of this Agreement, including without limitation each of the stated duties and responsibilities of the Escrow Agent set forth herein, shall be subject to the following terms and conditions:

                 (a) The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth in this Agreement (and the duty to exercise reasonable care in the physical safekeeping of any property held in escrow hereunder), and no implied duties, responsibilities or obligations shall be read into this Agreement against the Escrow Agent. Without limiting the generality of the foregoing, the Escrow Agent shall have no duty to take action to preserve or exercise rights in any property held by it hereunder (including, without limitation, against prior parties or otherwise).

                 (b) The Escrow Agent shall not be subject to, bound by, charged with notice of or be required to comply with or interpret any agreement or document (including without limitation the Stock Purchase Agreement) between or among the interested parties (whether or not reference to any such other agreement or documents is expressed herein) other than this Agreement.

                 (c) The Escrow Agent shall in no instance be under any duty to give any property held by it hereunder any greater degree of care than it gives its own similar property. The Escrow Agent shall not be required to invest any funds held hereunder, and shall not be obligated to pay interest on uninvested funds. All amounts received by the Escrow Agent (and any credits to the Escrow Account) shall be conditional upon collection (and actual receipt by the Escrow Agent of final payment). In no event shall the Escrow Agent have any obligation to advance funds.

                 (d) The Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction, statement, request, waiver, order, judgement, certification, consent, receipt or other paper or document furnished to it (not only as to genuineness, but also as to its due execution and validity, the genuineness of signatures appearing thereon and as to the truth and accuracy of any information therein contained), which it in good faith believes to be genuine and signed or presented by the proper person.

                 (e) Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it or any of its directors, officers or employees, or for any mistake of fact or law, or for anything which it, or any of its directors, officers or employees, may do or refrain from doing in connection with or in the administration of this Agreement, unless and except to the extent the same constitutes gross negligence, bad faith or willful misconduct on the part of the Escrow Agent. In no event shall the Escrow Agent be liable for any indirect, punitive, special or consequential damages, or any amount in excess of the value of the Escrow Shares (as of the date of the action or omission giving rise to liability).

                 (f) The Escrow Agent shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer charged with responsibility for administering this Agreement or unless in writing received by the Escrow Agent and making specific reference to this Agreement.

                 (g) No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds, or to take any legal or other action hereunder which might in its judgement involve it in, or require it to incur in connection with the performance of its duties hereunder, any expense or any financial liability unless it shall be furnished with indemnification acceptable to it.

                 (h) Any permissive right of the Escrow Agent to take any action hereunder shall not be construed as duty.

                 (i) All indemnifications contained in this Agreement shall survive the resignation or removal of the Escrow Agent, and shall survive the termination of this Agreement.

                 (j) The Escrow Agent is not responsible for the recitals appearing in this Agreement. The recitals shall be deemed to be statements of the interested parties to this Agreement.

                 (k) The Escrow Agent has no responsibility for the sufficiency of this Agreement for any purpose. Without limiting the foregoing, if any security interest is referred to herein, the Escrow Agent shall have no responsibility for, and makes no representation or warranty as to, the creation, attachment or perfection of any such security interest or the sufficiency of this Agreement therefor.

                 (l) Nothing in this Agreement shall obligate the Escrow Agent to qualify to do business or act in any jurisdiction in which it is not presently qualified to do business, or be deemed to impose upon the Escrow Agent the duties of a trustee. The duties of the Escrow Agent under this Agreement are strictly ministerial in nature.

                 (m) In no event shall the Escrow Agent have any liability for any failure or inability of any of the interested parties to perform or observe his or its duties under the Agreement, or by reason of a breach of this Agreement by either of the interested parties. In no event shall the Escrow Agent be obligated to take any action against any of the interested parties to compel performance hereunder.

                 (n) The Escrow Agent shall in no instance be obligated to commence, prosecute or defend any legal proceedings in connection herewith. The Escrow Agent shall be authorized and entitled, however, in any instance to commence, prosecute or defend any legal proceedings in connection herewith, including without limitation any proceeding it may deem necessary to resolve any matter or dispute, to obtain a necessary declaration of rights, or to appoint a successor upon resignation (and after failure by the interested parties to appoint a successor, as provided in Section 13).

                 (o) Whenever the terms hereof call for any notice, payment or other action on a day which is not a business day, such payment or action may be taken, or such notice given, as the case may be, on the next succeeding business day. As used herein, "business day" shall mean any day other than a Saturday or Sunday, or any other day on which the Escrow Agent is closed for business.

                 (p) In the event of any ambiguity or uncertainty under this Agreement, or in any notice, instruction, or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its reasonable discretion, refrain from taking action, and may retain the Escrow Shares, until and unless it receives written instruction signed by all interested parties, or a decision by a court of competent jurisdiction which eliminates such uncertainty or ambiguity.

                 (q) If at any time Escrow Agent is served with any judicial or administrative order, judgement, decree, writ or other form of judicial administrative process which in any way relates to or affects the Escrow Shares (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the Escrow Shares), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel reasonably deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgement, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the Parties hereto or to any other person or entity notwithstanding that though such order, judgement, decree, writ or process may be subsequently modified, annulled, set aside, vacated, found to have been without proper jurisdiction, or otherwise determined to have been without legal force or effect.

                 (r) The Escrow Agent shall have no liability for the actions or omissions of any transfer agent, book-entry depository, nominee, correspondent, subagent or subcustodian, except to the extent that such action or omission of any transfer agent, book-entry depository, nominee, correspondent, subagent or subcustodian was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct.

                 (s) The parties understand that the Escrow Shares are not subject to an effective registration statement at the time of this Agreement, and that the Escrow Agent shall not be responsible for fluctuations in the market in connection with any transfer of the shares.

            10.  INDEMNIFICATION.

                 (a) GENERAL. Each of the Shareholders (jointly and severally as a group) and LP, jointly and severally, hereby covenant and agree to indemnify the Escrow Agent for, and to defend and hold harmless the Escrow Agent from and against, any and every loss, liability, damage, claim, cost and expense of any nature incurred or suffered by the Escrow Agent and arising out of or in connection with this Agreement or the administration of this Agreement or the performance or observance by the Escrow Agent of its responsibilities or services under this Agreement (including but not limited to reasonable attorneys fees and other costs and expenses of defending or preparing to defend against any claim or liability), unless and except to the extent such loss, liability, damage, cost or expense shall be caused by the Escrow Agent's own willful misconduct, bad faith or gross negligence; provided, that any indemnification payment required to be made to the Escrow Agent by the Shareholders should be made from, and as a charge against, the Escrow Account.

                 (b) TAX-RELATED MATTERS. Each of the Shareholders (jointly and severally as a group) and LP, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Escrow Shares under this Agreement, and, without limiting the generality of Section 10(a) above, hereby agree to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement. LP and each of the Shareholders undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Each of the Shareholders (severally as a group) and LP, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction of or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties. The interested parties shall each promptly provide Escrow Agent with appropriate IRS Forms W-9 for taxpayer identification number certifications, or Forms W-8 for nonresident alien certifications in connection with any payments to be made to them.

            11.  TERMINATION. If this Agreement is not terminated pursuant to
Section 5 above, this Agreement shall terminate upon the later of the Termination Date or the distribution by the Escrow Agent of all of the Escrow Account in accordance with this Agreement, provided that the provisions of Sections 9 and 10 above shall survive such termination.

            12. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the first business day following the date of transmittal of services via telecopy to the party to whom notice is to be given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or by an internationally recognized courier service, and properly addressed as follows (or at such other address for a party as shall be specified by like notice):

            To LP at:                     LivePerson, Inc.
                                          462 Seventh Avenue
                                          New York, New York  10018
                                          Attention:  Timothy E. Bixby

            With a copy to:               Brobeck, Phleger & Harrison LLP
                                          1633 Broadway, 47th Floor
                                          New York, NY  10019
                                          Attention:  Brian Margolis, Esq.
                                          Telecopy No.:  (212) 586-7878

            To the Shareholders Agent:    Eitan Ron
                                          c/o HumanClick Ltd.
                                          P.O. Box 193
                                          Bnei Zion, Israel 60910
                                          Telecopier:  (972) 9-741-2311

            With a copy to:               Zellermayer, Pelossof, Adv.
                                          Europe House
                                          37 Shaul Hamelech
                                          Tel Aviv, Israel 64928
                                          Attention:  Guy Even Ezra, Esq.
                                          Telecopier:  (972) 3-695-2884

            To Escrow Agent at:           First Union National Bank
                                          One World Trade Center, 47th Floor
                                          New York, NY 10048
                                          Attention: Corporate Trust Group

            Notwithstanding anything herein to the contrary, any party may give any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth. Copies of any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy given to the Escrow Agent by either party, shall be delivered to the other party as soon thereafter as practicable.

            13. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties, not less than 60 days prior to the date when such resignation shall take effect. LP may appoint a successor Escrow Agent with the consent of the Shareholders' Agent, which shall not be unreasonably withheld. If, within such notice period, LP provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Shares then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such

Escrow Shares to such designated successor. If no successor is so appointed, the Escrow Agent may apply to a court of competent jurisdiction for such appointment.

            14.  GENERAL.

                 (a) GOVERNING LAW, ASSIGNS. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to conflict-of-law and choice of law principles and shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns.

                 (b) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 (c) ENTIRE AGREEMENT. Except for the provisions of the Stock Purchase Agreement referenced herein, this Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the Parties with respect to the subject matter hereof.

                 (d) WAIVERS. No waiver by any party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

                 (e) AMENDMENT. This Agreement may be amended only with the written consent of an LP Agent, the Escrow Agent and the Shareholders' Agent.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Parties have duly executed this Escrow Agreement as of the day and year first above written.

                                    LIVEPERSON, INC.


                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________


                                    HUMANCLICK LTD.


                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________


                                    FIRST UNION NATIONAL BANK,
                                    AS ESCROW AGENT


                                    By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________


                                    EITAN RON,
                                    AS SHAREHOLDERS' AGENT:


                                    By:_______________________________________

                                   SCHEDULE A

                                  ESCROW SHARES


--------------------------------------------------------------------------------
 NAME OF REGISTERED HOLDER      CERTIFICATE NUMBER         NUMBER OF SHARES
--------------------------------------------------------------------------------
Eitan Ron                                                     260,717
--------------------------------------------------------------------------------
Tal Goldberg                                                  260,717
--------------------------------------------------------------------------------
Halakoch Hane'eman
Hashmonim Vetisha Ltd.                                         17,230
--------------------------------------------------------------------------------
J. Even Ezra Ltd.                                             176,905
--------------------------------------------------------------------------------
Had-Noa Holdings Ltd.                                           6,821
--------------------------------------------------------------------------------
Gilbridge Holdings Ltd.                                       312,691
--------------------------------------------------------------------------------
Philippe Lang                                                  17,341
--------------------------------------------------------------------------------
Max Herzberg                                                    7,183
--------------------------------------------------------------------------------

                                                                     EXHIBIT B-1

                              EMPLOYMENT AGREEMENT


      This Employment Agreement (the "Agreement"), is made and entered into this 12th day of October, 2000, by and between HumanClick Ltd. a private company organized under the laws of the State of Israel, with principal offices located at 33 Bnei Zion, Israel 60910 (the "Company"), and Eitan Ron (the "Executive").

                                   WITNESSETH

      WHEREAS, LivePerson, Inc., (hereinafter "LivePerson") is acquiring all of the shares of the Company pursuant to a certain Stock Purchase Agreement dated October 12th, 2000, (referred to herein as the "Acquisition"); and

      WHEREAS, the Executive served as Chief Executive Officer of the Company prior to the Acquisition; and

      WHEREAS, the Executive's continuing personal services are critical to maintaining the value of the shares being acquired by the Company in the Acquisition; and,

      WHEREAS, the Executive and the Company desire to enter into a formal Employment Agreement to fully recognize the contributions of Executive to the Company and to assure continuous harmonious performance of the affairs of the Company.

      NOW, THEREFORE, in consideration of the mutual promises, terms, provisions, and conditions contained herein, the parties agree as follows:

1.    POSITION.

      The Company hereby agrees to employ the Executive to serve in the role of General Manager of the Company, subject to the limitations set forth herein. The Executive accepts such employment upon the terms and conditions set forth herein, and further agrees to perform to the best of his abilities the duties generally associated with his position, as well as such other duties commensurate with his position as General Manager as may be reasonably assigned by the Board of Directors of the Company (the "Board"). The Executive shall, at all times during the Term, report directly to the Board. The Executive shall perform his duties diligently and faithfully and shall devote his full business time and attention to such duties.

2.    TERM OF EMPLOYMENT AND RENEWAL.

      The term of Executive's employment under this Agreement will commence on the date of this Agreement (the "Effective Date"). Subject to the provisions of
Section 8 of this Agreement, the term of Executive's employment hereunder shall be for a term of three (3) years from the Effective Date (the "Term").

3.    COMPENSATION AND BENEFITS.

      (a) SALARY. Commencing on the Effective Date, the Company agrees to pay the Executive a base salary at an annual rate of One Hundred Ten Thousand Dollars ($110,000) for the first year of the Term, payable in such installments as is the policy of the Company (the "Salary"), but no less frequently than monthly. Thereafter, the Company will review the Executive's Salary on an annual basis, and, at its discretion, may increase the Executive's Salary but in no event diminish the amount of Executive's Salary below the initial rate, or below the increased rates unless all of the Executive's peer executives undergo substantially equivalent decreases.

            The Executive acknowledges and agrees that his position with the Company is one that requires a special measure of personal trust as defined in the Work and Rest Hours Law, 5711-1951, and, therefore, the provisions of such law shall not apply to the Executive and the Executive shall not be entitled to compensation for working more than forty-five (45) hours per week, beyond the compensation set forth in this Section 3.

      (b) BONUS. The Executive shall be eligible to receive annual bonuses at the discretion of the Chief Executive Officer and Compensation Committee of the Board according to performance goals appropriate for the Executive's position and role to be issued by the Company.

      (c) BENEFITS. The Executive shall be entitled to participate in all employee benefit plans applicable for the Executive's level which the Company provides or may establish from time to time for the benefit of its employees, including, without limitation, group life, medical, surgical, dental and other health insurance, short and long-term disability, deferred compensation, profit-sharing and similar plans. The Company will pay on the Executive's behalf at the Company's sole cost and expense a sum equal to 13 1/3% (thirteen and one-third percent) of the Executive's Salary each month for executives' insurance. The Executive will contribute a sum equal to 5% (five percent) of his monthly Salary for each month for the insurance for the provident fund in accordance with custom and practice. All payments provided for in this Section will be made in such amounts and in such timely fashion as to guarantee the Executive the full rights and benefits of such insurance at all times during the Term and thereafter in accordance with law and practice. Ownership of all accounts and insurance policies provided for in this Section shall be in the name of the Executive and on termination of this Agreement will be released to the Executive to be applied towards any obligation of the Company to make severance payments to the Executive. The Company will pay, at its sole cost and expense, a sum equal to 7 1/2% (seven and one-half percent) of the Executive's monthly Salary on behalf of the Executive to an Advanced Study Fund in which the Company participates. The Executive will pay a sum equal to 2 1/2% (two and one-half percent) of his monthly Salary, at his expense, into said fund, as is standard practice. All amounts paid to the Advanced Study Fund under this Section will not exceed the amounts exempt from tax under the income tax regulations applicable to payments to Advanced Study Funds. During the Term, the Company shall extend to the Executive's use a leased car as shall be reasonably elected by the Executive and shall bear all expenses associated with the use of the car. The Company shall gross-up any tax applicable on the use of the car by the Executive according to the then applicable law. The Executive shall be entitled to annual Recreation Pay per year according to the then prevailing applicable law or custom at the minimum amount required by law. The Executive shall also be entitled to fifteen
(15) business days paid vacation per year. Annual vacations may be accumulated and/or redeemed as provided under the law. The Executive shall be entitled to Sick Leave according to the then prevailing applicable law. The Company may purchase one or more "key man" insurance policies on the Executive's life, each of which will be payable to and owned by the Company. The Company, in its sole discretion, may select the amount and type of key man life insurance purchased, and the Executive will have no interest in any such policy. The Executive will cooperate with the Company in securing this key man insurance, by submitting to all required medical examinations, supplying all information and executing all documents required in order for the Company to secure the insurance.

      (d) EXPENSES. The Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses actually incurred by him during the Term in performing services hereunder, provided that the Executive properly accounts for such expenses in accordance with the Company's policies.

4.    NON-COMPETITION AND NON-SOLICITATION.

      The Executive acknowledges that the Company has invested substantial time, money and resources in the development and retention of its Proprietary Information (including trade secrets) as defined in the Company's Proprietary Information and Intellectual Property Agreement referenced in Section 10 of this Agreement, customers, accounts and business partners, and further acknowledges that during the course of the Executive's employment with the Company the Executive has had and will have access to the Company's Inventions and Confidential Information (including trade secrets), and will be introduced to existing and prospective customers, accounts and business partners of the Company. The Executive acknowledges and agrees that any and all "goodwill" associated with any existing or prospective customer, account or business partner belongs exclusively to the Company, including, but not limited to, any goodwill created as a result of direct or indirect contacts or relationships between the Executive and any existing or prospective customers, accounts or business partners. The Executive expressly acknowledges that the provisions of this Section 4 are necessary to protect the investment by the Company in HumanClick. Additionally, the parties acknowledge and agree that Executive possesses skills that are special, unique or extraordinary and that the value of the Company depends upon his use of such skills on its behalf.

      In recognition of this, the Executive covenants and agrees that:

      (a) During the Term, and for a period of one (1) year after termination of this Agreement, the Executive may not, without the prior written consent of the Board, (whether as an employee, agent, servant, owner, partner, consultant, independent contractor, representative, stockholder or in any other capacity whatsoever) participate in any business that offers products or services competitive in any way to those offered by the Company or that were under active development or consideration by the Company during the Term.

      (b) During the Term, and for a period of one (1) year after termination of this Agreement, the Executive may not entice, solicit or encourage any Company employee to leave the employ of the Company or any independent contractor to sever its engagement with the Company, absent prior written consent to do so from the Board.

      (c) During the Term, and for a period of one (1) year after termination of this Agreement, the Executive may not, directly or indirectly, entice, solicit or encourage any customer or prospective customer of the Company to cease doing business with the Company, reduce its relationship with the Company or refrain from establishing or expanding a relationship with the Company.

5.    NON-DISPARAGEMENT.

      The Executive and the Company hereby agree that during the Term, and at all times thereafter, the Executive will not make any statement that is disparaging about the Company, any of its officers, directors, or shareholders, including, but not limited to, any statement that disparages the products, services, finances, financial condition, capabilities or other aspects of the business of the Company and the Company shall not make such statements with respect to the Executive, including, but not limited to, any statement that disparages his ability, services, morality standards or other aspects of his employment. The Executive further agrees that during the same period the Executive will not engage in any conduct that is intended to inflict harm upon the professional or personal reputation of the Company or any of its officers, directors, shareholders or employees.

6.    PROVISIONS NECESSARY AND REASONABLE.

      (a) The Executive agrees that (i) the provisions of Sections 4 and 5 of this Agreement are necessary and reasonable to protect the Company's Confidential Information, Inventions, and goodwill; (ii) the specific temporal, geographic and substantive provisions set forth in Section 4 of this Agreement are reasonable and necessary to protect the Company's business interests; and
(iii) in the event of any breach of any of the covenants set forth herein, the Company would suffer substantial irreparable harm and would not have an adequate remedy at law for such breach. In recognition of the foregoing, the Executive agrees that in the event of a breach or threatened breach of any of these covenants, in addition to such other remedies as the Company may have at law, without posting any bond or security, the Company shall be entitled to seek and obtain equitable relief, in the form of specific performance, and/or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available. The seeking of such injunction or order shall not affect the Company's right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.

      (b) If any of the covenants contained in Sections 4 and 5 hereof, or any part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

      (c) If any of the covenants contained in Sections 4 and 5 hereof, or any part thereof, are held to be unenforceable by a court of competent jurisdiction because of the temporal or geographic scope of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision and, in its reduced form, such provision shall be enforceable.

7.    REPRESENTATIONS REGARDING PRIOR WORK AND LEGAL OBLIGATIONS.

      (a) The Executive represents that the Executive has no agreement or other legal obligation with any prior employer, or any other person or entity, that restricts the Executive's ability to accept employment with, or to perform any function for, the Company.

      (b) The Executive has been advised by the Company that at no time should the Executive divulge to or use for the benefit of the Company any trade secret or confidential or proprietary information of any previous employer. The Executive expressly acknowledges that the Executive has not divulged or used any such information for the benefit of the Company.

      (c) The Executive acknowledges that the Executive has not and will not misappropriate any Invention that the Executive played any part in creating while working for any former employer.

      (d) The Executive acknowledges that the Company is basing important business decisions on these representations, and affirms that all of the statements included herein are true.


8.    TERMINATION AND SEVERANCE.

      Notwithstanding the provisions of Section 2 of this Agreement, the Executive's employment hereunder may terminate under the following circumstances:

      (a) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate this Agreement for Cause at any time, upon written notice to the Executive setting forth in reasonable detail the nature of such Cause. For purposes of this Agreement, Cause is defined as (i) the Executive's willful and material breach of the terms of this Agreement; (ii) the Executive's commission of any felony or any crime involving moral turpitude; (iii) gross negligence or willful misconduct by the Executive in connection with his duties hereunder; or (iv) the Executive's willful refusal to perform his duties hereunder. Upon the termination for Cause of Executive's employment, the Company shall have no further obligation or liability to the Executive other than for salary earned under this Agreement prior to the date of termination, and any accrued but unused vacation or other benefits.

      (b) TERMINATION BY THE COMPANY WITHOUT CAUSE. The Executive's employment hereunder may be terminated without Cause by the Company upon written notice to the Executive, provided, however, that if the Company terminates the Executive's employment without Cause, or the Executive terminates his employment for Good Reason, as defined below, the Company shall continue to pay the Executive the Salary and shall provide health coverage, under the same conditions as exist at the time of termination, for a six (6) month period. As a condition of receiving severance benefits pursuant to this Agreement, the Executive shall execute and deliver to the Company prior to his receipt of such benefits a general release substantially in the form attached hereto as Exhibit A.

      (c) TERMINATION BY THE EXECUTIVE. The Executive may terminate his employment hereunder upon one (1) month's written notice to the Company. In the event of termination by the Executive pursuant to this subsection 8(c), the Company may elect to pay the Executive during the notice period (or for any remaining portion of that period) the Salary and benefits at the rate of compensation the Executive was receiving immediately before such notice of termination was tendered in lieu of actual notice. The Executive may also terminate his employment hereunder for "Good Reason," within forty (40) days of the occurrence of any of the following events: (i) a material reduction in salary other than an across-the-board Company action reducing base salary; (ii) a relocation of the Executive's worksite to a location not in the State of Israel, (iii) a change in the Executive's title, or (iv) Mr. Robert LoCascio is no longer an active executive of LivePerson. The Executive shall give the Company twenty (20) days' written notice and opportunity to cure prior to any termination for Good Reason based on the grounds specified above.

      (d) DEATH. In the event of the Executive's death during the Term of this Agreement, the Executive's employment hereunder shall immediately and automatically terminate, and the Company shall have no further obligation or duty to the Executive or his estate or beneficiaries other than for the Salary earned under this Agreement to the date of termination and any payments or benefits due under Company policies or benefit plans.

      (e) DISABILITY. The Company may terminate the Executive's employment hereunder, upon written notice to the Executive, in the event that the Executive becomes disabled during the Term through any condition of either a physical or psychological nature and, as a result, is, with or without reasonable accommodation, unable to perform the essential functions of the services contemplated hereunder for (a) a period of ninety (90) consecutive days, or (b) for shorter periods aggregating one hundred twenty (120) days during any twelve
(12) month period during the Term. Any such termination shall become effective upon mailing or hand delivery of notice that the Company has elected its right to terminate under this subsection 8(e), and the Company shall have no further obligation or duty to the Executive other than for salary earned under this Agreement prior to the date of termination and any payments or benefits due under Company policies or benefit plans.

9.    CHOICE OF LAW.

      The validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the internal law of the State of Israel, without giving effect to conflict of law principles. Both parties agree that the exclusive venue for any action, demand, claim or counterclaim relating to the terms and provisions of Sections 4 and 5 of this Agreement, or to their breach, shall be in the state or federal courts located in the State of Israel, the City of Tel Aviv and that such courts shall have personal jurisdiction over the parties to this Agreement.

10.   CONFIDENTIALITY AND OTHER AGREEMENTS.

      As a condition to the Company's performance of its obligations hereunder, Executive shall enter into and execute contemporaneously with the execution hereof, the Company's Proprietary Information and Intellectual Property Agreement.

11.   MISCELLANEOUS.

      (a) ASSIGNMENT. The Executive acknowledges and agrees that the rights and obligations of the Company under this Agreement may be assigned by the Company to any successors in interest. The Executive further acknowledges and agrees that this Agreement is personal to the Executive and that the Executive may not assign any rights or obligations hereunder.

      (b) WITHHOLDING. All salary and bonus payments required to be made by the Company to the Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with the applicable Israeli law.

      (c) ENTIRE AGREEMENT. This Agreement, the Restricted Stock Option Agreement, and the Proprietary Information and Intellectual Property Agreement set forth the entire agreement between the parties and supersedes any prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

      (d) AMENDMENTS. Any attempted modification of this Agreement will not be effective unless signed by an officer of the Company and the Executive.

      (e) WAIVER OF BREACH. The Executive understands that a breach of any provision of this Agreement may only be waived by an officer of the Company. The waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

      (f) SEVERABILITY. If any provision of this Agreement should, for any reason, be held invalid or unenforceable in any respect by a court of competent jurisdiction, then the remainder of this Agreement, and the application of such provision in circumstances other than those as to which it is so declared invalid or unenforceable, shall not be affected thereby, and each such provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      (g) NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered by private messenger, private overnight mail service, or facsimile as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

            If to the Company:

            HumanClick, Ltd.
            33 Bnei Zion
            Israel 60910
            Attn:  Chief Executive Officer

            With a copy to:

            Brobeck, Phleger & Harrison LLP
            1633 Broadway, 47th Floor
            New York, New York  10019
            Attn:  Brian B. Margolis, Esq.

            If to Executive:

            Eitan Ron
            1 Moshe Sne Street
            Ra'anana, Israel




      (h) SURVIVAL. The Executive and the Company agree that certain provisions of this Agreement shall survive the expiration or termination of this Agreement and the termination of the Executive's employment with the Company. Such provisions shall be limited to those within this Agreement which, by their express and implied terms, obligate either party to perform beyond the termination of the Executive's employment or termination of this Agreement.

      (i) DISCLOSURE AND CONFIDENTIALITY. The Executive agrees to provide, and agrees that the Company similarly may provide in its discretion, a copy of the covenants contained in this Agreement to any business or enterprise which the Company may directly or indirectly own, manage, operate, finance, join, control or in which the Company participates in the ownership, management, operation, financing or control, or with which the Company may be connected or may become connected as an officer, director, executive, partner, principal, agent, representative, consultant or otherwise. The Executive also agrees that the Company may disclose a copy of this Agreement if legally required to do so, and in connection with a partnering transaction or financing, assuming that an appropriate confidentiality agreement is in place. The Executive further agrees not to disclose the existence or terms of this Agreement to any person other than the Executive's immediate family and legal, financial or accounting professional.

      (j) ARBITRATION OF DISPUTES. Any controversy, dispute or question which may at any time in the future arise between the parties, which relates to the correct interpretation of this Agreement or the fulfillment of this Agreement or the rights and obligations of the parties hereunder or any aspect of the Executive's relationship with the Company including the cessation thereof (other than disputes with respect to alleged violations of the covenants contained in Sections 4 and 5 hereof, and the Company's pursuit of the remedies described in
Section 6 hereof in connection therewith) will be submitted to a sole arbitrator who shall be selected by agreement of the parties. In the event that the parties cannot agree upon an arbitrator within seven (7) days, an arbitrator shall be appointed by the President of the Tel Aviv District of the Israel Bar Association. The arbitration proceedings shall be held in Tel Aviv and shall be conducted in the English language. The arbitrator will have the power to issue interim orders and to award fees to the prevailing party and will not be bound by the rules of evidence. The signatures of the parties hereto shall be deemed as a deed of submission to arbitration.

      (k) RIGHTS OF OTHER INDIVIDUALS. This Agreement confers rights solely on the Executive and the Company. This Agreement is not a benefit plan and confers no rights on any individual or entity other than the undersigned.

      (l) HEADINGS. The parties acknowledge that the headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

      (m) ADVICE OF COUNSEL. The Executive and the Company hereby acknowledge that each party has had adequate opportunity to review this Agreement, to obtain the advice of counsel with respect to this Agreement, and to reflect upon and consider the terms and conditions of this Agreement. The parties further acknowledge that each party fully understands the terms of this Agreement and has voluntarily executed this Agreement.

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year set forth below.


EXECUTIVE                                 HumanClick Ltd.


___________________________________       By:___________________________________
Eitan Ron
                                          Title:________________________________

                                                                     EXHIBIT B-2

                              EMPLOYMENT AGREEMENT


      This Employment Agreement (the "Agreement"), is made and entered into this 12th day of October, 2000, by and between HumanClick Ltd. a private company organized under the laws of the State of Israel, with principal offices located at 33 Bnei Zion, Israel 60910 (the "Company"), and Tal Goldberg (the "Executive").

                                   WITNESSETH

      WHEREAS, LivePerson, Inc., (hereinafter "LivePerson") is acquiring all of the shares of the Company pursuant to a certain Stock Purchase Agreement dated October 12, 2000, (referred to herein as the "Acquisition"); and

      WHEREAS, the Executive served as President of the Company prior to the Acquisition; and

      WHEREAS, the Executive's continuing personal services are critical to maintaining the value of the shares being acquired by the Company in the Acquisition; and,

      WHEREAS, the Executive and the Company desire to enter into a formal Employment Agreement to fully recognize the contributions of Executive to the Company and to assure continuous harmonious performance of the affairs of the Company.

      NOW, THEREFORE, in consideration of the mutual promises, terms, provisions, and conditions contained herein, the parties agree as follows:

1.    POSITION.

      The Company hereby agrees to employ the Executive to serve in the role of Executive Vice President of Technology of the Company, subject to the limitations set forth herein. The Executive accepts such employment upon the terms and conditions set forth herein, and further agrees to perform to the best of his abilities the duties generally associated with his position, as well as such other duties commensurate with his position as Executive Vice President of Technology as may be reasonably assigned by the Board of Directors of the Company (the "Board"). The Executive shall, at all times during the Term, report directly to the Board. The Executive shall perform his duties diligently and faithfully and shall devote his full business time and attention to such duties.

2.    TERM OF EMPLOYMENT AND RENEWAL.

      The term of Executive's employment under this Agreement will commence on the date of this Agreement (the "Effective Date"). Subject to the provisions of
Section 8 of this Agreement,
the term of Executive's employment hereunder shall be for a term of three (3) years from the Effective Date (the "Term").

3.    COMPENSATION AND BENEFITS.

      (a) SALARY. Commencing on the Effective Date, the Company agrees to pay the Executive a base salary at an annual rate of One Hundred Ten Thousand Dollars ($110,000) for the first year of the Term, payable in such installments as is the policy of the Company (the "Salary"), but no less frequently than monthly. Thereafter, the Company will review the Executive's Salary on an annual basis, and, at its discretion, may increase the Executive's Salary but in no event diminish the amount of Executive's Salary below the initial rate, or below the increased rates unless all of the Executive's peer executives undergo substantially equivalent decreases.

            The Executive acknowledges and agrees that his position with the Company is one that requires a special measure of personal trust as defined in the Work and Rest Hours Law, 5711-1951, and, therefore, the provisions of such law shall not apply to the Executive and the Executive shall not be entitled to compensation for working more than forty-five (45) hours per week, beyond the compensation set forth in this Section 3.

      (b) BONUS. The Executive shall be eligible to receive annual bonuses at the discretion of the Chief Executive Officer and Compensation Committee of the Board according to performance goals appropriate for the Executive's position and role to be issued by the Company.

      (c) BENEFITS. The Executive shall be entitled to participate in all employee benefit plans applicable for the Executive's level which the Company provides or may establish from time to time for the benefit of its employees, including, without limitation, group life, medical, surgical, dental and other health insurance, short and long-term disability, deferred compensation, profit-sharing and similar plans. The Company will pay on the Executive's behalf at the Company's sole cost and expense a sum equal to 13 1/3% (thirteen and one-third percent) of the Executive's Salary each month for executives' insurance. The Executive will contribute a sum equal to 5% (five percent) of his monthly Salary for each month for the insurance for the provident fund in accordance with custom and practice. All payments provided for in this Section will be made in such amounts and in such timely fashion as to guarantee the Executive the full rights and benefits of such insurance at all times during the Term and thereafter in accordance with law and practice. Ownership of all accounts and insurance policies provided for in this Section shall be in the name of the Executive and on termination of this Agreement will be released to the Executive to be applied towards any obligation of the Company to make severance payments to the Executive. The Company will pay, at its sole cost and expense, a sum equal to 7 1/2% (seven and one-half percent) of the Executive's monthly Salary on behalf of the Executive to an Advanced Study Fund in which the Company participates. The Executive will pay a sum equal to 2 1/2% (two and one-half percent) of his monthly Salary, at his expense, into said fund, as is standard practice. All amounts paid to the Advanced Study Fund under this Section will not exceed the amounts exempt from tax under the income tax regulations applicable to payments to Advanced Study Funds. During the Term, the

Company shall extend to the Executive's use a leased car as shall be reasonably elected by the Executive and shall bear all expenses associated with the use of the car. The Company shall gross-up any tax applicable on the use of the car by the Executive according to the then applicable law. The Executive shall be entitled to annual Recreation Pay per year according to the then prevailing applicable law or custom at the minimum amount required by law. The Executive shall also be entitled to fifteen (15) business days paid vacation per year. Annual vacations may be accumulated and/or redeemed as provided under the law. The Executive shall be entitled to Sick Leave according to the then prevailing applicable law. The Company may purchase one or more "key man" insurance policies on the Executive's life, each of which will be payable to and owned by the Company. The Company, in its sole discretion, may select the amount and type of key man life insurance purchased, and the Executive will have no interest in any such policy. The Executive will cooperate with the Company in securing this key man insurance, by submitting to all required medical examinations, supplying all information and executing all documents required in order for the Company to secure the insurance.

      (d) EXPENSES. The Company shall pay or reimburse the Executive for all reasonable out-of-pocket expenses actually incurred by him during the Term in performing services hereunder, provided that the Executive properly accounts for such expenses in accordance with the Company's policies.

4.    NON-COMPETITION AND NON-SOLICITATION.

      The Executive acknowledges that the Company has invested substantial time, money and resources in the development and retention of its Proprietary Information (including trade secrets) as defined in the Company's Proprietary Information and Intellectual Property Agreement referenced in Section 10 of this Agreement, customers, accounts and business partners, and further acknowledges that during the course of the Executive's employment with the Company the Executive has had and will have access to the Company's Inventions and Confidential Information (including trade secrets), and will be introduced to existing and prospective customers, accounts and business partners of the Company. The Executive acknowledges and agrees that any and all "goodwill" associated with any existing or prospective customer, account or business partner belongs exclusively to the Company, including, but not limited to, any goodwill created as a result of direct or indirect contacts or relationships between the Executive and any existing or prospective customers, accounts or business partners. The Executive expressly acknowledges that the provisions of this Section 4 are necessary to protect the investment by the Company in HumanClick. Additionally, the parties acknowledge and agree that Executive possesses skills that are special, unique or extraordinary and that the value of the Company depends upon his use of such skills on its behalf.

      In recognition of this, the Executive covenants and agrees that:

      (a) During the Term, and for a period of one (1) year after termination of this Agreement, the Executive may not, without the prior written consent of the Board, (whether as an employee, agent, servant, owner, partner, consultant, independent contractor, representative, stockholder or in any other capacity whatsoever) participate in any business that offers products or services competitive in any way to those offered by the Company or that were under active development or consideration by the Company during the Term.

      (b) During the Term, and for a period of one (1) year after termination of this Agreement, the Executive may not entice, solicit or encourage any Company employee to leave the employ of the Company or any independent contractor to sever its engagement with the Company, absent prior written consent to do so from the Board.

      (c) During the Term, and for a period of one (1) year after termination of this Agreement, the Executive may not, directly or indirectly, entice, solicit or encourage any customer or prospective customer of the Company to cease doing business with the Company, reduce its relationship with the Company or refrain from establishing or expanding a relationship with the Company.

5.    NON-DISPARAGEMENT.

      The Executive and the Company hereby agree that during the Term, and at all times thereafter, the Executive will not make any statement that is disparaging about the Company, any of its officers, directors, or shareholders, including, but not limited to, any statement that disparages the products, services, finances, financial condition, capabilities or other aspects of the business of the Company and the Company shall not make such statements with respect to the Executive, including, but not limited to, any statement that disparages his ability, services, morality standards or other aspects of his employment. The Executive further agrees that during the same period the Executive will not engage in any conduct that is intended to inflict harm upon the professional or personal reputation of the Company or any of its officers, directors, shareholders or employees.

6.    PROVISIONS NECESSARY AND REASONABLE.

      (a) The Executive agrees that (i) the provisions of Sections 4 and 5 of this Agreement are necessary and reasonable to protect the Company's Confidential Information, Inventions, and goodwill; (ii) the specific temporal, geographic and substantive provisions set forth in Section 4 of this Agreement are reasonable and necessary to protect the Company's business interests; and
(iii) in the event of any breach of any of the covenants set forth herein, the Company would suffer substantial irreparable harm and would not have an adequate remedy at law for such breach. In recognition of the foregoing, the Executive agrees that in the event of a breach or threatened breach of any of these covenants, in addition to such other remedies as the Company may have at law, without posting any bond or security, the Company shall be entitled to seek and obtain equitable relief, in the form of specific performance, and/or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available. The seeking of such injunction or order shall not affect the Company's right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.

      (b) If any of the covenants contained in Sections 4 and 5 hereof, or any part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

      (c) If any of the covenants contained in Sections 4 and 5 hereof, or any part thereof, are held to be unenforceable by a court of competent jurisdiction because of the temporal or geographic scope of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision and, in its reduced form, such provision shall be enforceable.

7.    REPRESENTATIONS REGARDING PRIOR WORK AND LEGAL OBLIGATIONS.

      (a) The Executive represents that the Executive has no agreement or other legal obligation with any prior employer, or any other person or entity, that restricts the Executive's ability to accept employment with, or to perform any function for, the Company.

      (b) The Executive has been advised by the Company that at no time should the Executive divulge to or use for the benefit of the Company any trade secret or confidential or proprietary information of any previous employer. The Executive expressly acknowledges that the Executive has not divulged or used any such information for the benefit of the Company.

      (c) The Executive acknowledges that the Executive has not and will not misappropriate any Invention that the Executive played any part in creating while working for any former employer.

      (d) The Executive acknowledges that the Company is basing important business decisions on these representations, and affirms that all of the statements included herein are true.


8.    TERMINATION AND SEVERANCE.

      Notwithstanding the provisions of Section 2 of this Agreement, the Executive's employment hereunder may terminate under the following circumstances:

      (a) TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate this Agreement for Cause at any time, upon written notice to the Executive setting forth in reasonable detail the nature of such Cause. For purposes of this Agreement, Cause is defined as (i) the Executive's willful and material breach of the terms of this Agreement; (ii) the Executive's commission of any felony or any crime involving moral turpitude; (iii) gross negligence or willful misconduct by the Executive in connection with his duties hereunder; or (iv) the Executive's willful refusal to perform his duties hereunder. Upon the termination for Cause of Executive's employment, the Company shall have no further obligation or liability to the Executive other than for salary earned under this Agreement prior to the date of termination, and any accrued but unused vacation or other benefits.

      (b) TERMINATION BY THE COMPANY WITHOUT CAUSE. The Executive's employment hereunder may be terminated without Cause by the Company upon written notice to the Executive, provided, however, that if the Company terminates the Executive's employment without Cause, or the Executive terminates his employment for Good Reason, as defined below, the Company shall continue to pay the Executive the Salary and shall provide health coverage, under the same conditions as exist at the time of termination, for a six (6) month period. As a condition of receiving severance benefits pursuant to this Agreement, the Executive shall execute and deliver to the Company prior to his receipt of such benefits a general release substantially in the form attached hereto as Exhibit A.

      (c) TERMINATION BY THE EXECUTIVE. The Executive may terminate his employment hereunder upon one (1) month's written notice to the Company. In the event of termination by the Executive pursuant to this subsection 8(c), the Company may elect to pay the Executive during the notice period (or for any remaining portion of that period) the Salary and benefits at the rate of compensation the Executive was receiving immediately before such notice of termination was tendered in lieu of actual notice. The Executive may also terminate his employment hereunder for "Good Reason," within forty (40) days of the occurrence of any of the following events: (i) a material reduction in salary other than an across-the-board Company action reducing base salary; (ii) a relocation of the Executive's worksite to a location not in the State of Israel, (iii) a change in the Executive's title, or (iv) Mr. Robert LoCascio is no longer an active executive of LivePerson. The Executive shall give the Company twenty (20) days' written notice and opportunity to cure prior to any termination for Good Reason based on the grounds specified above.

      (d) DEATH. In the event of the Executive's death during the Term of this Agreement, the Executive's employment hereunder shall immediately and automatically terminate, and the Company shall have no further obligation or duty to the Executive or his estate or beneficiaries other than for the Salary earned under this Agreement to the date of termination and any payments or benefits due under Company policies or benefit plans.

      (e) DISABILITY. The Company may terminate the Executive's employment hereunder, upon written notice to the Executive, in the event that the Executive becomes disabled during the Term through any condition of either a physical or psychological nature and, as a result, is, with or without reasonable accommodation, unable to perform the essential functions of the services contemplated hereunder for (a) a period of ninety (90) consecutive days, or (b) for shorter periods aggregating one hundred twenty (120) days during any twelve
(12) month period during the Term. Any such termination shall become effective upon mailing or hand delivery of notice that the Company has elected its right to terminate under this subsection 8(e), and the Company shall have no further obligation or duty to the Executive other than for salary earned under this Agreement prior to the date of termination and any payments or benefits due under Company policies or benefit plans.

9.    CHOICE OF LAW.

      The validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the internal law of the State of Israel, without giving effect to conflict of law principles. Both parties agree that the exclusive venue for any action, demand, claim or counterclaim relating to the terms and provisions of Sections 4 and 5 of this Agreement, or to their breach, shall be in the state or federal courts located in the State of Israel, the City of Tel Aviv and that such courts shall have personal jurisdiction over the parties to this Agreement.

10.   CONFIDENTIALITY AND OTHER AGREEMENTS.

      As a condition to the Company's performance of its obligations hereunder, Executive shall enter into and execute contemporaneously with the execution hereof, the Company's Proprietary Information and Intellectual Property Agreement.

11.   MISCELLANEOUS.

      (a) ASSIGNMENT. The Executive acknowledges and agrees that the rights and obligations of the Company under this Agreement may be assigned by the Company to any successors in interest. The Executive further acknowledges and agrees that this Agreement is personal to the Executive and that the Executive may not assign any rights or obligations hereunder.

      (b) WITHHOLDING. All salary and bonus payments required to be made by the Company to the Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with the applicable Israeli law.

      (c) ENTIRE AGREEMENT. This Agreement, the Restricted Stock Option Agreement, and the Proprietary Information and Intellectual Property Agreement set forth the entire agreement between the parties and supersedes any prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment.

      (d) AMENDMENTS. Any attempted modification of this Agreement will not be effective unless signed by an officer of the Company and the Executive.

      (e) WAIVER OF BREACH. The Executive understands that a breach of any provision of this Agreement may only be waived by an officer of the Company. The waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

      (f) SEVERABILITY. If any provision of this Agreement should, for any reason, be held invalid or unenforceable in any respect by a court of competent jurisdiction, then the remainder of this Agreement, and the application of such provision in circumstances other than those as to which it is so declared invalid or unenforceable, shall not be affected thereby, and each such provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      (g) NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered by private messenger, private overnight mail service, or facsimile as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

            If to the Company:

            HumanClick, Ltd.
            33 Bnei Zion

            Israel 60910
            Attn:  Chief Executive Officer

            With a copy to:

            Brobeck, Phleger & Harrison LLP
            1633 Broadway, 47th Floor
            New York, New York  10019
            Attn:  Brian B. Margolis, Esq.

            If to Executive:

            Tal Goldberg
            28 Hashushan Street
            Pardesia, Israel




      (h) SURVIVAL. The Executive and the Company agree that certain provisions of this Agreement shall survive the expiration or termination of this Agreement and the termination of the Executive's employment with the Company. Such provisions shall be limited to those within this Agreement which, by their express and implied terms, obligate either party to perform beyond the termination of the Executive's employment or termination of this Agreement.

      (i) DISCLOSURE AND CONFIDENTIALITY. The Executive agrees to provide, and agrees that the Company similarly may provide in its discretion, a copy of the covenants contained in this Agreement to any business or enterprise which the Company may directly or indirectly own, manage, operate, finance, join, control or in which the Company participates in the ownership, management, operation, financing or control, or with which the Company may be connected or may become connected as an officer, director, executive, partner, principal, agent, representative, consultant or otherwise. The Executive also agrees that the Company may disclose a copy of this Agreement if legally required to do so, and in connection with a partnering transaction or financing, assuming that an appropriate confidentiality agreement is in place. The Executive further agrees not to disclose the existence or terms of this Agreement to any person other than the Executive's immediate family and legal, financial or accounting professional.

      (j) ARBITRATION OF DISPUTES. Any controversy, dispute or question which may at any time in the future arise between the parties, which relates to the correct interpretation of this Agreement or the fulfillment of this Agreement or the rights and obligations of the parties hereunder or any aspect of the Executive's relationship with the Company including the cessation thereof (other than disputes with respect to alleged violations of the covenants contained in Sections 4 and 5 hereof, and the Company's pursuit of the remedies described in
Section 6 hereof in connection therewith) will be submitted to a sole arbitrator who shall be selected by agreement of the parties. In the event that the parties cannot agree upon an arbitrator within seven (7) days, an arbitrator shall be appointed by the President of the Tel Aviv District of the Israel Bar Association. The arbitration proceedings shall be held in Tel Aviv and shall be conducted in the English language. The arbitrator will have the power to issue interim orders and to award fees to the prevailing party and will not be bound by the rules of evidence. The signatures of the parties hereto shall be deemed as a deed of submission to arbitration.

      (k) RIGHTS OF OTHER INDIVIDUALS. This Agreement confers rights solely on the Executive and the Company. This Agreement is not a benefit plan and confers no rights on any individual or entity other than the undersigned.

      (l) HEADINGS. The parties acknowledge that the headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

      (m) ADVICE OF COUNSEL. The Executive and the Company hereby acknowledge that each party has had adequate opportunity to review this Agreement, to obtain the advice of counsel with respect to this Agreement, and to reflect upon and consider the terms and conditions of this Agreement. The parties further acknowledge that each party fully understands the terms of this Agreement and has voluntarily executed this Agreement.

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year set forth below.


EXECUTIVE                                 HumanClick Ltd.


__________________________________        By:___________________________________
Tal Goldberg
                                          Title:________________________________

                                                                     EXHIBIT C-1

                    [Zellermayer, Pelossof, Adv. letterhead]


                                          October 12, 2000


LivePerson, Inc.
462 Seventh Avenue, 10th Floor
New York, New York 10018
U.S.A.

      Re:   HUMANCLICK LTD.

Ladies and Gentlemen:

We have acted as Israeli counsel to HumanClick Ltd., an Israeli corporation (the "Company"), in connection with the sale of all of the outstanding capital stock of the Company, pursuant to the Stock Purchase Agreement dated as of October 12, 2000 between LivePerson, Inc., a Delaware corporation (the "Purchaser"), the Company and the shareholders of the Company named in SCHEDULE I thereto (the "Shareholders") (such agreement, the "Purchase Agreement"). This opinion is being rendered to you pursuant to Section 7.02(e) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the same meaning given to such terms in the Purchase Agreement.

      In so acting, and as a basis for the opinions herein set forth, we have examined original, photocopied, facsimile copies or electronically transmitted versions of only the Purchase Agreement, including all schedules and exhibits thereto, and the other Transaction Documents, the currently in effect Memorandum and Articles of Association of the Company, certified corporate resolutions and shareholders register provided to us by the Company and certificates of public officials which we have deemed relevant for the purpose of this opinion (the "Documents"). We have assumed the due authorization, execution and delivery of each of the Purchase Agreement and the other Transaction Documents by all parties thereto (other than the Company) and that each such agreement constitutes the legal, valid and binding obligation of each such party, enforceable against it in accordance with its terms. We have further assumed, without investigation, the legal capacity of natural persons, actual compliance of all parties with their covenants and agreements and with all relevant laws, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted, facsimile or electronically transmitted to us as copies and that such documents as examined by us are true, complete and correct, are in full force and effect and have not been amended, rescinded, supplemented or otherwise modified. As to various questions of fact relevant to the opinions expressed herein, we have relied exclusively upon and assumed the completeness and accuracy of, without any independent investigation or verification, the Documents and the representations, warranties and other statements of fact by the parties thereto as contained therein, assuming, without verification, that such are accurate and complete and that there are no other records or facts that may be relevant to our opinions except as set forth therein. With your permission, all other assumptions and statements of reliance as indicated herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated in this opinion, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

      Our opinions are limited to Israeli Laws and regulations. With regard to the opinions expressed in Articles (3), (4) and (6) below, our opinions are limited to a review of only those Israeli laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement solely on the basis of the description of such matters in the materials mentioned above. Our opinions specifically exclude any aspect of intellectual property laws and private international law.

      We do not opine as to the laws of all jurisdictions other than the State of Israel as the same are in force on the date hereof, such opinions being based on current law, therefore there can be no assurance that the views expressed in such opinions will be accepted by the relevant administrative or judicial authorities. We assume no obligation to update this opinion or to advise you of any events that occur subsequent to the date of this opinion.

      As used in this opinion, any use of the term "knowledge" or similar language means that, after an examination of documents made available by the Company to attorneys of this firm in the course of their handling the legal affairs of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect.

      For purposes of this opinion, we are assuming that each party to the Purchase Agreement and the other Transaction Documents (other than the Company) has all requisite power and authority and (where applicable) has taken any and all necessary corporate or partnership action, to execute and deliver the Purchase Agreement and the other Transaction Documents, and that each party has entered into the Purchase Agreement and other Transaction Documents for value, in good faith and without notice of any adverse fact.

      Based on and subject to the foregoing and the other reservations set forth herein, we are of the opinion that:

1. The Company is a corporation duly organized and validly existing under the laws of the State of Israel and, to our knowledge, is not the subject of any proceedings to strike the Company from the Registrar of Companies. The Company has the requisite corporate power and authority to own its properties and to conduct its business as, to our knowledge, it is presently conducted.

2. The Company has the requisite corporate power and authority to execute, deliver and perform the Purchase Agreement and the other Transaction Documents to which it is a party. The Company has taken all necessary corporate action to approve and adopt the Purchase

      Agreement and the other Transaction Documents to which the Company is a party and to approve and to authorize the performance of the transactions contemplated thereby. Each of the Purchase Agreement and the other Transaction Documents to which the Company is a party has been duly and validly authorized by the Company and has been duly executed and delivered by an authorized officer of the Company.

3. Neither the execution or delivery by the Company of the Transaction Documents to which it is a party, nor the consummation by the Company at the Closing of the transactions contemplated thereby, will (i) violate any provision of the Memorandum of Association or the Articles of Association of the Company, (ii) violate or be in conflict with any Israeli laws which to our knowledge are applicable to the Company, or (iii) to our knowledge, violate or contravene any judgment, writ, decree, injunction or order of any Israeli court, or any arbitrator or governmental agency or authority, having jurisdiction over the Company or its properties or by which the Company may be bound.

4. No consents, approvals or authorizations of or filings with any governmental authority of the State of Israel are required or necessary on the part of the Company in connection with the execution, delivery and performance at the Closing by the Company of the Transaction Documents, except for such consents, approvals, authorizations or filings which have been obtained, waived or made prior to the date hereof.

5. We have no knowledge of any private or governmental action, suit, claim, arbitration pending before any agency, court or tribunal, foreign or domestic, against the Company or any of its properties or any of its officers or directors (in their capacities as such), and to our knowledge there is no judgment, decree or order against the Company or any of its properties or any of its officers or directors (in their capacities as such) that could prevent, enjoin or materially alter or delay any of the transactions contemplated by the Purchase Agreement or the other Transaction Documents nor are we aware of any litigation pending, or threatened in writing, against the Company by reason of the current activities of the Company or the past employment relationships of its officers, directors or employees.

6. Based on our review of the minute books, register of members and other records of the Company, immediately prior to the consummation of the transactions contemplated by the Purchase Agreement the registered share capital of the Company consists of no preferred shares and of 3,800,000 ordinary shares, par value NIS 0.01 per share (the "Ordinary Shares") of which 1,906,512 are issued and outstanding as of the date hereof, all of which have been validly issued and are fully paid and, based on the Company's Registrar of Members, are held of record by the Shareholders named in Schedule I to the Purchase Agreement.

      The opinions set forth herein are: (i) strictly confined to Israeli laws as the same are in force on the date hereof and to Israeli matters, and no opinion is expressed as to the effect or implication of any other law; (ii) subject to any limitation that may be imposed by applicable bankruptcy, insolvency, fraudulent conveyance, composition, reorganization, moratorium or other similar laws affecting creditors' rights and remedies generally and by the application by a court of equitable principles (regardless of whether enforcement is sought in a proceedings in equity or at law); and (iii) are further qualified by any limitations imposed by general principles of equity, good faith, fair dealing, minority oppression, commercial reasonableness or upon the availability of equitable remedies or the enforcement of provisions of any documents referred to herein.

      This opinion is furnished to you solely for your benefit in connection with the consummation of the Closing and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express prior written permission.




                                    Very truly yours,


                                    Zellermayer, Pelossof, Advocates

                    [Zellermayer, Pelossof, Adv. letterhead]


                                          October 12, 2000


LivePerson, Inc.
462 Seventh Avenue, 10th Floor
New York, New York 10018
U.S.A.

      Re:   HUMANCLICK LTD.

Ladies and Gentlemen:

We have acted as Special Israeli counsel to _________, all Israeli corporations (the "Shareholders"), in connection with the sale of the outstanding capital stock of HumanClick Ltd. (the "Company"), pursuant to the Stock Purchase Agreement dated as of October 12, 2000 between LivePerson, Inc., a Delaware corporation (the "Purchaser"), the Company and the shareholders of the Company including the Shareholders (such agreement, the "Purchase Agreement"). This opinion is being rendered to you pursuant to Section 7.02(e) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the same meaning given to such terms in the Purchase Agreement.

      In so acting, and as a basis for the opinions herein set forth, we have examined original, photocopied, facsimile copies or electronically transmitted versions of only the Purchase Agreement, including all schedules and exhibits thereto, and the other Transaction Documents, the currently in effect Memorandum and Articles of Association of the Shareholders, certified corporate resolutions and shareholders register provided to us by the Shareholders and certificates of public officials which we have deemed relevant for the purpose of this opinion (the "Documents"). We have assumed the due authorization, execution and delivery of each of the Purchase Agreement and the other Transaction Documents by all parties thereto (other than the Shareholders) and that each such agreement constitutes the legal, valid and binding obligation of each such party, enforceable against it in accordance with its terms. We have further assumed, without investigation, the legal capacity of natural persons, actual compliance of all parties with their covenants and agreements and with all relevant laws, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted, facsimile or electronically transmitted to us as copies and that such documents as examined by us are true, complete and correct, are in full force and effect and have not been amended, rescinded, supplemented or otherwise modified. As to various questions of fact relevant to the opinions expressed herein, we have relied exclusively upon and assumed the completeness and accuracy of, without any independent investigation or verification, the Documents and the representations, warranties and other statements of fact by the parties thereto as contained therein, assuming, without verification, that such are accurate and complete and that there are no other records or facts that may be relevant to our opinions except as set forth therein. With your permission, all other assumptions and statements of reliance as indicated herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated in this opinion, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

      Our opinions are limited to Israeli Laws and regulations. With regard to the opinions expressed in Articles (2) below, our opinions are limited to a review of only those Israeli laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement solely on the basis of the description of such matters in the materials mentioned above. Our opinions specifically exclude any aspect of intellectual property laws and private international law.

      We do not opine as to the laws of all jurisdictions other than the State of Israel as the same are in force on the date hereof, such opinions being based on current law, therefore there can be no assurance that the views expressed in such opinions will be accepted by the relevant administrative or judicial authorities. We do not express any opinion herein concerning any legal conclusions derived from any law as to which we otherwise do not express any opinion herein. We assume no obligation to update this opinion or to advise you of any events that occur subsequent to the date of this opinion.

      As used in this opinion, any use of the term "knowledge" or similar language means that, after an examination of documents made available by the Shareholders to attorneys of this firm in the course of their handling the legal affairs of the Shareholders, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect.

      For purposes of this opinion, we are assuming that each party to the Purchase Agreement and the other Transaction Documents (other than the Shareholders) has all requisite power and authority and (where applicable) has taken any and all necessary corporate or partnership action, to execute and deliver the Purchase Agreement and the other Transaction Documents, and that each party has entered into the Purchase Agreement and other Transaction Documents for value, in good faith and without notice of any adverse fact.

      Based on and subject to the foregoing and the other reservations set forth herein, we are of the opinion that:

      1. Each Shareholder has full right, power and authority to enter into and to perform its obligations under the Transaction Documents to which it is a party; the execution and delivery of each such Transaction Document by each Shareholder has been duly authorized by such Shareholder, and each such Transaction Document has been duly executed by or on behalf of such Shareholders.

      2. To our knowledge, no consent, approval, authorization or order of or qualification with any court, government or governmental agency in Israel is necessary in connection with the consummation by the Shareholders of the transactions contemplated in the Transaction Documents.

      3. To our knowledge without making independent investigation and based solely on search of the computerized system of the Registrar of Companies, there are no liens or encumbrances over the Company Shares to be sold by the Shareholders under the Stock Purchase Agreement.

      The opinions set forth herein are: (i) strictly confined to Israeli laws as the same are in force on the date hereof and to Israeli matters, and no opinion is expressed as to the effect or implication of any other law; (ii) subject to any limitation that may be imposed by applicable bankruptcy, insolvency, fraudulent conveyance, composition, reorganization, moratorium or other similar laws affecting creditors' rights and remedies generally and by the application by a court of equitable principles (regardless of whether enforcement is sought in a proceedings in equity or at law); and (iii) are further qualified by any limitations imposed by general principles of equity, good faith, fair dealing, minority oppression, commercial reasonableness or upon the availability of equitable remedies or the enforcement of provisions of any documents referred to herein.

      This opinion is furnished to you solely for your benefit in connection with the consummation of the Closing and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express prior written permission.




                                    Very truly yours,


                                    Zellermayer, Pelossof, Advocates

                                                                     EXHIBIT C-2

                         [Parker Chapin LLP Letterhead]

                                    October 12, 2000

LivePerson, Inc.
462 Seventh Avenue, 10th Floor
New York, New York 10018

            RE:   STOCK PURCHASE AGREEMENT DATED AS OF OCTOBER 12, 2000

Ladies and Gentlemen:

            We have acted as U.S. counsel to HumanClick, Ltd., a private company organized under the laws of the State of Israel (the "COMPANY"), in connection with the purchase by LivePerson, Inc., a Delaware corporation (the "BUYER"), of all of the outstanding capital stock of the Company pursuant to a certain Stock Purchase Agreement dated as of October 12, 2000 between the Buyer, the Company and the shareholders of the Company named in Schedule I thereto (the "SHAREHOLDERS") (such agreement, the "PURCHASE AGREEMENT"). Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as are ascribed to such terms in the Purchase Agreement.

            This opinion letter is provided to you at the request of the Company and the Shareholders in satisfaction of the condition set forth in Section 7.02(e) of the Purchase Agreement. In addition, we have examined originals or copies of: (i) the Purchase Agreement; (ii) a certain Escrow Agreement dated as of October 12, 2000 between the Buyer, the Company, First Union National Bank (as Escrow Agent) and Eitan Ron (as Shareholders' Agent); (iii) a certain Repurchase Option Agreement dated as of October 12, 2000 between the Buyer, Eitan Ron and Tal Goldberg; and (iv) originals or copies of such corporate resolutions of the Company as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. The documents listed as items (i) through (iii) above are referred to herein as the "Transaction Documents".

            In connection with the opinions expressed herein, we have made such examination of law as we deemed necessary. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of such copies.

            In rendering the opinions set forth herein, we have also assumed:
(A) that the Transaction Documents have been duly and validly executed and delivered by or on behalf of each party thereto other than the Company and the Shareholders, that each party to the

Transaction Documents other than the Company and the Shareholders has the power to enter into and to perform its obligations thereunder and that the Transaction Documents constitute legal, valid, binding and enforceable obligations of each such party; and (B) that the representations and warranties made in the Transaction Documents by the parties thereto other than the Company and the Shareholders are true and correct.

            Whenever a statement herein is qualified by the expressions "known to us," "to our knowledge," "we are not aware," or a similar phrase or expression with respect to our knowledge of matters of fact, it is intended to mean that our knowledge is based upon the records, documents, instruments and certificates described above and the current actual knowledge of those attorneys within this Firm who have given substantive attention to the transactions contemplated by the Transaction Documents, or who are presently involved in substantive legal representation of the Company (but not including any constructive or imputed notice of any information) and that we have not otherwise undertaken any independent investigations for the purpose of rendering this opinion letter. Please be advised that the Company is also represented by other attorneys and that we do not represent the Company with respect to all matters.

            We express no opinion with respect to the Purchase Agreement or any of the other Transaction Documents, or any right, power, privilege, remedy or interest intended to be created thereunder, insofar as: (a) any of the rights, powers, privileges, remedies and interests of a party thereunder may be limited
(i) by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other laws affecting any rights, powers, privileges, remedies and interests of creditors generally, (ii) by rules or principles of equity affecting the enforcement of obligations generally, whether at law, in equity or otherwise, or
(iii) by the exercise of the discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable or other remedies, including, without limitation, specific performance, injunctive relief and indemnification; (b) the rights, powers, privileges, remedies and interests of any party under the Purchase Agreement and the other Transaction Documents or under applicable law as may be exercised or otherwise enforced in bad faith or a commercially unreasonable manner; and (c) any term or provision of the Purchase Agreement or any of the other Transaction Documents which purportedly permits a party to exercise or otherwise enforce powers and privileges and pursue rights and remedies in a manner impermissible under or otherwise inconsistent with applicable law or public policy, from time to time in effect.

            We express no opinion with respect to any provision of the Purchase Agreement or any of the other Transaction Documents: (a) that purports to make a choice of law of any jurisdiction as the law governing such document; (b) that purports to designate a specific forum or venue in which disputes between the parties are to be resolved; (c) by which a party purports to accept jurisdiction of any court or forum; or (d) that restricts a party from competing or soliciting customers or employees.

            In rendering the opinions set forth in numbered Paragraph 5 below, we have assumed that each of the Shareholders which is a natural person has the legal capacity to enter into the Purchase Agreement and the Transaction Documents (although we have no knowledge of any facts that would lead us to believe any Shareholder does not have such legal capacity) and with respect to each of the Shareholders who are entities, with your permission we have relied on the opinion of Zellermayer, Pelossof, Adv. (a copy of which is attached hereto as EXHIBIT A) as to such Shareholder's right, power and authority to enter into the Purchase Agreement and the Transaction Documents.

            Our opinions in clause (ii) of paragraph 2 below and in paragraph 3 below are limited to laws and regulations normally applicable to transactions of the type contemplated in the Transaction Documents and do not extend to licenses, permits and approvals necessary for the conduct of the Company's business. In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any land use, environmental or similar law, any state or federal antitrust law or any local law. Further, we express no opinion as to the effect of or compliance with any state or federal laws or regulations applicable to the transactions contemplated by the Transaction Documents because of the nature of the business of any party thereto other than the Company.

            This opinion letter relates solely to the laws of the State of New York and the applicable federal laws of the United States and we express no opinion with respect to the effect or applicability of the laws of other jurisdictions. Members of our firm are admitted to the Bar in the State of New York.

            Based upon and subject to the foregoing, we are of the opinion that:

            1. Assuming the due authorization, execution and delivery of the Transaction Documents by the parties thereto including the Company, each of the Transaction Documents to which the Company is a party constitutes a legal, valid and binding obligation of the Company enforceable by the Buyer against the Company in accordance with its respective terms.

            2. Neither the execution or delivery by the Company of the Transaction Documents to which it is a party, nor the consummation by the Company at the Closing of the transactions contemplated thereby, will (i) violate or be in conflict with any United States federal or New York law that to our knowledge is applicable to the Company or (ii) violate or contravene any judgment, decree, injunction or order known to us of any United States federal or New York court or any arbitrator or governmental agency or authority, having jurisdiction over the Company or its properties or by which the Company may be bound.

            3. No consents, approvals or authorizations of or filings with any governmental authority of the State of New York or the United States are required or necessary on the part of the Company in connection with the execution, delivery and performance at the Closing by the Company of the Transaction Documents, except for such consents, approvals, authorizations or filings which have been obtained, waived or made prior to the date hereof, and we are not aware of any proceedings, or any threat of any proceedings, that question the validity thereof.

            4. We are not aware of any private or governmental action, suit, proceeding, claim, arbitration or investigation pending, or threatened in writing, before any agency, court or tribunal against the Company or any judgment, decree or order in each case that questions the validity of the Transaction Documents.

            5. Each of the Transaction Documents to which the Shareholders are a party constitutes the valid and binding agreement of each such Shareholder, enforceable in accordance with its terms, except insofar as the indemnification provisions contained therein may be limited by applicable law.

                  This opinion letter is rendered as of the date hereof and is limited to the matters stated herein and no opinion is inferred or may be implied beyond the matters expressly stated. This opinion letter is delivered solely to you pursuant to the terms of the Purchase Agreement, and it may not be delivered to, or relied upon by, any other person without the prior written consent of this firm. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.


                                    Very truly yours,


                                    PARKER CHAPIN LLP

                                                                       EXHIBIT E


                           REPURCHASE OPTION AGREEMENT


      THIS AGREEMENT is made this 12th day of October 2000, between LivePerson, Inc., a Delaware corporation (the "Company"), Eitan Ron and Tal Goldberg (each a "Founder" and together, the "Founders"), and First Union National Bank, as Escrow Agent (the "Escrow Agent").

      WHEREAS, reference is made to the Stock Purchase Agreement, dated as of the date hereof, by and among the Company, HumanClick Ltd. ("HumanClick") and the shareholders listed on the signature pages thereto (the "Shareholders") (the "Purchase Agreement"), pursuant to which the shareholders, including the Founders, have agreed to exchange their shares of HumanClick for shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), of which 2,085,732 shares of Common Stock will be acquired by the Founders (the Founders' Stock);

      WHEREAS, the execution and delivery of this Agreement is a condition precedent to the transactions contemplated by the Purchase Agreement; and

      WHEREAS, the parties hereto desire to agree upon the terms upon which the Founders' Stock may be repurchased by the Company in the event a Founder's employment with HumanClick is terminated.

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

      1.    REPURCHASE OPTION.

            (a) In the event of (i) the voluntary termination which is not Good Reason termination, or (ii) involuntary termination for Cause, of a Founder's employment with or services to HumanClick, the Company shall have, upon the date of such termination (as reasonably fixed and determined by the Company), an irrevocable, exclusive option ("Repurchase Option") for a period of ninety (90) days (subject to Section 1(d) hereof) from such date to repurchase, at a price equal to the lower of (i) the average closing price for a share of the Company's Common Stock as quoted on the Nasdaq Stock Market for the 30 trading days following the date of such termination (the "Market Price") and (ii) seven dollars ($7.00) per share, all or any portion of such Founders' Stock that are Unreleased Founders' Stock (as hereinafter defined). The Company may exercise its Repurchase Option by giving written notice to the applicable Founder (with a copy to the Escrow Agent) and, at the option of the Company, (i) by delivering to such Founder a check in the amount of the repurchase price for the Founders' Stock being repurchased, or (ii) by canceling such of the applicable Founder's indebtedness to the Company equal to the repurchase price for the Founders' Stock being repurchased, or (iii) a combination of (i) and (ii) equal to the repurchase price for the Founders' Stock being repurchased. Upon delivery of such notice and payment of the repurchase price, the Company shall become the legal and beneficial owner of the Founders' Stock being repurchased (and all rights and interests therein or relating thereto) and shall have the right to retain and transfer to its own name the number of shares of Founders' Stock being repurchased.

            (b) Whenever the Company shall have the right to repurchase Founders' Stock hereunder, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations to exercise all or a part of the Repurchase Option and purchase all or a part of such Founders' Stock.

            (c) Notwithstanding the provisions of Section 1(a) hereunder, in the event of (a) the sale of all or substantially all of the assets of the Company, or (b) the consummation of a consolidation or a merger in which the Company is not the surviving entity (other than a consolidation or merger in which the shareholders of the Company immediately before the consolidation or merger hold, immediately after the consolidation or merger, securities representing more than 50% of the voting power and equity of the surviving entity) (such events, a "Change-in-Control Event"), the Repurchase Option shall be exercisable by the Company or its successors and assigns at a per share price equal to the higher of: (i) the per share price paid in such transaction, and (ii) the lower of (x) the Market Price and (y) seven dollars ($7.00) per share.

            (d) Notwithstanding the provisions of Section 1(a) hereunder, in the event of the (i) voluntary termination which is not for Good Reason, or (ii) involuntary termination for Cause, of a Founder's employment with or services to HumanClick, prior to the Termination Date (as that term is defined in that certain Escrow Agreement, dated of even date hereof, by and among the Company, HumanClick Ltd., First Union National Bank (as Escrow Agent), and Eitan Ron (as Shareholders' Agent) (the "Escrow Agreement")), then the Repurchase Option period for any Unreleased Founders' Stock that has been held in escrow pursuant to the Escrow Agreement shall end on the later of three business days after (x) the date on which a Founder's shares are first released pursuant to Section 5(b) of the Escrow Agreement (the "Release Date") or (y) the date after the Release Date on which there are no shares subject to Outstanding Claim Notices under the Escrow Agreement or (z) the date that is 30 days after the date of such termination.

      2.    RELEASE OF SHARES FROM REPURCHASE OPTION.

            (a) Seventy-five percent (75%) of each Founders' Stock shall be subject to the Company's Repurchase Option as of the Closing Date (as defined in the Purchase Agreement) (the "Vesting Start Date"); provided that it is understood that such portion of each Founders' Stock shall be inclusive of the shares held in escrow pursuant to the Escrow Agreement. The Founders' Stock subject to the Repurchase Option of each Founder shall be released from the Company's Repurchase Option as follows: (i) the portion (if any) of each Founder's shares subject to the Escrow Agreement which have not been released to Indemnified Parties in satisfaction of Damages shall be released from the Company's Repurchase Option at the first anniversary of the Vesting Start Date; and (ii) one-third of the shares of such Founder's Founders' Stock subject to the Repurchase Option shall be released from the Company's Repurchase Option at the second and third anniversary of the Vesting Start Date (respectively), provided that in each case the applicable Founder's employment by or services to HumanClick has not been terminated voluntarily (excluding voluntary termination for Good Reason) or for

Cause prior to the date of any such release and the Company has not exercised its Repurchase Option pursuant to Section 1 hereunder. On the termination of the employment of a Founder by HumanClick not for Cause or in case of termination due to death or disability or by the Founder for Good Reason, all Unreleased Founders' Stock held by such Founder shall be immediately released from the Company's Repurchase Option and shall be delivered to such Founder.

            (b) Any of the shares of Founders' Stock which have not yet been released from the Company's Repurchase Option are referred to herein as "Unreleased Founders' Stock." Unreleased Founders' Stock shall be deemed to exclude any shares released to any Indemnified Party or subject to Claim Notices on the Release Date under the Escrow Agreement; provided that if any shares subject to a Claim Notice on the Release Date are to be subsequently released to the Founders (or a trustee) pursuant to the Escrow Agreement, such released shares shall then be deemed to be Unreleased Founders' Stock until released from the Company's Repurchase Option pursuant to the terms of this Agreement and with joint written direction provided to the Escrow Agent executed by both parties in the form attached hereto as EXHIBIT A.

            (c) The shares of Founders' Stock which have been released from the Company's Repurchase Option shall be delivered to an Israeli trustee, the identity of which shall be delivered to the Company and the Escrow Agent within 30 days of the date hereof (the "Israeli Trustee"), for the benefit of the applicable Founder at such Founder's request.

            (d) Employment with HumanClick constitutes at-will employment. This Agreement shall not confer upon any Founder any right with respect to continuation of employment by HumanClick, nor shall it interfere with or affect in any manner the right or power of HumanClick, or a parent or subsidiary of HumanClick, to terminate any Founder's employment at any time or for any reason, with or without Cause. For purposes of this Agreement, "Cause" and "Good Reason" shall have the meaning attributed to such term in such Founder's Employment Agreement (as defined in the Purchase Agreement).

      3. RESTRICTION ON TRANSFER. Except for the escrow described in Section 4 or transfer of the Unreleased Founders' Stock to the Company or its assignees contemplated by this Agreement, none of the shares of Unreleased Founders' Stock or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the release of such Founders' Stock from the Repurchase Option in accordance with the provisions of this Agreement.

4.    ESCROW OF SHARES.

            (a) The Founders' Stock subject to the Repurchase Option shall be held by the Escrow Agent, along with stock assignments executed by each Founder in blank, until the expiration of the Company's option to repurchase such Founders' Stock as set forth above. The fees of the Escrow Agent shall be paid by the Company.

            (b) The Escrow Agent is hereby directed to permit transfer of the Founders' Stock only in accordance with this Agreement or instructions signed by both parties. In the event further instructions are desired by the Escrow Agent, the Escrow Agent shall be entitled to rely upon directions executed by a majority of the authorized number of the Company's Board of

Directors. The Escrow Agent shall have no liability for any act or omission hereunder while acting in good faith in the exercise of the Escrow Agent's own judgment. In the event the Escrow Agent is directed to transfer the Founders' Stock to the Founders, the Escrow Agent shall transfer such shares to the Israeli Trustee for the benefit of the applicable Founder with the joint written direction executed by both parties in the form attached hereto as EXHIBIT A.

            (c) If the Company or any assignee exercises its Repurchase Option hereunder, the Escrow Agent, upon receipt of written notice of such option exercise from the proposed transferee and a written evidence that the amounts due for the shares have been paid to the Founder, shall take all steps necessary to accomplish such transfer.

            (d) When the Repurchase Option has been exercised or expires unexercised or a portion of the Founders' Stock has been released from such Repurchase Option, upon the applicable Founder's request the Escrow Agent shall promptly cause a new certificate to be issued for such released Founders' Stock and shall deliver such certificate to the Israeli Trustee for the benefit of the applicable Founder with the joint written direction executed by both parties in the form attached hereto as EXHIBIT A.

            (e) Subject to the terms hereof, the applicable Founder shall have all the rights of a shareholder with respect to such Founders' Stock subject to the Repurchase Option while they are held in escrow, including without limitation, the right to vote the shares of Founders' Stock subject to the Repurchase Option and receive any cash dividends declared thereon. If, from time to time during the term of the Company's Repurchase Option, there is (i) any stock dividend, stock split or other change in the Founders' Stock subject to the Repurchase Option, or (ii) any merger or sale of all or substantially all of the assets of or other acquisition of the Company, any and all new, substituted or additional securities to which each Founder is entitled by reason of the Purchaser's ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Agent and included thereafter as "Founders' Stock subject to the Repurchase Option" for purposes of this Agreement and the Company's Repurchase Option.

      5. GENERAL TERMS AND STANDARDS REGARDING THE ESCROW AGENT. Notwithstanding any terms of this Agreement to the contrary, each term of this Agreement, including without limitation each of the stated duties and responsibilities of the Escrow Agent set forth herein, shall be subject to the following terms and conditions:

            (a) The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth in this Agreement (and the duty to exercise reasonable care in the physical safekeeping of any property held in escrow hereunder), and no implied duties, responsibilities or obligations shall be read into this Agreement against the Escrow Agent. Without limiting the generality of the foregoing, the Escrow Agent shall have no duty to take action to preserve or exercise rights in any property held by it hereunder (including, without limitation, against prior parties or otherwise).

            (b) The Escrow Agent shall not be subject to, bound by, charged with notice of or be required to comply with or interpret any agreement or document (including without limitation the Purchase Agreement) between or among the interested parties (whether or not reference to any such other agreement or documents is expressed herein) other than this Agreement.

            (c) The Escrow Agent shall in no instance be under any duty to give any property held by it hereunder any greater degree of care than it gives its own similar property. The Escrow Agent shall not be required to invest any funds held hereunder, and shall not be obligated to pay interest on uninvested funds. All amounts received by the Escrow Agent (and any credits to the Escrow Account) shall be conditional upon collection (and actual receipt by the Escrow Agent of final payment). In no event shall the Escrow Agent have any obligation to advance funds.

            (d) The Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction, statement, request, waiver, order, judgement, certification, consent, receipt or other paper or document furnished to it (not only as to genuineness, but also as to its due execution and validity, the genuineness of signatures appearing thereon and as to the truth and accuracy of any information therein contained), which it in good faith believes to be genuine and signed or presented by the proper person.

            (e) Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it or any of its directors, officers or employees, or for any mistake of fact or law, or for anything which it, or any of its directors, officers or employees, may do or refrain from doing in connection with or in the administration of this Agreement, unless and except to the extent the same constitutes gross negligence, bad faith or willful misconduct on the part of the Escrow Agent. In no event shall the Escrow Agent be liable for any indirect, punitive, special or consequential damages, or any amount in excess of the value of the Unreleased Founders' Stock (as of the date of the action or omission giving rise to liability).

            (f) The Escrow Agent shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer charged with responsibility for administering this Agreement or unless in writing received by the Escrow Agent and making specific reference to this Agreement.

            (g) No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds, or to take any legal or other action hereunder which might in its judgement involve it in, or require it to incur in connection with the performance of its duties hereunder, any expense or any financial liability unless it shall be furnished with indemnification acceptable to it.

            (h) Any permissive right of the Escrow Agent to take any action hereunder shall not be construed as duty.

            (i) All indemnifications contained in this Agreement shall survive the resignation or removal of the Escrow Agent, and shall survive the termination of this Agreement.

            (j) The Escrow Agent is not responsible for the recitals appearing in this Agreement. The recitals shall be deemed to be statements of the interested parties to this Agreement.

            (k) The Escrow Agent has no responsibility for the sufficiency of this Agreement for any purpose. Without limiting the foregoing, if any security interest is referred to herein, the

Escrow Agent shall have no responsibility for, and makes no representation or warranty as to, the creation, attachment or perfection of any such security interest or the sufficiency of this Agreement therefor.

            (l) Nothing in this Agreement shall obligate the Escrow Agent to qualify to do business or act in any jurisdiction in which it is not presently qualified to do business, or be deemed to impose upon the Escrow Agent the duties of a trustee. The duties of the Escrow Agent under this Agreement are strictly ministerial in nature.

            (m) In no event shall the Escrow Agent have any liability for any failure or inability of any of the interested parties to perform or observe his or its duties under the Agreement, or by reason of a breach of this Agreement by either of the interested parties. In no event shall the Escrow Agent be obligated to take any action against any of the interested parties to compel performance hereunder.

            (n) The Escrow Agent shall in no instance be obligated to commence, prosecute or defend any legal proceedings in connection herewith. The Escrow Agent shall be authorized and entitled, however, in any instance to commence, prosecute or defend any legal proceedings in connection herewith, including without limitation any proceeding it may deem necessary to resolve any matter or dispute, to obtain a necessary declaration of rights, or to appoint a successor upon resignation (and after failure by the interested parties to appoint a successor, as provided in Section 10).

            (o) Whenever the terms hereof call for any notice, payment or other action on a day which is not a business day, such payment or action may be taken, or such notice given, as the case may be, on the next succeeding business day. As used herein, "business day" shall mean any day other than a Saturday or Sunday, or any other day on which the Escrow Agent is closed for business.

            (p) In the event of any ambiguity or uncertainty under this Agreement, or in any notice, instruction, or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its reasonable discretion, refrain from taking action, and may retain the Unreleased Founders' Stock, until and unless it receives written instruction signed by all interested parties, or a decision by a court of competent jurisdiction which eliminates such uncertainty or ambiguity.

            (q) If at any time Escrow Agent is served with any judicial or administrative order, judgement, decree, writ or other form of judicial administrative process which in any way relates to or affects the Unreleased Founders' Stock (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the Unreleased Founders' Stock), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel reasonably deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgement, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the Parties hereto or to any other person or entity notwithstanding that though such order, judgement, decree, writ or process may be subsequently modified, annulled, set aside, vacated, found to have been without proper jurisdiction, or otherwise determined to have been without legal force or effect.

            (r) The Escrow Agent shall have no liability for the actions or omissions of any transfer agent, book-entry depository, nominee, correspondent, subagent or subcustodian, except to the extent that such action or omission of any transfer agent, book-entry depository, nominee, correspondent, subagent or subcustodian was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct.

            (s) The parties understand that the Unreleased Founders' Stock is not subject to an effective registration statement at the time of this Agreement, and that the Escrow Agent shall not be responsible for fluctuations in the market in connection with any transfer of the shares.

      6.    INDEMNIFICATION.

            (a) GENERAL. Each of the Founders (jointly and severally as a group) and the Company, jointly and severally, hereby covenant and agree to indemnify the Escrow Agent for, and to defend and hold harmless the Escrow Agent from and against, any and every loss, liability, damage, claim, cost and expense of any nature incurred or suffered by the Escrow Agent and arising out of or in connection with this Agreement or the administration of this Agreement or the performance or observance by the Escrow Agent of its responsibilities or services under this Agreement (including but not limited to reasonable attorneys fees and other costs and expenses of defending or preparing to defend against any claim or liability), unless and except to the extent such loss, liability, damage, cost or expense shall be caused by the Escrow Agent's own willful misconduct, bad faith or gross negligence..

            (b) TAX-RELATED MATTERS. Each of the Founders (jointly and severally as a group) and the Company, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to this Agreement, and, without limiting the generality of Section 6(a) above, hereby agree to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any payment or other activities under this Agreement. The Company and each of the Founders undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Each of the Founders (severally as a group) and the Company, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction of or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties. The interested parties shall each promptly provide Escrow Agent with appropriate IRS Forms W-9 for taxpayer identification number certifications, or Forms W-8 for nonresident alien certifications in connection with any payments to be made to them.

      7. LEGENDS. The share certificate(s) evidencing the Founders' Stock issued hereunder shall be endorsed with the following legends:

            (a) Any legend required to be placed thereon pursuant to the Purchase Agreement.

            (b) THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A REPURCHASE AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

            (c) Any legend required to be placed thereon by applicable state securities laws.

      8. ADJUSTMENT FOR STOCK SPLIT. All references to the number of shares of Founders' Stock and the purchase price of the shares of Founders' Stock in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Founders' Stock that may be made by the Company after the date of this Agreement.

      9. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the first business day following the date of transmittal of services via telecopy to the party to whom notice is to be given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or by an internationally recognized courier service, and properly addressed as follows (or at such other address for a party as shall be specified by like notice):

            To the Company at:      LivePerson, Inc.
                                    462 Seventh Avenue
                                    New York, New York  10018
                                    Attention:  Timothy E. Bixby

            With a copy to:         Brobeck, Phleger & Harrison LLP
                                    1633 Broadway, 47th Floor
                                    New York, NY  10019
                                    Attention:  Brian Margolis, Esq.
                                    Telecopy No.:  (212) 586-7878

            To the Founders:        Eitan Ron
                                    c/o HumanClick Ltd.
                                    P.O. Box 193
                                    Bnei Zion, Israel 60910
                                    Telecopier:  (972) 9-741-2311

            With a copy to:         Zellermayer, Pelossof, Adv.
                                    Europe House
                                    37 Shaul Hamelech
                                    Tel Aviv, Israel 64928
                                    Attention:  Guy Even Ezra, Esq.
                                    Telecopier:  (972) 3-695-2884

            To Escrow Agent at:     First Union National Bank
                                    One World Trade Center, 47th Floor
                                    New York, NY 10048
                                    Attention: Corporate Trust Group

      Notwithstanding anything herein to the contrary, any party may give any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth. Copies of any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy given to the Escrow Agent by either party, shall be delivered to the other party as soon thereafter as practicable.

      10. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties, not less than 60 days prior to the date when such resignation shall take effect. The Company may appoint a successor Escrow Agent with the consent of the Founders, which shall not be unreasonably withheld. If, within such notice period, the Company provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Unreleased Founders' Stock then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Unreleased Founders' Stock to such designated successor. If no successor is so appointed, the Escrow Agent may apply to a court of competent jurisdiction for such appointment.

      11.   GENERAL PROVISIONS.

            (a) This Agreement shall be governed by the internal laws of the State of New York without reference to such State's principles of conflicts of law. This Agreement and the Purchase Agreement (including all exhibits and schedules thereto) represent the entire agreement between the parties with respect to the issuance and sale of the Purchaser Shares (as defined in the Purchase Agreement) to the Shareholders, and may only be modified or amended in writing signed by all parties.

            (b) The rights and benefits of the Company under this Agreement shall be transferable to the Company's successor and assigns upon a Change-in-Control Event, or to any one or more persons or entities with the prior written consent of the Founders, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company's successors and assigns. The rights and obligations of the Founders under this Agreement may only be assigned with the prior written consent of the Company.

            (c) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

            (d) The Founders agree upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

            (e) The Founders understand that each of the Founders (and not the Company) shall be responsible for each Founder's own federal, state, local or foreign tax liability and any of the Founder's other tax consequences that may arise as a result of the transactions contemplated by this Agreement. The Founders shall rely solely on the determinations of the Founders' tax advisors or their own determinations, and not on any statements or representations by the Company or any of its agents, with regard to all such tax matters.

            (f) The Company undertakes to execute the joint written direction in the form attached hereto as EXHIBIT A whenever required pursuant to the terms of this Agreement.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

COMPANY                                  FOUNDERS

LivePerson, Inc.                         Eitan Ron
a Delaware corporation


By: __________________________________   _______________________________________
     (Signature)                         (Signature)

______________________________________   _______________________________________
(Print Name)                             (Print Name)

______________________________________
(Print Title if signing on behalf of
an entity)

ESCROW AGENT                             Tal Goldberg

First Union National Bank
                                         _______________________________________
                                         (Signature)

By:  ________________________________
     (Signature)                         _______________________________________
                                         (Print Name)

_____________________________________
(Print Name)

_____________________________________
(Print Title if signing on behalf of
an entity)

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


      FOR VALUE RECEIVED I, ___________, hereby sell, assign and transfer unto ____________________, ________________ (_________) shares of the Common Stock of
LivePerson, Inc. standing in my name of the books of said corporation represented by Certificate No. __________ herewith and do hereby irrevocably constitute and appoint __________________________ attorney to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.


Dated:______________________________      Signature:____________________________






























INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its "Repurchase Option" set forth in the Agreement without requiring additional signatures on the part of the Purchaser.

                                    EXHIBIT A





[Date]

First Union National Bank
One World Trade Center, 47th Floor
New York, NY 10048

RE:   First Union National Bank as Escrow Agent for LivePerson, Inc. (the
            "Company") and Eitan Ron and Tal Goldberg (each, a "Founder") Repurchase Option Agreement dated October 12, 2000 (the "Agreement")

First Union National Bank, as Escrow Agent, is hereby authorized to release to [Israeli Trustee], [Number of Shares], pursuant to Section _____ of the Agreement. The Company and the Founder signing below agree to said release.

Shares should be delivered to the [Israeli Trustee] in accordance with Section ___ of the Agreement.


By: LivePerson, Inc.                            By: [Founder]

__________________________________        ______________________________
[Name]                                    [Name]
Authorized Representative                 Authorized Representative

__________________________________        ______________________________
Title                                     Title

                                                                       EXHIBIT G

                  [Brobeck, Phleger & Harrison LLP letterhead]

                                October 12, 2000




HumanClick Ltd.
33 Bnei Zion
Israel 60910

Ladies and Gentlemen:

            We have acted as counsel for LivePerson, Inc., a Delaware corporation (the "Buyer"), in connection with its purchase of all of the outstanding capital stock of HumanClick Ltd., a private company organized under the laws of the State of Israel (the "Seller"), pursuant to the Stock Purchase Agreement dated as of October 12, 2000 between the Buyer, the Seller and the shareholders of the Seller named in SCHEDULE I thereto (the "Shareholders") (such agreement, the "Purchase Agreement"). This opinion is being rendered to you pursuant to Section 7.03(c) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the same meaning given to such terms in the Purchase Agreement.

            In connection with the opinions expressed herein, we reviewed the following:

                  (i)   the Purchase Agreement;

                  (ii) the Escrow Agreement dated as of October 12, 2000 between the Buyer, the Seller, First Union National Bank (as Escrow Agent) and Eitan Ron (as Shareholders' Agent);

                  (iii) the Repurchase Option Agreement dated as of October 12,
                        2000 between the Buyer, Eitan Ron and Tal Goldberg;

                  (iv) The Certificate of Good Standing of the Company certified by the Secretary of State of the State of Delaware on October 11, 2000 (the "Delaware Certificate");

                  (v) The Certificates of Good Standing of the Company certified by the Secretary of State of the States of California and New York on October 11, 2000 (the "Out-of-State Certificates"); and

                  (vi) originals or copies of such corporate documents or records of the Buyer and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

The documents listed as items (i) though (iii) above are referred to herein as the "Transaction Documents").

            In connection with the opinions expressed herein we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Buyer pursuant to the Purchase Agreement and upon certificates and statements of government officials and of officers of the Buyer. We have assumed for the purposes of this opinion letter the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

            In rendering this opinion letter we have also assumed: (A) that the Transaction Documents have been duly and validly executed and delivered by or on behalf of each party thereto other than the Buyer, that each party to the Transaction Documents other than the Buyer has the power to enter into and perform its obligations thereunder and that the Transaction Documents constitute legal, valid, binding and enforceable obligations of each such party; (B) that the representations and warranties made in the Transaction Documents by the parties thereto other than the Buyer are true and correct; and (C) that each party to the Transaction Documents other than the Buyer has filed any required state franchise, income or similar tax returns and has paid any required state franchise, income or similar taxes.

            Whenever a statement herein is qualified by the expressions "known to us," "to our knowledge," "we are not aware" or a similar phrase or expression with respect to our knowledge of matters of fact, it is intended to mean that our knowledge is based upon the records, documents, instruments and certificates described above and the current actual knowledge of the attorneys in this Firm who have devoted substantive attention to the transactions contemplated by the Transaction Documents or who are presently involved in substantive legal representation of the Buyer (but not including any constructive or imputed notice of any information) and that we have not otherwise undertaken any independent investigations for the purpose of rendering this opinion. Specifically, but without limitation, we have not searched the dockets of any courts and we have made no inquiries of securities holders or employees of the Company, other than such officers.

            This opinion letter relates solely to the laws of the State of New York, the General Corporation Law of the State of Delaware, and applicable federal laws of the United States, and we express no opinion with respect to the effect or applicability of the laws of other jurisdictions.

            For purposes of the matters addressed in paragraph (1) below relating to the valid existence and good standing of the Company under the laws of Delaware, we have relied solely upon the Delaware Certificate. For purposes of the matters addressed in paragraph (1) below relating to the good standing, due qualification or similar status of the Company in California and New York, we have relied solely upon our review of the Out-of-State Certificates.

            Based upon and subject to the foregoing, and subject to the further assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

            1. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and the Buyer has the requisite corporate power and authority to own its properties and to conduct its business as, to our knowledge, it is presently conducted. The Buyer is qualified to do business as a foreign corporation in the States of California and New York.

            2. The Buyer has the requisite corporate power and authority to execute, deliver and perform the Purchase Agreement and the other Transaction Documents. Each of the Purchase Agreement and the other Transaction Documents has been duly and validly authorized by the Buyer, has been duly executed and delivered by an authorized officer of the Buyer and constitutes a legal, valid and binding obligation of the Buyer, enforceable by the Seller against the Buyer in accordance with its terms.

            3. Neither the execution or delivery by the Buyer of the Transaction Documents nor the consummation by the Buyer at the Closing of the transactions contemplated thereby will (i) violate any provision of the Certificate of Incorporation or Bylaws of the Buyer, (ii) violate or be in conflict with any federal, Delaware General Corporation Law or New York State law which to our knowledge is applicable to the Buyer, (iii) to our knowledge, violate or contravene any judgment, decree, injunction or order of any federal, Delaware corporate or New York State court, or any arbitrator or governmental agency or authority, having jurisdiction over the Buyer or its properties or by which the Buyer may be bound, or (iv) constitute a material breach of, or result in a material default under, any term or provision of any indenture, agreement or other instrument to which Buyer is a party or by which Buyer or any of its properties are bound and which has been filed by Buyer with the United States Securities and Exchange Commission.

            4. No consents, approvals or authorizations of or filings with any governmental authority operating under the laws of the United States, the Delaware General Corporation Law or New York State are required or necessary on the part of the Buyer in connection with the execution, delivery and performance at the Closing by the Buyer of the Transaction Documents, except for such consents, approvals, authorizations or filings which have been obtained, waived or made prior to the date hereof, and we are not aware of any proceedings, or any threat of any proceedings, that question the validity of the Transaction Documents.

            5. The shares of Purchaser Common Stock to be delivered in exchange for shares of Company Shares, when issued as contemplated by the Stock Purchase Agreement, (i) will be validly issued, fully paid and non-assessable, and (ii) will not be issued in violation of any statutory preemptive rights or, to our knowledge, similar contractual rights granted by Buyer.

            The foregoing opinions are subject to the following additional limitations, qualifications, assumptions and exceptions:

            A. The enforceability of the Buyer's obligations under the Transaction Documents may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; and (ii) general equitable principles (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing.

            B. We express no opinion as to provisions of the Transaction Documents purporting to establish an evidentiary standard or to authorize conclusive determinations by the Seller or any other person or allowing the Seller or any other person to make determinations in its sole discretion.

            C.    We also express no opinion as to:

                  (i) provisions of the Transaction Documents pursuant to which the Buyer agrees to make payments without set-off, defense or counterclaim;

                  (ii) provisions relating to indemnification, contribution or exculpation, to the extent any such provision is contrary to public policy or prohibited by law (including, without limitation, federal and state securities laws);

                  (iii) any provision providing for the exclusive jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum NON CONVENIENS, in connection with any litigation arising out of or pertaining to the Transaction Documents;

                  (iv) provisions purporting to waive either illegality as a defense to the performance of contract obligations or any other defense to such performance which cannot, as a matter of law, be effectively waived; (v) any provision permitting modification of the Transaction Documents only by means of an agreement in writing signed by the parties thereto; and

                  (vi) any provision requiring payment of attorneys' fees, except to the extent a court determines such fees to be reasonable.

            D. Our opinions in clause (ii) of paragraph 3 above and in paragraph 4 above are limited to laws and regulations normally applicable to transactions of the type contemplated in the Transaction Documents and do not extend to licenses, permits and approvals necessary for the conduct of the Buyer's business. In addition and without limiting the previous sentence, we express no opinion herein with respect to the effect of any land use, environmental or similar law, any state or federal antitrust law, any state or federal securities law or any local law. Further, we express no opinion as to the effect of or compliance with any state or federal laws or regulations applicable to the transactions contemplated by the Transaction Documents because of the nature of the business of any party thereto other than the Buyer.

            E. We also express no opinion as to Section 10.06 of the Purchase Agreement and similar provisions of the other Transaction Documents to the extent that they purport to exclude conflict of law principles under New York law.

            This opinion is rendered as of the date first written above solely for your benefit in connection with the Purchase Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Buyer. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                       Very truly yours,




                                       BROBECK, PHLEGER & HARRISON LLP

                                                                       EXHIBIT H


HUMANCLICK LTD.
ESOP
Options Granted:



         EMPLOYEE                     POSITION                 NUMBER OF OPTIONS GRANTED            EXCERSISE PRICE

Shalom Waiss                Consultant                                   1,300                           $0.00
Zvi Rosenman                Senior Developer/Consultant                  7,800                           $0.00
Audrey                      WebMarketing                                 5,300                           $0.77
Eyal Halahmi                VP R&D                                      26,700                           $0.77
Chaim Salomon               Customer support                             3,124                           $2.24
Zev Rubenstein              VP Business Dev.                            15,600                           $2.24
Ben Brenner                 Developer                                    3,512                           $0.77
Philippe Lang               WebMaster, WebMarketing                     20,092                           $2.24
Trevor Weick                IS /QA                                       1,756                           $2.24
Yael Kopelman               Office Administrator                         1,756                           $2.24
Michal Zuchman              Developer / QA                               3,512                           $2.24
Amir Zucker                  Developer                                   3,512                           $3.12
Uriah Av-Ron                Marketing Communications                     5,268                           $3.12
Joseph Mermelstein          Senior developer                             8,780                           $3.12
Hamutal Fridman             Developer                                    4,390                           $3.12
Amir Kalishov               DBA                                          5,268                           $3.12

-----------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                  117,670
-----------------------------------------------------------------------------------------------------------------------------


         EMPLOYEE             DATE OF GRANT                           VESTING

Shalom Waiss                     1-Aug-99                 1/6 Every month since grant date
Zvi Rosenman                     1-Aug-99                 1/6 Every month since grant date
Audrey                           1-Sep-99                               Std.
Eyal Halahmi                     1-Nov-99                               Std.
Chaim Salomon                    1-Dec-99                               Std.
Zev Rubenstein                   1-Dec-99                1/8 Every Quarter since grant date
Ben Brenner                      1-Jan-00                               Std.
Philippe Lang                    1-Feb-00                          Std. (3 year)
Trevor Weick                     1-Mar-00                               Std.
Yael Kopelman                    1-Mar-00                               Std.
Michal Zuchman                   1-Mar-00                               Std.
Amir Zucker                      1-Jul-00                               Std.
Uriah Av-Ron                     1-Jul-00                               Std.
Joseph Mermelstein               1-Aug-00                1/4 Every 6 month since grant date
Hamutal Fridman                  1-Sep-00                               Std.
Amir Kalishov                    1-Oct-00                               Std.

---------------------------------------------------------------------------------------------------
TOTAL
---------------------------------------------------------------------------------------------------

                                                                       EXHIBIT I

                                    EMPLOYEE
                             PROPRIETARY INFORMATION
                       AND INTELLECTUAL PROPERTY AGREEMENT



--------------------------------------------------
                  (name of employee)

--------------------------------------------------
                     (address)

--------------------------------------------------

            The following confirms an agreement between me and HumanClick LTD. (the "Company"), which is a material part of the consideration for my employment by the Company:

            1. I understand that the Company possesses and will possess Proprietary Information which is important to its or its clients' business. For purposes of this Agreement, "Proprietary Information" is all information, whether or not made verbally or in writing or other tangible form, that was or will be developed, created, or discovered by or on behalf of the Company or its clients, or which became or will become known by, or was or is conveyed to the Company or its clients, which has commercial value in the Company's or its clients' business. "Proprietary Information" includes, but is not limited to, trade secrets, ideas, methodologies, skills, knowledge, computer programs, computer codes, databases, database criteria, user profiles, algorithms, modules, scripts, features and modes of operation, designs, technology, ideas, know-how, processes, data, techniques, internal documentation, improvements, inventions (whether patentable or not), works of authorship, technical, business, financial, client, marketing, and product development plans, forecasts, the salaries and terms of compensation of other employees, client and supplier lists, contacts at or knowledge of clients or prospective clients of the Company, and other information concerning the Company's or its clients' actual or anticipated products or services, business, research or development, or any information which is received in confidence by or for the Company from any other person. I understand that my employment creates a relationship of confidence and trust between me and the Company with respect to Proprietary Information.

            2. I understand that the Company possesses or will possess "Company Materials" which are important to its or its clients' business. For purposes of this Agreement, "Company Materials" are documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company or its clients, whether such documents have been prepared by me or by others. "Company Materials" include, but are not limited to, computers, computer software, computer disks, tapes, printouts, source, HTML and other code, flowcharts, schematics, designs, graphics, drawings, photographs, charts, graphs, notebooks, customer lists, sound recordings, other tangible or intangible manifestation of content, and all other documents whether printed, typewritten, handwritten, electronic, or stored on computer disks, tapes, hard drives, or any other tangible medium, as well as samples, prototypes, models, products and the like.

            3. In consideration of my employment by the Company and the compensation received by me from the Company from time to time, I hereby agree as follows:

                  a. All Proprietary Information and all title, patents, patent rights, copyrights, trade secret rights, and other intellectual property and rights anywhere in the world (collectively "Rights") in connection therewith shall be the sole property of the Company. I hereby assign to the Company any Rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of an officer of the Company. During the term of this Agreement and thereafter, I shall not disclose to any third party the terms and conditions of my employment by the Company, except to close family members, legal, tax, and accounting professionals who require the information to provide services to me, or as required by law.

                  b. All Company Materials shall be the sole property of the Company. I agree that during my employment by the Company, I will not deliver any Company Materials to any person or entity outside the Company, except as I am required to do in connection with performing the duties of my employment. I further agree that, immediately upon the termination of my employment by me or by the Company for any reason, or during my employment if so requested by the Company, I will return all Company Materials, apparatus, equipment and any other physical property of the Company, or any reproduction of such property, excepting only (i) my personal copies of records relating to my compensation; and (ii) my copy of this Agreement. I shall also provide any information, such as passwords or codes, necessary to allow the Company to fully utilize its property.

                  c. I will promptly disclose in writing to my immediate supervisor, with a copy to the President or Chief Executive Officer of the Company, or to any persons designated by the Company, all "Developments" (which term includes, without limitation, any work of authorship, discovery, improvement, invention, design, graphic, source, HTML and other code, trade secret, technology, algorithms, computer program, audio, video or other files or content, idea, design, process, technique, know-how and data, whether or not patentable or copyrightable), made, conceived, reduced to practice, developed or discovered by me, either alone or jointly with others, during the term of my employment and occurring in the course of or arising from the performance of my work under this Agreement. I will also disclose to the President or the Chief Executive Officer of the Company Developments conceived, reduced to practice, or developed by me within six (6) months after the termination of my employment with the Company; such disclosures shall be received by the Company in confidence (to the extent they are not assigned in Section 3(d) below) and do not extend the assignment made in Section 3(d) below. I will not disclose Developments covered by Section 3.d. to any person outside the Company unless I am requested to do so by management personnel of the Company.

                  d. I agree that all Developments which I make, conceive, reduce to practice discover or develop (in whole or in part, either alone or jointly with others) during my employment and occurring in the course of or arising from the performance of my work under this Agreement shall be the sole property of the Company. Unless the Company decides otherwise, the Company shall be the sole owner of all Rights in connection therewith. All copyright-protected Developments are and at all times shall remain "work made for hire". I hereby assign to the Company any and all of my Rights to any Developments, absolutely and forever, throughout the world and for the full term of each and every such Right, including renewal or extension of any such term.

                  e. I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense, in evidencing, perfecting, obtaining, maintaining, defending and enforcing Rights and/or my assignment with respect to such Developments in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by me.

                  f. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent. I will confirm any such waivers and consents from time to time as requested by the Company.

                  g. I have attached hereto a complete list of all existing Developments to which I claim ownership as of the date of this Agreement and that I desire to specifically clarify are not subject to this Agreement, and I acknowledge and agree that such list is complete. If no such list is attached to this Agreement, I represent that I have no such Developments at the time of signing this Agreement.

                  h. During the term of my employment and for one (1) year thereafter, I will not encourage or solicit any employee or consultant of the Company to leave the Company for any reason. However, this obligation shall not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

                  i. I agree that during my employment with the Company and for a period of one (1) year thereafter (the "Non-Competition Period"), I will not, as an employee, officer, director, shareholder (other than an owner of 1% or less of the outstanding shares of any publicly-traded company), consultant, partner or in any other capacity, engage in any employment, business, or activity that is in any way competitive with the Business of the Company, and I will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the Business of the Company. Similarly, during the Non-Competition Period, I will not solicit any clients of the Company, on my own behalf or on behalf of any third party, in connection with any goods or services that are competitive with the Business of the Company. "Business of the Company" shall be defined to mean any goods or services offered by the Company to clients, or planned by the Company to be offered to clients. The provisions of this paragraph shall apply both during normal working hours and at all other times including, but not limited to, nights, weekends and vacation time, while I am employed by the Company, as well as to the entire Non-Competition Period.

                  j. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith or in conflict with my employment with the Company. I also understand that I am prohibited from using or disclosing, in the course of my employment with the Company, any proprietary information, trade secrets, or tangible property of any other person or company, including prior employers, without the express authority to do so.

                  k. I represent that any and all Developments that I may create under this Agreement will be original and shall not defame Company, its other employees, officers, directors, consultants or agents or any third party or constitute a violation of the rights of privacy of Company's other employees or any third party.

            4. I agree that this Agreement is not an employment contract and that I have the right to resign and the Company has the right to terminate my employment at any time, for any reason, with or without cause, subject to the provisions of any written employment agreement between the Company and me.

            5. I agree that this Agreement does not purport to set forth all of the terms and conditions of my employment, and that as an employee of the Company I have obligations to the Company which are not set forth in this Agreement.

            6. I agree that my obligations under paragraphs 3(a) through 3(f) and paragraph 3(h) of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine.

            7. I agree that any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Israel without regard to the conflict of laws provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable Israeli law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms.

            8. This Agreement shall be effective as of the date I execute this Agreement and shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

            9. This Agreement can only be modified by a subsequent written agreement executed by the President or Chief Executive Officer of the Company.

                  I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY THE COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.



Dated: ___________, 20__                  ______________________________________
                                          Signature

                                          Name of
                                          Employee:_____________________________
                                                      (please print name)


Accepted and Agreed to:

HUMANCLICK LTD.

Signature:__________________________

Name:_______________________________

Title:______________________________

                                  ATTACHMENT A



HumanClick Ltd.
[address]



Ladies and Gentlemen:

            1. The following is a complete list of Developments relevant to the subject matter of my employment by HUMANCLICK LTD. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company that I desire to clarify are not subject to the Company's Employee Proprietary Information and Intellectual Property Agreement.

_____       No Developments

_____       See below:






_____       Additional sheets attached


            2. I propose to bring to my employment the following materials and documents of a former employer:

_____       No materials or documents

_____       See below:





                                    Signature:__________________________________

                                     Name of
                                    Employee:___________________________________
                                                      (please print name)

                                                                       EXHIBIT J


                               SERVICES AGREEMENT


____________________________________________
     (name of independent contractor)


____________________________________________
                 (address)


____________________________________________



            The following confirms the agreement between (the "Contractor") and HumanClick Ltd. (the "Company"), with respect to consulting services to the
Company:

            1. Contractor understands that the Company possesses and will possess Proprietary Information which is important to its business. For purposes of this Agreement, "Proprietary Information" is all information, whether or not made verbally or in writing or any other tangible form, that was or will be developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company (including, without limitation, "Results" as defined below), which has commercial value in the Company's or clients' business. "Proprietary Information" of Company or its clients includes, but is not limited to, Company's software, data and solutions, trade secrets, ideas, methodologies, skills, knowledge, computer programs, computer codes, databases, algorithms, modules, scripts, features and modes of operation, designs, technology, ideas, know-how, processes, data, techniques, internal documentation, improvements, inventions (whether or not patentable), works of authorship, technical, business, financial, customer, marketing, and product development plans and forecasts, the salaries and terms of compensation of other employees, client lists and contacts at or knowledge of clients or prospective clients of the Company, existing or potential strategic partnerships, and other information concerning the Company's actual or anticipated technology, business, research or development, or any information which is received in confidence by or for the Company from any other person. Contractor understands that there will be a relationship of confidence between Contractor and Company with respect to Proprietary Information.

            2. Contractor understands that the Company possesses or will possess "Company Materials" which are important to its business. For purposes of this Agreement, "Company Materials" are documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company or Clients, whether such documents have been prepared by Contractor or by others. "Company Materials" include, but are not limited to, computer software, source code, HTML and other code, databases, flowcharts, schematics, designs, graphics, drawings, banners, photographs, charts, graphs, notebooks, client lists, and all other documents whether printed, typewritten, handwritten, electronic or stored on computer disks, tapes, hard drives, or any other tangible medium, as well as prototypes, models, and the like.

            3. In consideration of the mutual covenants and agreements hereafter set forth, the parties agree as follows:

                  a. The term of this Agreement shall commence on the date hereof and shall continue for three (3) years thereafter, unless earlier terminated pursuant to Section 4 of this Agreement.

                  b. Contractor agrees to render the requested services and duties as the Company may from time to time prescribe (collectively "Services"). Contractor also agrees to submit to the Company, in written form or other tangible form, any deliverables or results of Contractor's work under this Agreement ("Results," including, without limitation, all Developments referred to in paragraph 3.f. below) and all documentation of work performed under this Agreement in a timely manner. Contractor shall report directly to the __________ of the Company and shall provide his/her services in accordance with the instructions of the ____________, and with such reasonable instructions given to him/her by any other officer of the Company.

                  c. In consideration for the Services, Contractor shall receive ______________________.

                  d. All Proprietary Information and all title, patents, patent rights, copyrights, trade secret rights, SUI GENENIS database rights and other intellectual and industrial property rights of any sort anywhere in the world (collectively "Rights") in connection therewith shall be the sole property of the Company. Contractor hereby assigns to the Company any Rights Contractor may have or acquire in such Proprietary Information. At all times, both during the term of this Agreement and after its termination, Contractor will keep in confidence and trust and will not use or disclose any Proprietary Information or anything related to it without the prior written consent of an officer of the Company. Contractor acknowledges that any disclosure or unauthorized use of Proprietary Information will constitute a material breach of this Agreement and cause substantial harm to the Company for which damages would not be a fully adequate remedy and, therefore, in the event of any such breach, in addition to other available remedies, the Company shall have the right to obtain injunctive relief.

                  e. All Company Materials shall be the sole property of the Company. Contractor agrees that during the term of this Agreement, Contractor will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any person or entity outside the Company, except as required to do in connection with performance of the Services under this Agreement. Contractor further agrees that, immediately upon the Company's request and in any event upon completion of the Services, Contractor shall deliver to the Company all Company Materials, any document or media which contains Results, apparatus, equipment and other physical property or any reproduction of such property, excepting only Contractor's copy of this Agreement. At all times before or after completion of the Services, the Company shall have the right to examine the Results and any materials relating thereto to ensure Contractor's compliance with the provisions of this Agreement.

                  f. Contractor will promptly disclose in writing to the President of the Company, or to any persons designated by the Company, all "Developments" (which term includes, without limitation, works of authorship, discoveries, improvements, inventions, designs, graphics, source code, HTML and other code, trade secrets, technology, algorithms, computer programs, ideas, processes, techniques, know-how, methods of doing business and data, whether or not patentable), made, conceived, reduced to practice, developed or discovered by Contractor, either alone or jointly with others, during the term of this Agreement and occurring in the course of or arising from the performance of the work of Contractor under this Agreement. Contractor shall also disclose to the Chief Executive Officer of the Company all Developments conceived, reduced to practice or developed by Contractor within six (6) months of the termination of this Agreement that relate to any Proprietary Information of Company. Such disclosures shall be received by Company in confidence (to the extent that they are not assigned in (g) below) and do not extend the assignment made in (g) below.

                  g. Contractor agrees that all Developments which Contractor makes, conceives, reduces to practice, develops or discovers (in whole or in part, either alone or jointly with others) during the term of this Agreement and occurring in the course of or arising from the performance of the work of Contractor under this Agreement in connection with the Services or which relate to any Proprietary Information shall be the sole property of the Company. All Developments that are copyright works will be "works made for hire" to the extent allowed by law, and to the extent that such copyright works cannot qualify as "works made for hire" as a matter of law, such copyright works shall be covered by the assignment in the next sentence. Contractor agrees to assign and hereby assigns to the Company any and all Rights to all Developments and the Company shall be the sole owner of all Rights in connection with all Developments.

                  h. Contractor agrees to perform, during and after the term of this Agreement, all acts deemed necessary or desirable by the Company to permit and assist it in evidencing, perfecting, obtaining, maintaining, defending and enforcing Rights and/or Contractor's assignment with respect to such Developments in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. Contractor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as Contractor's agents and attorneys-in-fact to act for and on behalf and instead of Contractor, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by Contractor.

                  i. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, Contractor hereby waives such Moral Rights and consents to any action of the Company that would violate such Moral Rights in the absence of such consent. Contractor will confirm any such waivers and consents from time to time as requested by the Company.

                  j. Consultant will not, during the term of this Agreement, or for one (1) year thereafter, induce or attempt to induce any person who, at the time of such inducement, is or was, during the prior six (6) month period, an employee of the Company or the Company's subsidiaries, to perform work or services for any other person or entity other than the Company or its subsidiaries.

                  k. Consultant will not, during the term of this Agreement and for a period of one (1) year thereafter, induce or attempt to induce any client of the Company to cease doing business with the Company, or solicit any such client of the Company on behalf of any individual or entity other than the Company for services of the same or similar type as those provided by the Company to the client. "Client" shall be defined as any individual or entity for whom the Company has performed services during the six (6) month period prior to the termination of this Agreement.

                  l. Contractor agrees that during the term of this Agreement, Contractor will not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of the Company, and Contractor will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company.

                  m. Contractor represents that performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Contractor in confidence or in trust prior to the execution of this Agreement. Contractor has not entered into, and Contractor agrees not to enter into, any agreement either written or oral that conflicts or might conflict with Contractor's performance of the Services under this Agreement.

                  n. Contractor represents that any and all Developments that it will create under this Agreement will be original and shall not defame Company, its employees, officers, directors, Contractors or agents or any third party or constitute a violation of the rights of privacy of Company's employees or any third party.

                  o. If any Rights or Developments assigned hereunder or any Results are based on, or incorporate, or are improvements or derivatives of, or cannot be reasonably made, used, reproduced and distributed without using or violating technology or Rights owned or licensed by Contractor and not assigned hereunder, Contractor hereby grants the Company a perpetual, worldwide royalty-free, non-exclusive sublicensable right and license to exploit and exercise all such technology and Rights in support of the Company's exercise or exploitation of any Results or assigned Rights or Developments (including any modifications, improvements and derivatives thereof).

                  p. Contractor represents that, other than the Developments, if any, disclosed to the Company in writing that Contractor claims to have developed independent of this Agreement, Contractor does not own any Developments that relate in any way to the Services.

            4. Contractor agrees that this Agreement may be terminated by either the Company or the Contractor at any time, for any reason, with or without cause, by giving written notice to the other party; termination to be effective upon the other party's receipt of notice.

            5. Nothing herein contained shall be deemed to create an agency, joint venture, partnership or franchise relationship between parties hereto. Consultant acknowledges that he/she is an independent contractor, is not an agent or employee of the Company, is not entitled to any Company employment rights or benefits and is not authorized to act on behalf of the Company. Consultant shall be solely responsible for any and all tax obligations of Consultant, including but not limited to, all city, state and federal income taxes, social security withholding tax and other self employment tax incurred by Consultant. The Company shall not dictate the work hours of Consultant during the term of this Agreement. Subject to paragraph 3(l) of this Agreement, Consultant shall perform the Services on a non-exclusive basis and shall be free to accept other engagements during the term of this Agreement. The parties hereby acknowledge and agree that the Company shall have no right to control the manner, means, or method by which Consultant performs the Services. Rather, the Company shall be entitled only to direct Consultant with respect to the elements of the Services and the results to be derived by the Company, to inform Consultant as to where and by when the Services shall be performed, and to review and assess the performance of the Services by Consultant for the limited purposes of assuring that the Services have been performed and confirming that such results were satisfactory. The Company shall be entitled to exercise broad general power of supervision and control over the results of work performed by Consultant's personnel to ensure satisfactory performance, including the right to inspect, the right to stop work, the right to make suggestions or recommendations as to the details of the work, and the right to propose modifications to the work.

            6. Contractor has no authority to act on behalf of or to enter into any contract, incur any liability or make any representation on behalf of the Company.

            7. Contractor's performance under this Agreement shall be conducted with due diligence and in full compliance with the highest professional standards of practice in the industry. Contractor shall comply with all applicable laws and Company safety rules in the course of performing the Services. If Contractor's work requires a license, Contractor has obtained that license and the license is in full force and effect.

            8. Contractor will indemnify and hold Company harmless, and will defend Company against any and all loss, liability, damage, claims, demands or suits and related costs and expenses to persons or property that arise, directly or indirectly, from (i) infringement of any patents, copyrights or other Rights of third parties by any of the Results of Contractor, (ii) acts or omissions of Contractor, (iii) an alleged failure by Contractor to satisfy its tax or withholding obligations, or (iv) breach of any term or condition of this Agreement by Contractor.

            9. Contractor agrees that all obligations under paragraphs 3.d. through 3.k., paragraph 3.o., and Sections 5 and 8 of this Agreement shall continue in effect after termination of this Agreement, and that the Company is entitled to communicate Contractor's obligations under this Agreement to any future client or potential client of Contractor.

            10. Contractor agrees that any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of Israel without regard to the conflict of laws provisions thereof. Contractor further agrees that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable Israel law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required and the balance of the Agreement shall be interpreted as if such portion(s) were so limited or excluded and shall be enforceable in accordance with its terms.

            11. This Agreement shall be binding upon Contractor, and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, and personal representatives; PROVIDED, HOWEVER, that it shall not be assignable by Contractor.

            12. This Agreement contains the entire understanding of the parties regarding its subject matter and can only be modified by a subsequent written agreement executed by the President of the Company.

            13. All notices required or given herewith shall be addressed to the Company or Contractor at the designated addresses shown below by registered mail, special delivery, or by certified courier service:

                  a.    To Company:

                        HumanClick Ltd.
                        33 Bnei Zion
                        Israel 60910
                        Attention: Chief Executive Officer

                  b.    To Contractor:

                        The address first appearing above.

            14. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which the party may be entitled.

            CONTRACTOR HAS READ THIS AGREEMENT CAREFULLY AND UNDERSTANDS AND ACCEPTS THE OBLIGATIONS WHICH IT IMPOSES UPON CONTRACTOR WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO CONTRACTOR TO INDUCE CONTRACTOR TO SIGN THIS AGREEMENT. CONTRACTOR SIGNS THIS AGREEMENT VOLUNTARILY AND FREELY.



Dated: _________, 20__



HUMANCLICK LTD.                          CONTRACTOR



Signature:__________________________     _______________________________________
                                         Signature

                                         Name of
Name:_______________________________     Contractor:____________________________
                                                       (please print name)

                                         Name and Title
Title:______________________________     (If a Corporation):____________________